EXECUTION COPY

OPERATING AND MAINTENANCE AGREEMENT

by and among

WISCONSIN ELECTRIC POWER COMPANY,

MADISON GAS AND ELECTRIC COMPANY, AND

WISCONSIN PUBLIC POWER INC.,

AS LESSEE/OWNER PARTIES

AND

WISCONSIN ELECTRIC POWER COMPANY, AS OPERATING AGENT

FOR THE

ELM ROAD GENERATING STATION UNIT 1

Dated as of December 17, 2004

ARTICLE I RULES OF INTERPRETATIONS; DEFINITIONS

2

SECTION 1.1

RULES OF INTERPRETATION.

2

SECTION 1.2

DEFINITIONS.

3

ARTICLE II OPERATING AGENT

13

SECTION 2.1

APPOINTMENT OF OPERATING AGENT.

13

SECTION 2.2

OPERATING AGENT’S DUTIES AND RESPONSIBILITIES.

14

SECTION 2.3

EMERGENCIES.

17

SECTION 2.4

CONTRACTS.

17

SECTION 2.5

STANDARDS OF CONDUCT GOVERNING OPERATING AGENT’S ACTIONS.

18

SECTION 2.6

COOPERATION WITH OPERATING AGENT.

19

SECTION 2.7

CHANGE OF OPERATING AGENT.

19

ARTICLE III OPERATING COMMITTEE

21

SECTION 3.1

ESTABLISHMENT AND NATURE OF OPERATING COMMITTEE.

21

SECTION 3.2

SCOPE OF OPERATING COMMITTEE’S REVIEW AND ADVICE.

23

SECTION 3.3

OPERATING COMMITTEE’S AUTHORITY FOR CERTAIN DECISIONS.

24

SECTION 3.4

SINGLE OPERATING COMMITTEE FOR UNIT 1, UNIT 2 AND COMMON FACILITIES

28

ARTICLE IV PROVISION AND USE OF INFORMATION

28

SECTION 4.1

OPERATING AGENT TO PROVIDE RELEVANT INFORMATION.

28

SECTION 4.2

SPECIFIC INFORMATION REQUIREMENTS.

29

SECTION 4.3

PARTIES’ RIGHTS OF ACCESS.

30

SECTION 4.4

AUDITS.

30

ARTICLE V TRANSITION

32

SECTION 5.1

CONTROL DURING AND AFTER TRANSITION PERIOD.

32

SECTION 5.2

DOCUMENTS AND AGREEMENTS.

32

SECTION 5.3

COOPERATION.

32

SECTION 5.4

COSTS INCURRED BY OPERATING AGENT DURING TRANSITION PERIOD.

32

SECTION 5.5

TESTING AND INITIAL START-UP.

33

SECTION 5.6

CALEDONIA PAYMENTS.

33

ARTICLE VI OPERATIONS AND SCHEDULING

33

SECTION 6.1

COMMERCIAL OPERATION.

33

SECTION 6.2

AUXILIARY SERVICES.

33

SECTION 6.3

OPERATION BEYOND NET GENERATING CAPABILITY.

33

SECTION 6.4

ALLOCATION OF CAPACITY.

34

SECTION 6.5

MINIMUM SCHEDULE OBLIGATIONS.

34

SECTION 6.6

GENERATION CONTROL.

34

SECTION 6.7

OPERATING EMERGENCIES.

36

SECTION 6.8

COORDINATION OF MAINTENANCE.

36

SECTION 6.9

METERING.

37

ARTICLE VII COMMON FACILITIES

38

ARTICLE VIII FUEL PROCUREMENT AND DELIVERY

38

SECTION 8.1

COAL SUPPLIES.

38

SECTION 8.2

COAL HANDLING SERVICES.

44

SECTION 8.3

OTHER FUEL SUPPLIES.

44

SECTION 8.4

AFFILIATE CONTRACTS.

44

SECTION 8.5

INFORMATION REGARDING COAL DELIVERED TO THE UNIT.

44

SECTION 8.6

INFORMATION REGARDING COAL DELIVERED TO OTHER WEPCO UNITS.

45

SECTION 8.7

AUDIT RIGHTS REGARDING FUEL-RELATED CONTRACTS.

46

SECTION 8.8

CONFIDENTIALITY.

47

TABLE OF CONTENTS

ARTICLE IX ALLOCATION OF CAPITAL COSTS AND OPERATING COSTS

47

SECTION 9.1

GENERAL PRINCIPLES.

47

SECTION 9.2

COMPUTATION OF THE OPERATING AGENT’S LABOR COSTS.

49

SECTION 9.3

COSTS UNIQUE TO OR ORIGINATING AT ELM ROAD UNIT 1.

50

SECTION 9.4

COSTS ALLOCATED FROM THE COMMON FACILITIES O&M AGREEMENT.

50

SECTION 9.5

COSTS UNIQUE TO WEPCO’S FOSSIL FUEL GENERATING FACILITIES.

51

SECTION 9.6

COSTS RELATING TO WEPCO’S AND WISCONSIN GAS COMPANY’S UTILITY OPERATIONS.

51

SECTION 9.7

OTHER SUPPORT COSTS.

51

SECTION 9.8

MISCELLANEOUS.

52

SECTION 9.9

REIMBURSEMENT RESPONSIBILITY.

53

ARTICLE X PAYMENTS AND BILLINGS

54

SECTION 10.1

BILLING PROCEDURES.

54

SECTION 10.2

OPERATING DEPOSIT.

54

SECTION 10.3

COAL COSTS.

54

SECTION 10.4

EXTRAORDINARY COSTS AND REVENUES.

55

SECTION 10.5

PAYMENT IN EVENT OF DISPUTE.

55

SECTION 10.6

ANNUAL TRUE-UPS.

55

SECTION 10.7

FINAL ACCOUNTING.

55

SECTION 10.8

AUDIT ADJUSTMENTS.

56

ARTICLE XI TAXES

56

ARTICLE XII CLEAN AIR ACT EMISSION ALLOWANCE REQUIREMENTS

56

SECTION 12.1

ANNUAL ALLOWANCE REQUIREMENT, INITIAL SHARE, AND ALLOWANCE CONTRIBUTION.

56

SECTION 12.2

INITIAL FUNDING OF ELM ROAD UNIT 1 ALLOWANCE ACCOUNT.

57

SECTION 12.3

QUARTERLY ADJUSTMENT OF ALLOWANCE HOLDINGS.

57

SECTION 12.4

ANNUAL ADJUSTMENT OF ALLOWANCE CONTRIBUTION.

57

SECTION 12.5

ANNUAL CONTRIBUTION OF THIRD YEAR ALLOWANCES.

58

SECTION 12.6

ADJUSTMENT OF ANNUAL ALLOWANCE REQUIREMENT.

58

SECTION 12.7

EXCESS ALLOWANCES.

58

SECTION 12.8

ACQUISITION OF ALLOWANCES BY OPERATING AGENT; REIMBURSEMENT OF COSTS.

58

SECTION 12.9

PROCEDURES FOR TRANSFERRING ALLOWANCES; COMPLIANCE USE DATES.

59

SECTION 12.10

RESTRICTIONS ON ALLOWANCE TRANSFERS TO COVER EXCESS EMISSIONS.

59

SECTION 12.11

NEW/FUTURE REGULATORY REQUIREMENTS.

59

ARTICLE XIII INSURANCE

59

SECTION 13.1

OPERATING AGENT’S DUTY TO PROVIDE INSURANCE COVERAGE.

59

SECTION 13.2

INSPECTIONS.

60

SECTION 13.3

CONTRACTORS’ INSURANCE.

60

ARTICLE XIV LOSSES, INTERCONNECTION, AND TRANSMISSION

60

SECTION 14.1

LOSSES.

60

SECTION 14.2

INTERCONNECTION.

60

SECTION 14.3

TRANSMISSION SERVICE.

61

ARTICLE XV DAMAGE TO FACILITY

61

SECTION 15.1

ALLOCATION OF LOSS PROCEEDS.

61

SECTION 15.2

EVENT OF TOTAL LOSS.

61

SECTION 15.3

EVENT OF LOSS.

62

ARTICLE XVI INDEMNIFICATION AND LIABILITY

62

SECTION 16.1

GENERAL INDEMNITY.

62

SECTION 16.2

INDEMNIFICATION FOR REGULATORY PENALTIES.

63

SECTION 16.3

LIABILITY AMONG THE PARTIES.

63

TABLE OF CONTENTS

SECTION 16.4

COOPERATION REGARDING CLAIMS.

64

SECTION 16.5

SURVIVAL OF PROVISIONS.

64

ARTICLE XVII ASSIGNMENTS AND DELEGATIONS

64

SECTION 17.1

SUCCESSORS AND ASSIGNS.

64

SECTION 17.2

ASSIGNMENT BY OPERATING AGENT.

64

SECTION 17.3

ASSIGNMENT BY LESSEE/OWNER PARTIES.

65

ARTICLE XVIII DEFAULT AND REMEDIES

65

SECTION 18.1

EVENTS OF DEFAULT.

65

SECTION 18.2

EFFECT OF DEFAULT.

66

ARTICLE XIX FORCE MAJEURE

66

SECTION 19.1

EFFECT OF FORCE MAJEURE.

66

SECTION 19.2

DEFINITION OF FORCE MAJEURE.

67

SECTION 19.3

NOTICE OF FORCE MAJEURE.

67

ARTICLE XX DISPUTE RESOLUTION

67

SECTION 20.1

EXCLUSIVE PROCEDURE.

67

SECTION 20.2

DISPUTE NOTICES.

67

SECTION 20.3

INFORMAL RESOLUTION OF DISPUTES.

68

SECTION 20.4

RESOLUTION OF NON-TECHNICAL DISPUTES.

68

SECTION 20.5

RESOLUTION OF TECHNICAL DISPUTES.

68

SECTION 20.6

BINDING ARBITRATION OF TECHNICAL DISPUTES.

69

SECTION 20.7

ENFORCEMENT OF ARBITRAL AWARD.

70

SECTION 20.8

FEES AND EXPENSES.

70

SECTION 20.9

CONTINUED PERFORMANCE.

70

SECTION 20.10

SURVIVAL.

70

ARTICLE XXI REPRESENTATIONS AND WARRANTIES

70

ARTICLE XXII CONFIDENTIALITY

72

SECTION 22.1

NON-DISCLOSURE OBLIGATIONS.

72

SECTION 22.2

LAW.

73

ARTICLE XXIII TERM

73

ARTICLE XXIV MISCELLANEOUS

73

SECTION 24.1

APPLICABLE LAW.

73

SECTION 24.2

JURY TRIAL.

73

SECTION 24.3

NOTICES.

74

SECTION 24.4

COUNTERPARTS.

75

SECTION 24.5

SEVERABILITY.

75

SECTION 24.6

THIRD-PARTY BENEFICIARIES.

75

SECTION 24.7

ENTIRE AGREEMENT.

75

SECTION 24.8

SCHEDULES.

75

SECTION 24.9

NO JOINT VENTURE.

75

SECTION 24.10

AMENDMENTS AND WAIVERS.

75

SECTION 24.11

SURVIVAL.

76

SECTION 24.12

FURTHER ASSURANCES.

76

SECTION 24.13

INTERPRETATION NECESSITATED BY CERTAIN FUTURE MGE OR WPPI ELECTIONS.

76

SECTION 24.14

CERTIFICATIONS AND OPINIONS OF COUNSEL.

76

SCHEDULES

Schedule 1.1

Examples of Interest Calculation

Schedule 3.1

Initial Operating Committee Members

Schedule 8.1

Allocation of Coal Consumption

Schedule 9.1

FERC Accounts

Schedule 9.2

Productive Labor Rate

Schedule 9.3

Costs Unique to Elm Road Unit 1

Schedule 9.4

Costs Allocated from the Common Facilities O&M Agreement

Schedule 9.5

Costs Unique to WEPCO’s Fossil Fuel Generating Facilities

Schedule 9.6

Costs Unique to WEPCO’s Utility Operations

Schedule 9.7

Other Support Costs

Schedule 20.3

Form of Agreement to Arbitrate Technical Disputes

Schedule 24.14

Legal Opinion Matters

ELM ROAD GENERATING STATION UNIT 1
OPERATING AND MAINTENANCE AGREEMENT

This ELM ROAD GENERATING STATION UNIT 1 OPERATING AND MAINTENANCE AGREEMENT (this “Agreement”), dated as of December 17, 2004, is by and among WISCONSIN ELECTRIC POWER COMPANY, a Wisconsin corporation, in its capacity as a Lessee/Owner Party (“WEPCO”), MADISON GAS AND ELECTRIC COMPANY, a Wisconsin corporation (“MGE”), WISCONSIN PUBLIC POWER INCORPORATED, a municipal electric company organized under the laws of Wisconsin (“WPPI”), and WISCONSIN ELECTRIC POWER COMPANY, a Wisconsin corporation, in its capacity as Operating Agent (the “Operating Agent”).  Each of WEPCO (in either of its capacities), MGE and WPPI may be hereinafter referred to as a “Party” and collectively two or more of them may be referred to as “Parties.”

WITNESSETH

WHEREAS, WEPCO owns the Oak Creek/Elm Road Site in the Counties of Milwaukee and Racine, Wisconsin, on which WEPCO currently owns and operates four coal-based electric generating units and one gas-based electric generating unit and related facilities and on which ERGS, a subsidiary of WEC, currently plans to develop a two-unit coal-based generating station pursuant to or consistent with the order of the Public Service Commission of Wisconsin (“PSCW”); and

WHEREAS, WEPCO has agreed to lease a portion of the Land to ERGS, pursuant to a Ground Lease, dated as of November 9, 2004, and WEPCO has entered into an Easement and Indemnification Agreement with MGE Power and WPPI dated as of the date hereof, granting to MGE Power and WPPI certain property rights related to the ownership and siting of the Unit at the Elm Road Site;

WHEREAS, ERGS, MGE Power and WPPI have entered or are, simultaneously with this Agreement, entering into the Elm Road I Ownership Agreement pursuant to which MGE Power and WPPI may elect to become co-owners of Unit 1 of the Elm Road Generating Station, which will consist of a supercritical, pulverized-coal-based electric generating facility with a net nominal capacity of approximately 615 MW, to be constructed at the Elm Road Site and is anticipated to achieve commercial operations in 2009;

WHEREAS, ERGS, MGE Power and WPPI have entered or are, simultaneously with this Agreement, entering into the New Common Facilities Ownership Agreement which will govern the ownership of the New Common Facilities after the Lease Effective Date;

WHEREAS, the Parties hereto have entered or are, simultaneously with this Agreement, entering into the Elm Road Generating Station Common Facilities Operating & Maintenance Agreement which will govern the operation of the Common Facilities;

WHEREAS, upon completion of construction of Elm Road Unit 1 and satisfaction of certain other conditions, ERGS will lease its interest to WEPCO under a long-term facility lease dated as of November 9, 2004, and MGE Power will, if it elects to become a co-owner of the

Unit, lease its interest to MGE under a long-term facility lease in the form approved by the PSCW;

WHEREAS, the Parties desire to set forth their agreements and understandings regarding the operation and maintenance of Elm Road Unit 1, and the rights of WEPCO, MGE and WPPI, as lessees or owners, to receive the energy production and related ancillary services and the revenues generated by the sale of byproducts associated with their respective undivided interests in Elm Road Unit 1, as well as other matters; and

WHEREAS, the Parties desire to appoint WEPCO as Operating Agent for Elm Road Unit 1 and to set forth the terms upon which the Operating Agent will, among other things, operate and maintain Elm Road Unit 1, procure fuel, and perform related activities.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

RULES OF INTERPRETATIONS; DEFINITIONS

SECTION 1.1

Rules of Interpretation.

(a)

In this Agreement, unless a clear contrary intention is apparent from the context:

(i)

the singular includes the plural and vice versa;

(ii)

references to a person shall include such person’s successors and assigns; provided, however, that with respect to a Party and its rights and obligations under this Agreement, references to a Party shall only include such Party’s successors and assigns if such successors and assigns are permitted by this Agreement; provided, further, references to a person in a particular capacity excludes such person in any other capacity or individually;

(iii)

references to any gender include the other genders;

(iv)

references to any agreement (including this Agreement), document or instrument mean such agreement, document or instrument as amended or modified from time to time in accordance with the terms, conditions and provisions thereof;

(v)

references to any Law mean such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or re-enactment of such section or other provision;

(vi)

references to the Preamble or to any Article, Section, Appendix, or Schedule mean the Preamble hereto or such Article or Section hereof or Appendix or Schedule hereto;

(vii)

“hereunder”, “hereof”, “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(viii)

“including” (and other correlative meanings such as “include”) means including any listed examples but without limiting the generality of any description preceding such term; and

(ix)

with respect to any rights and obligations of the Parties, all such rights and obligations shall be construed to the extent permitted by applicable Law.

(b)

Computation of Time Periods.  For purposes of computation of periods of time under this Agreement, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

(c)

Accounting Terms and Determinations.  Unless otherwise specified in this Agreement, all terms of an accounting character used herein shall be interpreted, all accounting determinations required to be made hereunder shall be made, and any financial statements required to be delivered hereunder shall be prepared, in accordance with Accounting Practices.

(d)

Legal Representation of the Parties.  This Agreement was negotiated by the Parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against a person drafting the contract provisions shall not apply to any construction or interpretation thereof.

(e)

Headings.  Section headings and the table of contents used in this Agreement (including the Schedules hereto) are for convenience of reference only and shall not affect the construction of this Agreement.

(f)

Coordination With Other Agreements.  If there is any conflict between this Agreement and any of the other Elm Road 1 Documents, this Agreement and the Elm Road 1 Document(s) shall be interpreted and construed, if possible, so as to avoid or minimize such conflict.  Notwithstanding anything else to the contrary in this Agreement, the Operating Agent shall not be required to administer the provisions of any Project Agreement to the extent that doing so would cause it to violate an express provision of the WEPCO Facility Lease.

SECTION 1.2

Definitions.

Capitalized terms used herein and in the Schedules hereto shall have the meanings ascribed to such terms below.

“Acceptable Credit” shall mean, with respect to any person, except as provided in the next sentence, a rating of its senior long-term unsecured debt of BBB or better by Standard & Poor’s

Ratings Group or Baa2 or better by Moody’s Investor Service.  In the case of a municipal electric company or other political subdivision, “Acceptable Credit” shall mean a rating of its senior long-term debt, which debt is not secured by any tangible assets, of BBB or better by Standard & Poor’s Ratings Group or Baa2 or better by Moody’s Investor Service.  A person shall be deemed to have Acceptable Credit if its obligations are guaranteed by a person with Acceptable Credit.

“Accounting Practices” shall mean requirements, practices, procedures, methodologies and principles as set forth in the “Uniform System of Accounts Prescribed for Public Utilities and Licensees subject to the provisions of the Federal Power Act” (18 C.F.R. Part 101), applicable to “major” utilities as therein defined, in effect on the date hereof, as amended from time to time, and consistent with Generally Accepted Accounting Principles.

“Affiliate” shall mean, with respect to any person, (a) each entity that such person Controls, (b) each person that Controls such person, and (c) each entity that is under common Control with such person.

“Agreement” shall mean this Elm Road Generating Station Unit 1 Operating and Maintenance Agreement, together with all of the Schedules hereto.

“Allowance Account” shall mean the number of sulfur dioxide emission allowances held in the Elm Road Unit 1 allowance account that are allocated to each Lessee/Owner Party pursuant to Section 12.1(b).

“Annual Allowance Contribution” shall mean each Lessee/Owner Party’s Pro Rata Share of the projected Annual Allowance Requirement, as such Requirement or Contribution may be adjusted pursuant to Section 12.6.

“Annual Allowance Requirement” shall have the meaning given to such term in Section 12.1.

“Applicable Electric Reliability Organization” shall mean the North American Electric Reliability Council, and any successor national organization with responsibility to establish reliability standards, and any regional electric reliability organization with responsibility, for reliability purposes, over the area that encompasses Eastern Wisconsin (currently Mid-America Interconnected Network, Inc.).

“Applicable Transmission System Operator” shall mean one or more entities authorized by the FERC to operate the transmission facilities (i) with which the Unit is interconnected; and/or (ii) required to deliver the output of the Unit as directed by the Lessee/Owner Parties.  The Applicable Transmission System Operator currently is the Midwest Independent System Operator, Inc.

“Arbitration Notice” shall have the meaning given to such term in Section 20.6.

“Available Net Generating Capability” shall mean the Net Generating Capability adjusted for capacity not available, or additional capacity available, for any reason, including daily, monthly or seasonal rating changes, derates and operating constraints, but shall not include the capability above Net Generating Capability during testing or during a system emergency pursuant to Section  6.3.

“Business Day” shall mean any day on which commercial banks are not authorized or required to close in Milwaukee, Wisconsin.  For the avoidance of doubt, Saturday and Sunday shall not be Business Days.

“Capital Costs” shall mean those costs required to be capitalized under Accounting Practices, without carrying charges (unless otherwise agreed) or markup, incurred by or on behalf of the Operating Agent at Elm Road Unit 1 in connection with its performance under this Agreement in accordance with Prudent Utility Practice and this Agreement.

“Coal Costs” shall mean all costs incurred under the Coal Supply Agreements for the supply and transportation of coal to the Unit in accordance with Article VIII.

“Coal Supply Agreements” shall have the meaning given to such term in Section 8.1(a)(i).

“Common Facilities” shall mean the Existing Common Facilities and the New Common Facilities.

“Common Facilities O&M Agreement” shall mean the Elm Road Generating Station Common Facilities Operating and Maintenance Agreement among the owners and/or lessees of the Common Facilities from time to time.

“Compounded Monthly” shall mean the addition to principal of each month’s interest at the end of such calendar month.

“Confidential Information” shall mean, with respect to a Party, all proprietary and confidential business information and data of such Party, including Trade Secrets, that is not generally known by or readily ascertainable by or available to, on a legal or authorized basis, the general public; and which (1) has been expressly and clearly designated as confidential by the Party providing the information, (2) is within a category of information that the Operating Committee has designated as confidential, or (3) the receiving Party would normally consider and treat as confidential if the information were its own.  For the avoidance of doubt, “Confidential Information” shall not include any information: (a) which is already known to the receiving Party; or (b) which (i) has become generally known to the public through no wrongful act of the receiving Party or its representatives, (ii) has been received by the receiving Party from a third party without (to the receiving Party’s knowledge) restriction on disclosure and without (to the receiving Party’s knowledge) a breach by the third party of an obligation of confidentiality, (iii) is independently developed by the receiving Party without use of the Confidential Information received from a disclosing Party; or (iv) when received by the receiving Party constituted Confidential Information but, due to the passage of time, the factual predicate justifying treatment as Confidential Information no longer applies.

“Control” shall mean the possession, directly or indirectly, through one or more intermediaries, of the following:

(a) (i)  in the case of a corporation, 50% or more of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to 50% or more of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a business trust, 50% or more of the beneficial interest therein; and (iv) in the case of any other entity, 50% or more of the economic or beneficial interest therein; and

(b)

in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise a controlling influence over the management of the entity.

“Default Interest Rate” shall mean the daily interest rate to be applied each day during the period for which such interest is to be calculated, to be applied as illustrated in Schedule 1.1.  Such daily rate shall remain the same for each day for which interest is to be calculated in any given calendar month.  Such daily rate shall equal 1/365 of the sum of the per annum prime lending rate published in The Wall Street Journal under “Money Rates” on the first Business Day of such month, plus two percentage points (200 basis points); provided, that the Default Interest Rate shall not exceed the maximum rate permitted by applicable Law.

“Dispute” shall have the meaning given to such term in Section 20.1.

“Dispute Notice” shall have the meaning given to such term in Section 20.2.

“Disputing Party” shall have the meaning given to such term in Section 20.2.

“Elm Road 1 Documents” shall mean this Agreement, the Ownership Agreement, the New Common Facilities Ownership Agreement, the Common Facilities O&M Agreement, the Interim Use and Operating Agreement and the Property Rights Agreement.

“Elm Road Coal Pile” shall mean the coal pile(s) maintained at the Elm Road Site from which coal is supplied to Elm Road Unit 1.

“Elm Road Generating Station” shall mean the coal-based generating station consisting of Elm Road Units 1 and 2 and New Common Facilities to be developed by ERGS on the Land.

“Elm Road I Ground Lease” or "Ground Lease" shall mean the Elm Road I Ground Lease and Easement Agreement between WEPCO and ERGS.

“Elm Road II Ground Lease” shall mean the Elm Road II Ground Lease and Easement Agreement between WEPCO and ERGS.

“Elm Road Site” shall mean (i) those portions of Parcel 1 and Parcel 2, respectively, on which the Elm Road Generating Station is located, (ii) the Land Easement Areas, and (iii) those portions of the Land on which the Site Common Facilities are located.

“Elm Road Unit 1” or the “Unit” shall mean the approximately 615 MW (net) supercritical pulverized coal electric generating facility and related facilities described in Exhibit A to the Ownership Agreement, excluding New Common Facilities.

“Elm Road Units 1 & 2” shall mean Elm Road Unit 1 and the approximately 615 MW (net) supercritical pulverized coal electric generating facility and related facilities described in Exhibit A to the Unit 2 Ownership Agreement excluding New Common Facilities.

“Energy Scheduling Business Day” shall mean Monday through Friday, with the exception of holidays observed by the North American Electric Reliability Council or any successor thereto.

“EPA” shall mean the United States Environmental Protection Agency, or its successor.

“EPC Contract” shall mean the Turnkey Engineering, Procurement and Construction Contract, dated as of April 9, 2004 between the Project Manager and the EPC Contractor, or any successor agreement between the Project Manager and the EPC Contractor for the construction of the Elm Road Generating Station.

“EPC Contractor” shall mean Bechtel Power Corporation, a Nevada corporation, or any replacement contractor under the EPC Contract.

“ERGS” shall mean Elm Road Generating Station Supercritical, LLC.

“Event of Default” shall mean any of the events enumerated in Section 18.1.

“Event of Loss” shall mean any loss of, destruction or damage to, or taking of any part of Elm Road Unit 1 other than an Event of Total Loss.

“Event of Total Loss” shall mean: (a) all or substantially all of Elm Road Unit 1 shall be damaged to the extent of being completely or substantially completely destroyed; (b) any damage to Elm Road Unit 1 that results in an insurance settlement with respect thereto on the basis of a total loss or an agreed constructive or a compromised total loss of Elm Road Unit 1; or (c) all or substantially all of or a material portion of Elm Road Unit 1 has been taken by exercise of eminent domain or a similar right or power by a Governmental Authority or a Governmental Authority shall order Elm Road Unit 1 to cease to operate permanently.

“Existing Common Facilities” shall mean any and all facilities, components, equipment and materials which are (a) utilized in support of the operation and maintenance of the Oak Creek Power Plant and one or both of Elm Road Units 1 or 2, (b) owned or leased by WEPCO and (c) in-place and operational prior to the initiation of construction of Elm Road Unit 1, as such facilities, components, equipment and materials may be repaired from time to time.

“FERC” shall mean the Federal Energy Regulatory Commission, or its successor.

“Force Majeure” shall have the meaning given to such term in Section 19.2.

“Generally Accepted Accounting Principles” shall mean generally accepted accounting principles in the United States of America as in effect from time to time, applied on a consistent basis with WEPCO’s other utility operations.

“Government Approval” shall mean any authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, variance, order, judgment, decree, publication, declaration, or registration issued by any Governmental Authority.

“Governmental Authority” shall mean any applicable federal, state, county, municipal or other government, quasi-government or regulatory authority, agency, board, body, commission, instrumentality, court or tribunal, or any political subdivision of any thereof.

“Gross Negligence” shall be determined by reference to Wisconsin common law concepts of gross negligence, provided, that no Party shall use the absence of a gross negligence concept under Wisconsin law as a defense to a claim alleging Gross Negligence or as a basis to substitute a standard other than Gross Negligence where provided for in this Agreement.

“GTIA” shall mean the Generation-Transmission Interconnection Agreement dated as of December 14, 2001 between WEPCO and American Transmission Company LLC concerning the Elm Road Generating Station.

“Indemnified Party” shall have the meaning given such term in Section 16.4.

“Indemnifying Party” shall have the meaning given such term in Section 16.4.

“Interim Use and Operating Agreement” shall mean the Interim Use and Operating Agreement dated as of the date hereof between the Operating Agent and the Project Manager.

“Land” shall mean the property owned by WEPCO on which the Oak Creek Power Plant, the Existing Common Facilities, the Elm Road Generating Station will all be located, as more completely set forth in Exhibit A to the Ground Lease.

“Land Easement Areas” shall mean collectively "Land Easement Areas" as defined in the Elm Road I Ground Lease and "Land Easement Areas" as defined in the Elm Road II Ground Lease.

“Law” shall mean any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority or judicial or administrative body, whether now or hereafter in effect.

“Lease Effective Date” shall have the meaning given to it in the WEPCO Facility Lease; provided, however, if the WEPCO Facility Lease has terminated or expired prior to the Lease Effective Date, Lease Effective Date shall mean the date on which the Unit shall have achieved Commercial Operation, as defined in the WEPCO Facility Lease.

“Lessee/Owner Party” shall mean WEPCO, in its role as lessee of the Unit under the WEPCO Facility Lease, as distinct from its role as Operating Agent, or MGE or WPPI, and the plural shall refer to any combination of WEPCO (as lessee), MGE and WPPI.

“Loss” shall mean any liability, obligation, damage, loss, demand, penalty, interest, fine, claim, action, suit, judgment, settlement, together with reasonable costs, fees, expenses and disbursements (including reasonable legal fees and expenses and costs of investigation), arising out of this Agreement.

“MAIN” shall mean Mid-America Interconnected Network, Inc. or any successor with responsibility for establishing the criteria for monitoring compliance with the rating of generation equipment located at the Land.

“Major Operating Decision” shall have the meaning given to such term in Section 3.3(c).

“Majority Vote” shall mean the affirmative vote of one or more voting representatives the sum of whose votes exceed 50% of the voting rights in the Unit.

“MGE” shall mean Madison Gas and Electric Company.

“MGE Facility Lease” shall mean the Elm Road Unit 1 Facility Lease Agreement between MGE Power and MGE.

“MGE Power” shall mean MGE Power Elm Road, LLC.

“Minimum Net Generation” shall mean the lowest net power output at which the Unit under normal operating conditions can be reliably maintained in service on a continuous basis using only coal as fuel, as determined by the Operating Agent from time to time, consistent with Prudent Utility Practice and manufacturers’ recommendations.

“MW capacity” shall have the meaning given to such term in Section 9.1(b)(xi).

“Net Generating Capability” shall mean that amount of kilowatts, less station use (including the Unit’s share of power usage by Common Facilities), that the Unit can normally supply at the Point of Delivery, taking into account transformer losses between the Unit and the Point of Delivery, consistent with Prudent Utility Practice and manufacturers’ recommendations, and determined in accordance with an URGE test conducted pursuant to MAIN standards.

“New Common Facilities” shall mean certain separate facilities, as such facilities may be modified from time to time, that are to be constructed as part of the Elm Road Generating Station and that will be utilized in common in the operation and maintenance of the Elm Road Units 1 and 2 and, where applicable, one or more units of the Oak Creek Power Plant.

“New Common Facilities Ownership Agreement” shall mean the New Common Facilities Ownership Agreement among ERGS, WPPI and MGE Power.

“Oak Creek Power Plant” shall mean the existing coal-based units (Units 5 through 8) and the gas-based unit (Unit 9) currently located on the Land, and any replacement or additional units installed on or adjacent to the site now occupied by Units 5 through 9 other than the Elm Road Generating Station.

“Operating Agent” shall mean the agent, including any Successor Operating Agent, acting on behalf of the Lessee/Owner Parties and appointed pursuant to Article II, to perform the Operating Functions with respect to Elm Road Unit 1 during the Term of this Agreement.  Throughout the Term of this Agreement, while WEPCO is the Operating Agent, any reference to the Operating Agent shall mean WEPCO acting solely in its capacity as Operating Agent, and shall not refer to WEPCO acting in any other capacity under this Agreement or any other Project Agreement.

“Operating Committee” shall have the meaning given to such term in Section 3.1.

“Operating Committee Member” shall have the meaning given to such term in Section 3.1(b).

“Operating Costs” shall mean those costs and expenses, without carrying charges or markup, and excluding Capital Costs and Coal Costs, incurred by or on behalf of the Operating Agent in connection with its performance under this Agreement in accordance with Prudent Utility Practice and this Agreement.

“Operating Emergency” shall mean an unplanned event or circumstance, including forced outage, which causes or necessitates, or may cause or necessitate, a reduction or curtailment in the availability of power or energy from the Unit.

“Operating Functions” shall mean the duties and responsibilities assigned to the Operating Agent under this Agreement.

“Ownership Agreement” shall mean the Elm Road I Ownership Agreement among ERGS, MGE Power, WPPI, the Project Manager and, for the limited purpose set forth therein, WE Power.

“Parcel 1” shall mean the land described on Exhibit B-1 to the Elm Road I Ground Lease.

“Parcel 2” shall mean the land described on Exhibit B-1 to the Elm Road II Ground Lease.

“Payment Date” shall mean the date occurring 15 Business Days after the date an invoice is transmitted.

“Payment Default Period” shall have the meaning given to such term in Section 18.2

“Point of Delivery” shall mean, with respect to energy and ancillary services delivered from the Unit, the high side of the generator step-up transformer.

“Primary Destination Coal Commodity Contract” shall mean any Coal Supply Agreement under which it is anticipated that more than 10% of the tonnage of coal to be purchased pursuant thereto shall be delivered to Elm Road Unit 1.

“Primary Destination Coal Transportation Contract” shall mean any Coal Transportation Agreement under which it is anticipated that more than 10% of the tonnage of coal to be transported pursuant thereto shall be delivered to Elm Road Unit 1.

“Primary Destination Contract” shall mean a Primary Destination Coal Commodity Contract or Primary Destination Coal Transportation Contract.

“Pro Rata Share” shall mean each Lessee/Owner Party’s owned or leased share of the Unit, as in effect from time to time.  WPPI’s Pro Rata Share shall equal its Unit 1 Ownership Percentage under the Ownership Agreement.  WEPCO’s Pro Rata Share shall equal ERGS’s Unit 1 Ownership Percentage under the Ownership Agreement which is leased to WEPCO pursuant to the WEPCO Facility Lease.  MGE’s Pro Rata Share shall equal MGE Power’s Unit 1 Ownership Percentage under the Ownership Agreement, which is leased to MGE pursuant to the MGE Facility Lease.

“Project Agreements” shall mean the Elm Road 1 Documents, the WEPCO Facility Lease, the MGE Facility Lease, the EPC Contract, all material agreements that the Operating Agent enters into on behalf of the Parties pursuant to this Agreement, and all other material agreements conveyed to the Operating Agent and continuing in effect after the Lease Effective Date.

“Project Manager” shall mean Elm Road Services, LLC.

“Property Rights Agreement” shall mean the Elm Road Generating Station Unit 1 Easement and Indemnification Agreement by and among WEPCO, MGE Power and WPPI, dated as of the date hereof.

“Provisional Certification Date” shall mean the date on which the Unit’s sulfur dioxide emission monitoring system is provisionally certified pursuant to 40 C.F.R. §75.20(a)(3).

“Prudent Utility Practice” shall mean any of the practices, methods and acts, which, in the exercise of reasonable judgment in the light of the facts known at the time the decision was made (including, but not limited to, the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry prior thereto), reasonably could have been expected to accomplish the desired result consistent with reliability, safety, good business practice and expediency.  Prudent Utility Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather is a spectrum of possible practices, methods or acts which reasonably could have been expected to accomplish the desired result at a reasonable cost consistent with reliability, safety, good business practice and expediency.  Prudent Utility Practice includes due regard for manufacturers’ warranties, environmental considerations, and the requirements of governmental agencies that have jurisdiction.  In applying the standard of Prudent Utility Practice to any matter under this Agreement, equitable consideration shall be given to the circumstances, requirements and obligations of each of the Parties.

“PSCW” shall mean the Public Service Commission of Wisconsin or successor regulatory body.

“Representative” shall mean, with respect to any Party, its officers, directors, employees, contractors, agents and representatives; provided, however, that neither the Operating Agent nor the Project Manager shall be a Representative of any Party for purposes of Article XVI of this Agreement.

“Scheduled Commercial Operation Date” shall have the meaning given to such term in the WEPCO Facility Lease.

“Scheduling” (and other verb forms thereof) shall mean a Lessee/Owner Party scheduling, dispatching, or otherwise calling upon Elm Road Unit 1 to generate all or a portion of the Lessee/Owner Party’s Pro Rata Share of the Unit’s Available Net Generating Capability and/or ancillary services capability, and shall include such electronic or other automated methods as dynamic scheduling and operation through a pseudo-tie.

“Successor Operating Agent”  shall mean any successor to the Operating Agent under this Agreement.

“Technical Dispute” means any Dispute which each of the Disputing Parties agrees satisfies the following conditions:  a Dispute requiring specialized knowledge relating, directly and solely, to the technical aspects of engineering, construction, operation or maintenance of the Elm Road Generating Station and its immediately related facilities, or accounting for and assigning costs under this Agreement.  For the avoidance of doubt, the issue of whether a Party’s actions constitute Gross Negligence or willful misconduct shall not be considered a Technical Dispute.

“Technical Expert” shall mean a person or entity selected by the Disputing Parties to arbitrate a Technical Dispute in accordance with Section 20.6.  If the Disputing Parties cannot agree on the identity of a Technical Expert for a specific Technical Dispute, a Technical Expert shall be selected on their behalf in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in force and effect.

“Term” shall have the meaning given to such term in Article XXIII.

“Trade Secrets” shall mean, with respect to a Party, information of such Party, including a formula, pattern, compilation, program, device, technique or process, which (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and (b) is the subject of efforts to maintain its secrecy that are reasonable under the circumstances.

“Transition Period” shall mean the period commencing on the day that is 24 months prior to the Scheduled Commercial Operation Date, and ending on the Lease Effective Date.

“True-Up Interest Rate” shall mean the daily interest rate to be applied each day during the period for which such interest is to be calculated, to be applied as illustrated in Schedule 1.1.  Such daily rate shall remain the same for each day for which interest is to be calculated in any given calendar month.  Such daily rate shall equal 1/365 of the per annum prime lending rate published in The Wall Street Journal under “Money Rates” on the first Business Day of such month; provided, that the True-Up Interest Rate shall not exceed the maximum rate permitted by applicable Law.

“Unit 2 O&M Agreement” shall mean the Unit 2 Operating and Maintenance Agreement among WEPCO, MGE  and WPPI for the Elm Road Generating Station Unit 2.

“Unit 2 Ownership Agreement” shall mean the Elm Road II Ownership Agreement among ERGS, MGE Power, WPPI, the Project Manager and, for the limited purpose set forth therein, WE Power.

“Units of Property” shall have the same meaning as “retirement units” as that term is used in the “Uniform System of Accounts Prescribed for Public Utilities and Licensees subject to the provisions of the Federal Power Act” (18 C.F.R. Part 101), in effect on the date hereof, as amended from time to time (including any successor term used in any such amendments).

“URGE” shall have the meaning given to such term in Section 9.1(b)(xi).

“WEC” shall mean Wisconsin Energy Corporation.

“WE Power” shall mean W.E. Power, LLC.

“WEPCO” shall mean Wisconsin Electric Power Company.

“WEPCO Affiliate Contract” shall mean any transaction entered into by WEPCO, acting as the Operating Agent, for the purchase of any goods or services from, or any sale of any goods or services to, or any other contract, renegotiation or settlement with, any party that would be deemed an affiliate of WEPCO under Section 196.52(1) of the Wisconsin Statutes; provided, that the Interim Use and Operating Agreement shall not be deemed a WEPCO Affiliate Contract.

“WEPCO Facility Lease” shall mean the Elm Road I Facility Lease Agreement between ERGS and WEPCO.

“WPPI” shall mean Wisconsin Public Power Inc.

ARTICLE II

OPERATING AGENT

SECTION 2.1

Appointment of Operating Agent.

The Lessee/Owner Parties hereby appoint WEPCO, and WEPCO hereby accepts such appointment, as Operating Agent to serve as such until the termination of this Agreement or the resignation or removal of WEPCO as Operating Agent pursuant to Section 2.7(a) or 3.3(d).

Whenever this Agreement references the acts of the Operating Agent, such reference will mean WEPCO, acting in its capacity as Operating Agent pursuant to the authority granted by this Agreement and in accordance with the approval provided by the PSCW, inter alia, of WEPCO as operator, for so long as WEPCO is the Operating Agent.

SECTION 2.2

Operating Agent’s Duties and Responsibilities.

Commencing with the Lease Effective Date, and, to the extent applicable, the first day of the Transition Period, the Operating Agent shall, subject to the standards of conduct and other limitations set forth in this Agreement, and after review and due consideration of the Operating Committee’s actions and recommendations, but without being bound to follow those actions and recommendations except for the written decisions of the Operating Committee as to the matters set forth in Section 3.3(e), take or cause to be taken on behalf of the Lessee/Owner Parties all actions and incur such costs which, in the reasonable judgment of the Operating Agent, are necessary and appropriate to safely, efficiently and reliably operate and maintain the Unit in good operating condition to permit the Unit to be operated as a high-availability base-load power supply resource, in accordance with Prudent Utility Practice, all applicable warranties and manufacturer specifications, and all applicable Laws, and without adverse distinction as between the Lessee/Owner Parties.  The Operating Agent’s duties shall include the following:

(a)

Furnish and train the personnel necessary for performance of the Operating Functions and be responsible for all personnel matters, including hiring, disciplining, discharging, training and promoting.

(b)

Consistent with Section 2.4, procure, contract for, and furnish the services and materials, including equipment, apparatus, machinery, spare parts, tools and supplies necessary for the performance of the Operating Functions, and administer and comply with all contracts entered into by the Operating Agent with third parties that relate to the performance of this Agreement.

(c)

Use its best efforts to comply with any and all Laws pertaining to the Operating Functions, Elm Road Unit 1, and the Elm Road Site, and with any applicable Government Approvals.

(d)

Seek to achieve the reliability, availability, efficiency, and cost goals established by the Operating Committee for Elm Road Unit 1.

(e)

Establish operating and performance parameters, including Minimum Net Generation, Available Net Generating Capability, ramp rates and heat rates for Elm Road Unit 1 from time to time.

(f)

Shortly before the beginning of each year, establish the Net Generating Capability of Elm Road Unit 1 for each month of such year, in accordance with test criteria that are consistent with utility industry practice in Eastern Wisconsin and the rules and guidelines of any Applicable Electric Reliability Organization.

(g)

Establish the maintenance schedule for Elm Road Unit 1, using commercially reasonable efforts to coordinate such maintenance schedule with the requests of the Lessee/Owner Parties; provided, however, that the Operating Agent shall retain the final responsibility for determining the maintenance schedule for the Unit.

(h)

Recommend to the Operating Committee action to be taken in connection with the retirement or replacement of, or additions or improvements to, components of Elm Road Unit 1.

(i)

Make or cause to be made, on behalf of the Lessee/Owner Parties, each capital renewal, replacement, improvement, enhancement, modification, alteration or addition to Elm Road Unit 1 that is required by applicable Law, is necessary or appropriate for the efficient operation of the Unit or is consistent with Prudent Utility Practice.

(j)

Keep records and provide information to the Operating Committee as required by Article IV hereof.

(k)

 Not allow any liens arising from the Operating Agent’s actions or inaction (where such actions and/or inaction are not consistent with Prudent Utility Practice), unless otherwise authorized by the Elm Road 1 Documents, to remain in effect undischarged against Elm Road Unit 1; provided, that the Operating Agent shall not be required to pay or discharge any such lien as long as the collection or enforcement of such lien remains suspended as a result of the Operating Agent’s good-faith challenge to the lawfulness or validity of the lien.

(l)

Assist, as reasonably requested, any Lessee/Owner Party, its insurer or attorneys in the investigation, adjustment, litigation and settlement of any Losses or any claim that may result in Losses arising out of the Operating Functions.

(m)

Contract for, accept and supervise deliveries of fuel and manage all other aspects of the fuel supply for Elm Road Unit 1 in accordance with Article VIII.

(n)

Market, or employ an entity to market, the sale of the Unit’s byproducts.

(o)

Maintain and revise, as necessary, a Units of Property list for Elm Road Unit 1.

(p)

Purchase and maintain adequate insurance in accordance with Article XIII.

(q)

Execute and file with applicable Governmental Authorities all necessary and appropriate applications, amendments, reports and other documents and filings for or in connection with the Operating Functions, in order to secure Government Approvals and comply with all regulatory requirements with respect to operation and maintenance of Elm Road Unit 1.  Prior to executing and filing any applications for Government Approvals that will or are expected to have a material impact on the operation of the Unit or the costs related thereto, the Operating Agent shall deliver to each of the Lessee/Owner Parties all relevant and significant documents and information and provide each of said Parties a reasonable opportunity to review and comment on such applications, and the Operating Agent shall consider all such comments in good faith.

(r)

Receive on each Lessee/Owner Party’s behalf any notice or other communication from any Governmental Authority relating to a regulatory citation, review or enforcement action with respect to Elm Road Unit 1.  The Operating Agent shall deliver a copy of each such notice or other communication to each of the Lessee/Owner Parties as soon as reasonably practicable following receipt.

(s)

Bring suit, file or settle any type of legal action, on behalf of any or all of the Parties, to protect the Lessee/Owner Parties’ rights under this Agreement and/or to enforce agreements entered into by the Operating Agent pursuant Section 2.2(b).  Prior to bringing or settling any such action, the Operating Agent shall provide each of the Lessee/Owner Parties with notice and a description of such suit or settlement, provide each of the Parties with a reasonable opportunity to comment on such suit or settlement, and consider all such comments in good faith.  Notwithstanding the foregoing, the Parties agree that the Operating Agent shall not be required to act on behalf of MGE or WPPI under this subsection to the extent that it is being asked to bring suit, file or settle any type of legal action involving WEPCO or an Affiliate of WEPCO, it being understood that MGE and WPPI shall retain the right to bring such actions on their own behalf with respect to the provisions of this Agreement for so long as WEPCO is the Operating Agent.

(t)

Investigate, adjust, defend, and settle claims by third parties arising out of or in connection with the Operating Functions, provided, however, that prior to settling any such claim, the Operating Agent shall provide each of the Lessee/Owner Parties with notice and a description of such claim, provide each of the Parties with a reasonable opportunity to comment on such claim, and consider all such comments in good faith.

(u)

Appoint individuals to serve as the Designated Representative and Alternate Designated Representative for Elm Road Unit 1, and such other individuals as it may deem appropriate, all in accordance with 40 C.F.R. Part 72, Subpart B, and notify the Operating Committee of such appointments.

(v)

Prepare and provide proposed budgets and budget updates to the Operating Committee in accordance with Section 3.3(b), and prepare proposed goals for the review and approval of the Operating Committee, and otherwise create and retain documents and records relating to Elm Road Unit 1, in accordance with the provisions of this Agreement.

(w)

Where WPPI identifies actions necessary to be taken, or not taken, pursuant to this Agreement to avoid an adverse impact on the tax-exempt status of interest on its bonds, cooperate in a commercially reasonable manner with WPPI in structuring the Operating Agent’s actions to avoid such adverse impact, provided, that such actions comply with Prudent Utility Practice and, to the extent such actions are non-routine and cause the Operating Agent or other Lessee/Owner Parties to incur costs that are more than de minimis, WPPI shall bear such costs.

(x)

Take such other actions as the Operating Agent reasonably determines to be necessary or appropriate, or as may be required under the regulations or directives of Governmental Authorities, to achieve the purposes of this Agreement.

SECTION 2.3

Emergencies.

Notwithstanding any other provisions of this Agreement, in the event of exigent or emergency conditions, the Operating Agent, as operator of Elm Road Unit 1 and acting on behalf of the Lessee/Owner Parties, shall take such action as reasonably deemed necessary to ensure personnel safety or the safety of the Unit itself; provided, however, the Operating Agent shall notify the Lessee/Owner Parties’ marketing personnel simultaneously as soon as practicable after taking any such actions.

SECTION 2.4

Contracts.

(a)

To the extent reasonably practicable and permitted by Law, the Operating Agent shall purchase on behalf of and for the account of a Lessee/Owner Party that Party’s allocable share of any supplies, equipment, spare parts or other materials required for the Operating Agent to perform its obligations hereunder, in a manner that will enable that Lessee/Owner Party to achieve or retain material benefits such as exemption from sales taxes.

(b)

Prior to entering any material contract with respect to Elm Road Unit 1, other than fuel and fuel-related contracts, under which the Operating Agent, or the Operating Agent on behalf of the Lessee/Owner Parties collectively, will incur obligations expected to amount to $2,500,000 or more (adjusted annually from the Lease Effective Date for changes in the CPI-U consumer price index (all items) for Milwaukee-Racine, Wisconsin):

(i)

The Operating Agent shall use commercially reasonable efforts to obtain permission from the other parties to such material contract to deliver to each of the Lessee/Owner Parties drafts of such material contract and provide each of said Parties with a reasonable opportunity to review and comment on such draft material contract.  The Operating Agent shall consider all comments received from the Lessee/Owner Parties with respect to such draft material contracts in good faith.  All requirements regarding fuel and fuel-related contracts are set forth in Article VIII of this Agreement.

(ii)

Where such material contract involves Capital Costs that pertain to a renewal, replacement, improvement, modification, alteration or addition to Elm Road Unit 1, the Operating Agent shall, in such contract, designate each Lessee/Owner Party as an owner or lessee of Elm Road Unit 1 and a third-party beneficiary under such contract, and shall obtain for the Lessee/Owner Parties the right to receive copies of any Confidential Information provided to the Operating Agent thereunder.

(c)

Whether or not a contract is a material contract for purposes of Section 2.4(b), the Operating Agent shall, consistent with Section 2.5, administer each contract related to the performance of the Operating Functions so as to provide each Lessee/Owner Party the benefit of each contract (including all warranties) and use commercially reasonable efforts to obtain for the Lessee/Owner Parties access to Confidential Information provided thereunder as if each Lessee/Owner Party’s Pro Rata Share interest in the contract were assigned to the applicable Party.

SECTION 2.5

Standards of Conduct Governing Operating Agent’s Actions.

Notwithstanding any other provisions of this Agreement, in discharging its duties and responsibilities hereunder, the Operating Agent shall at all times comply with the following requirements:

(a)

The Operating Agent shall perform the Operating Functions on behalf of the Lessee/Owner Parties in good faith in accordance with the terms of this Agreement and applicable Law, consistent with Prudent Utility Practice, in a manner that is commercially reasonable under the circumstances without adverse distinction as between and among the Parties.

(b)

The Operating Agent shall take due consideration of the actions and recommendations of the Operating Committee and shall comply with the written decisions of the Operating Committee as to the matters listed in Section 3.3(e).

(c)

The Operating Agent shall act in accordance with the principle of full disclosure to the Lessee/Owner Parties of all information pertinent to their interests in the Unit.  The Operating Agent shall (i) provide in a timely manner to the Lessee/Owner Parties all necessary or appropriate information respecting the operation of Elm Road Unit 1, in accordance with Article IV hereof, and (ii) regularly consult with the Operating Committee, the Lessee/Owner Parties’ operations centers, and/or other Lessee/Owner Party personnel and consultants, as appropriate, regarding the operation of Elm Road Unit 1.

(d)

The Operating Agent shall keep, repair, maintain and preserve the Unit in all material respects:  (i) in good condition (ordinary wear and tear excepted), repair and working order; (ii) in accordance with Prudent Utility Practice and all insurance policies required to be maintained by the Operating Agent pursuant to this Agreement; (iii) so as not to cause any manufacturer’s warranties then in effect on the Unit to be terminated other than for lapse of time; and (iv) subject to the provisions of Section 1.1(f), in compliance with the material terms of all Project Agreements of which the Operating Agent has knowledge and all applicable Laws and Government Approvals.

(e)

The Operating Agent shall perform the Operating Functions in accordance with the budget provisions of Section 3.3(b).

(f)

The Operating Agent shall perform the Operating Functions in a manner consistent with any agreements with, procedures of, and instructions issued by the Applicable Transmission System Operator and any Applicable Electric Reliability Organization.

(g)

The Operating Agent shall not in connection with the Operating Functions enter into or modify any WEPCO Affiliate Contract, or settle a dispute regarding any WEPCO Affiliate Contract, unless (i) the terms of such arrangements are completed on an arms-length basis and are subject to terms and conditions no less favorable than could be obtained with an independent third party and, where the Operating Agent is paying for services provided by an Affiliate, the price shall be no more than cost as determined or approved by a PSCW order, including a tariff order, and (ii) the Operating Agent’s action is otherwise in accordance with its obligations under this Agreement.  The Operating Agent shall not in connection with the Operating Functions enter into or modify any WEPCO Affiliate Contract with a value of more than $1,000,000, or settle a dispute with regard to such WEPCO Affiliate Contract, absent full advance disclosure to all of the Operating Committee Members of the proposed material terms of such contract, modification or settlement, together with evidence sufficient to show that the requirements of the preceding sentence have been satisfied.

SECTION 2.6

Cooperation with Operating Agent.

Each of the Lessee/Owner Parties agrees that it will cooperate with the Operating Agent, promptly, as and when reasonably requested by the Operating Agent in order for it to perform its duties, responsibilities and obligations under this Agreement.  Such cooperation shall include taking all reasonable actions necessary to comply with applicable Laws and to obtain any necessary or desirable Government Approvals, and executing and delivering documents, certificates or instruments necessary or appropriate to the Operating Agent’s duties, responsibilities and obligations under this Agreement.

SECTION 2.7

Change of Operating Agent.

Subject in all cases to the applicable PSCW requirements in effect from time to time:

(a)

WEPCO may, at its sole discretion, resign as Operating Agent by providing written notice to the other Parties at least 180 days in advance of the date, stated in the notice, upon which it will no longer act as Operating Agent.

(b)

The Operating Committee may remove WEPCO as Operating Agent, or reduce the scope of its duties and responsibilities as Operating Agent, pursuant to and subject to the limitations set forth in Section 3.3(d).  Any removal of WEPCO as Operating Agent, or reduction of the scope of Operating Functions for which WEPCO is to be responsible, shall be without prejudice to WEPCO’s rights in its capacity as a Lessee/Owner Party to this Agreement, and WEPCO may be removed as Operating Agent or have the scope of its Operating Functions reduced only to the extent or in such a manner that such removal or reduction of scope does not interfere with WEPCO’s operation of any facilities solely owned by it on the Land.

(c)

In the event that WEPCO resigns or is removed as Operating Agent (or has the scope of its Operating Functions reduced), the Operating Committee shall promptly meet and attempt to reach consensus on appointment of a Successor Operating Agent to perform the Operating Functions that WEPCO will no longer fulfill.  If WEPCO has tendered its resignation and the unanimous consensus of the Operating Committee cannot be reached within four months prior to the effective date of WEPCO’s resignation, the Successor Operating Agent shall be appointed by a Majority Vote of the Operating Committee.  If the Operating Committee has voted to remove WEPCO as Operating Agent or reduce the scope of its Operating Functions, selection of the Successor Operating Agent must be approved by affirmative vote of two of the three voting Operating Committee Members.

(d)

No entity shall be allowed to bid as Successor Operating Agent unless it has (i) Acceptable Credit and (ii) at least ten years experience (together with its predecessors and

Affiliates) operating major coal-fired generating plants.  The selection of a Successor Operating Agent shall be made following a Request for Proposals, and shall be based upon the foregoing objective factors, together with other pertinent factors, such as (x) whether, in operating major coal-fired plants, the entity achieved favorable results in terms of cost, efficiency and unit availability compared to the North American average for such plants; (y) the entity’s ability to dedicate sufficient qualified and trained employees to the Operating Functions; and (z) the entity’s ability to mobilize such employees within the time constraints applicable hereunder.

(e)

In the event that WEPCO is removed as Operating Agent (or has the scope of its Operating Functions reduced) pursuant to Section 3.3(d), WEPCO shall continue to perform all Operating Functions until the Successor Operating Agent has been appointed and is prepared to assume operations of Elm Road Unit 1 (or its assigned scope of Operating Functions, where applicable).  In the event that WEPCO resigns as Operating Agent, WEPCO shall have no obligation to continue to perform the Operating Functions under this Agreement from and after the earlier of:  (i) the date upon which the Successor Operating Agent has fully assumed its role as Successor Operating Agent and WEPCO has been provided notice of such assumption, or (ii) the date specified in WEPCO’s notice of resignation.

(f)

WEPCO shall reasonably cooperate with the Successor Operating Agent in facilitating the assumption of such position by the Successor Operating Agent and in familiarizing the Successor Operating Agent, its employees and agents with Elm Road Unit 1 and its physical orientation and operation.  In furtherance of this succession, provided, that WEPCO is provided with adequate assurances that all Confidential Information to be delivered to the Successor Operating Agent will be treated by such entity as confidential in accordance with the requirements of Article XXII (and if deemed necessary by WEPCO, the execution by the Successor Operating Agent of a confidentiality agreement reasonably acceptable in form and substance to WEPCO), WEPCO agrees that it will take all reasonable actions (including turning over all manuals and as-built drawings, and providing all other plant records and pertinent documents) to permit the Successor Operating Agent to carry out its responsibilities for operations and management of Elm Road Unit 1 under all necessary Government Approvals.  If WEPCO has resigned (rather than been removed), WEPCO shall be reimbursed for its costs of undertaking such matters as are required to assist a Successor Operating Agent under this Section.

(g)

1) If the Successor Operating Agent is an Affiliate of WEPCO, the duties, responsibilities, rights and liabilities of such Successor Operating Agent shall be governed by the term of this Agreement in the same fashion as were the duties, responsibilities, rights and liabilities of WEPCO as Operating Agent; provided, however, that the Lessee/Owner Parties, by mutual agreement, may determine whether (and if so, how) the provisions of this Agreement should be modified; and provided, further that the Successor Operating Agent shall not be permitted to charge a management fee or other markup on costs incurred hereunder.

(ii)

If the Successor Operating Agent is not an Affiliate of WEPCO, prior to the effective succession of any Successor Operating Agent, the Lessee/Owner Parties shall negotiate with the Successor Operating Agent in good faith to execute an amended and restated Agreement with such entity specifying the duties, responsibilities, compensation and liabilities of such Successor Operating Agent.  In such event, in the negotiations with the Successor Operating Agent, the Lessee/Owner Parties shall advocate and support terms and conditions therein that, as among the Lessee/Owner Parties, are neither more nor less favorable to each of them than exist pursuant to this Agreement (except where all of the Lessee/Owner Parties agree otherwise).

ARTICLE III

OPERATING COMMITTEE

SECTION 3.1

Establishment and Nature of Operating Committee.

(a)

There is hereby established an Operating Committee to exercise the responsibilities specified in this Agreement and to perform such other duties as may from time to time be assigned to it in writing by the Parties.

(b)

The Operating Committee shall consist of six members (“Operating Committee Members”), two each to be designated by the Lessee/Owner Parties.  Each such Party may also designate one or more alternates who may act in the absence of the Party’s Operating Committee Member(s).  Each Lessee/Owner Party shall evidence such appointments by written notice to the other Parties, and by similar notice, any Party may change any of its Members or alternates on such Committee at any time.  A list of the initial Operating Committee Members is provided in Schedule 3.1.  The list of Operating Committee Members will be updated by the Operating Agent and distributed to each of the Parties with appropriate contact information as necessary to keep the list current as to membership on the Operating Committee.

(c)

So long as WEPCO has a Pro Rata Share of 50% or more, one of WEPCO’s Members on the Operating Committee shall be the chairman of the Operating Committee.  If WEPCO’s Pro Rata Share falls below 50%, then the chairmanship of the Operating Committee shall rotate among the Lessee/Owner Parties’ Members on an annual basis such that each Lessee/Owner Party shall appoint a Member to serve as the Operating Committee chairman every third year.  The chairman of the Operating Committee shall have the following duties and responsibilities:

(i)

coordinate with the other Operating Committee Members to schedule meetings of the Operating Committee, and make arrangements for meetings to take place at such time and place as appropriate (i.e., at the Elm Road Site or as the Parties may otherwise agree);

(ii)

provide notice to the other Operating Committee Members and the Operating Agent of the date, time and place for each meeting of the Operating Committee at least 20 days in advance of such meeting, except in cases of emergencies or if all the Operating Committee Members consent in writing.  The attendance of an Operating Committee Member at an Operating Committee meeting is a waiver of such notice unless such Member’s attendance is to protest the holding of the meeting;

(iii)

preside at each Operating Committee meeting and conduct all Operating Committee meetings in accordance with rules and procedures established and adopted by the Operating Committee and not inconsistent with the terms of this Agreement;

(iv)

establish an agenda for each Operating Committee meeting, including such items or matters as the chairman shall deem appropriate and such items or matters as may be requested by any other Operating Committee Member, and, reasonably in advance of the meeting, provide each other Operating Committee Member with a copy of the agenda, identifying all proposed actions to be voted upon; and

(v)

appoint a secretary for the Operating Committee, who need not be an Operating Committee Member, who shall (A) prepare a draft of the minutes for each Operating Committee meeting, in accordance with Section 3.1(g), and deliver or mail a copy of such draft minutes to each Operating Committee Member within five Business Days after the close of each Operating Committee meeting and (B) take custody of and maintain the records of all Operating Committee meetings.

(d)

The Operating Committee shall make reasonable efforts, but nonetheless shall not be obligated, to make decisions or recommendations on a consensus basis.  Where consensus is not reached and a vote is required, only one Operating Committee Member on behalf of each Lessee/Owner Party shall vote.  Such voting Operating Committee Member shall exercise, as a block, a voting right equal to the total percentage ownership or leasehold interest in Elm Road Unit 1 held by the Party on whose behalf the Operating Committee Member votes.  Except as otherwise expressly provided herein, any action of the Operating Committee shall be by Majority Vote.

(e)

The Operating Committee shall not have the authority to (i) modify the terms or provisions of this Agreement or any other Elm Road 1 Document or (ii) take any action which is contrary to Prudent Utility Practice or any material term of this Agreement or any other Project Agreement, or which is unreasonable or inequitable under the circumstances.  The Operating Committee, and each Operating Committee Member, shall perform all of the responsibilities, duties and functions assigned to the Operating Committee under this Agreement in accordance with Prudent Utility Practice and the terms of this Agreement.

(f)

The Operating Committee shall be formed and shall conduct its first meeting on or before the commencement of the Transition Period.  After its initial meeting, the Operating Committee shall hold regularly scheduled meetings on at least a quarterly basis and shall meet at other times upon the reasonable request of any Party.  Any regularly scheduled meeting of the Operating Committee may be omitted but only by unanimous consent of the three voting Operating Committee Members.  The Lessee/Owner Parties shall cause their members of the Operating Committee to attend meetings and pursue diligently their obligations as members of the Operating Committee.  Meetings of the Operating Committee may be conducted by telephone conference.  In addition to the Operating Committee Members, other individuals representing one or more of the Parties may attend meetings of the Operating Committee but will have no right to vote on behalf of such Party.  Representatives of the Operating Agent shall be invited to and shall attend all Operating Committee meetings (except for any portion of any meeting in which one or more Operating Committee Members request the absence of the Operating Agent representatives), but will have no right to vote.

(g)

The minutes of each Operating Committee meeting shall record the following:

(i)

the date, time, location and names of the attendees of the meeting;

(ii)

the agenda of the meeting and the items or matters discussed;

(iii)

resolutions, motions and actions approved; agreements reached and decisions made by the Operating Committee, including the votes of the Operating Committee Members on such resolutions, motions, actions, agreements and decisions, and including descriptions of both majority and minority positions as to material issues; and

(iv)

the scheduled date, time and place of the next meeting of the Operating Committee.

(h)

The expenses of each Operating Committee Member shall be borne by the Lessee/Owner Party such Member represents.

SECTION 3.2

Scope of Operating Committee’s Review and Advice.

The Operating Committee shall receive information from and provide counsel to the Operating Agent on matters related to the operation and management of Elm Road Unit 1.  The review and advisory functions of the Operating Committee shall be:

(a)

To provide liaison among the Parties with respect to the provisions of this Agreement;

(b)

To monitor the work of the Operating Agent and provide input and advice to the Operating Agent in connection with the Operating Agent’s performance of its obligations, duties and responsibilities under this Agreement.  In order to facilitate such monitoring and input, the Operating Committee may from time to time require the Operating Agent to conduct (or cause to be conducted) assessments or studies, the results of which shall be provided to the Operating Committee and the costs of which shall be recoverable as Operating Costs;

(c)

To review and make recommendations regarding the Operating Agent’s schedule for planned outages and maintenance, in accordance with Section 6.8;

(d)

To review and make recommendations regarding policies for appropriate levels of the inventory for spare parts and other materials and supplies;

(e)

To review and provide guidance regarding the form and content of the statistical and administrative reports, budgets, and information and other similar records regarding the operation of the Unit, including fuel, power and energy compliance and environmental compliance, to be kept by and furnished by the Operating Agent to the Lessee/Owner Parties in

accordance with Article IV hereof (excluding accounting records used internally for the purpose of accumulating financial and statistical data, such as books of original entry, ledgers, work papers, and source documents);

(f)

To review and make recommendations regarding the Minimum Net Generation and the Net Generating Capability of Elm Road Unit 1;

(g)

To review and make recommendations concerning procedures for performance and efficiency testing;

(h)

To review and make recommendations regarding written operating practices and procedures, and to establish the procedures called for in Section 3.3(a);

(i)

To review the records maintained by the Operating Agent relative to the performance of the Operating Functions, in support of billings to the Lessee/Owner Parties, and such other documents and records as may be necessary for the Lessee/Owner Parties to review to determine whether charges to them under such billings are proper and allowable;

(j)

To consider and, if appropriate, recommend amendments to this Agreement; provided, however, the Operating Committee shall not have authority to approve and adopt any such amendments;

(k)

To review and make recommendations regarding any proposal by the Operating Agent to implement a physical change to, or material change in the method of operation of, Elm Road Unit 1; and

(l)

To perform such other functions and duties as may be assigned to it by agreement of all the Parties and to make any recommendations to the Operating Agent deemed appropriate or desirable.

SECTION 3.3

Operating Committee’s Authority For Certain Decisions.

(a)

Development of Procedures.  Not later than 30 days prior to the Scheduled Commercial Operation Date, the Operating Committee shall establish mutually acceptable (i) practices and procedures, in the form of a manual, for keeping each Lessee/Owner Party advised of the operating status of the Unit and key operating parameters, including Available Net Generating Capability, Operating Costs, Capital Costs, Coal Costs, availability of ancillary services, and each Lessee/Owner Party’s obligation under Article VI hereof to schedule its Pro Rata Share of the Minimum Net Generation, and (ii) detailed written coordinating and operating procedures, in the form of a manual, for the dispatch and delivery of power and energy and ancillary services, from Elm Road Unit 1 in accordance with the Scheduling information furnished by each Lessee/Owner Party.  Such procedures shall enable each Lessee/Owner Party to have its share of the output of the Unit electronically Scheduled to the balancing authority or energy-control system designated by that Party and capable of absorbing the energy.  The Operating Committee shall deliver the written procedures to each of the Parties, who shall be responsible for updating each of their copies of the procedures manuals.  The Operating Committee shall be responsible for the distribution of any revised or additional procedures developed by the Operating Committee pursuant to this Agreement.  The Operating Agent will assist the Operating Committee with the development of the procedures and the procedures manual, and will maintain the official version of such procedures manual, which shall be available at the Elm Road Site for review by the Parties during regular business hours.  Copies of the official procedures so designated shall be provided by the Operating Agent to the Lessee/Owner Parties within five Business Days of any request therefor.

(b)

Budgets.  All operating and capital budgets for Elm Road Unit 1, and significant variances from such budgets, shall be subject to prior review and approval of the Operating Committee in accordance with the provisions below.  The Operating Agent shall prepare and present to the Operating Committee proposed operating and capital budgets, as described below, for the Operating Committee’s review, modification (if appropriate) and approval.

(i)

A budget detailing the monthly projected Operating Costs and Coal Costs to be incurred during the Transition Period, showing expected costs by categories consistent with Accounting Practices, shall be submitted by the Operating Agent at least 30 days prior to the initial meeting of the Operating Committee.  The Operating Committee shall review, modify, if appropriate, and approve the proposed Transition Period budget at its initial meeting.

(ii)

Budgets detailing the monthly projected Operating Costs, Coal Costs and Capital Costs to be incurred in the first partial calendar year of commercial operation of Elm Road Unit 1, showing expected costs by categories consistent with Accounting Practices, shall be submitted by the Operating Agent by February 1 of the year preceding the year in which the Lease Effective Date is scheduled to  occur.  The Operating Agent shall also prepare and submit Operating Costs, Coal Costs and Capital Costs budgets for such partial year to the Operating Committee by September 15 of the year preceding the year in which the Lease Effective Date is scheduled to occur, and if the Scheduled Commercial Operation Date is later than April 30, updated Capital Costs, Coal Costs and Operating Costs budgets for such partial year approximately 120 days before the Scheduled Commercial Operation Date.  The Operating Committee shall review, modify, if appropriate, and approve the proposed first partial year budgets at its first meeting following receipt of the proposed budgets (which meeting shall be scheduled to allow sufficient time for the Lessee/Owner Parties to review and evaluate the proposed budgets).

(iii)

For each full calendar year thereafter during the Term, the Operating Agent shall submit proposed budgets detailing the projected Operating Costs, Coal Costs and Capital Costs to be incurred in each month of the succeeding two years, and annual forecast amounts for the three years thereafter, showing expected costs by categories consistent with Accounting Practices.  Such budgets shall be prepared and proposed to the Operating Committee by February 1 of the year prior to the first budget year for the succeeding two years and annual forecast amounts for the three years thereafter (e.g., by February 1, 2010, the Operating Agent will propose preliminary budgets for 2011 and 2012).  The Operating Committee will review, modify (if appropriate), and approve these budgets on or before March 1.  The Operating Agent shall also prepare and submit to the

Operating Committee no later than September 15 of each year updated Operating Costs, Coal Costs and Capital Costs budgets (e.g., by September 15, 2010, the Operating Agent will propose the updated Operating Costs, Coal Costs and Capital Cost budgets for 2011, and by September 15, 2011 it will propose the updated budgets for 2012).  Each such updated budget shall include an explanation, in reasonable detail, of each material variance from the March 1 budgets.  The Operating Committee shall approve or modify and subsequently approve the proposed updated Operating Costs, Coal Costs and Capital Costs budgets at its last quarterly meeting of the year prior to each budget year (which meeting shall be scheduled to allow sufficient time for the Lessee/Owner Parties to review and evaluate the proposed updated budgets, provided, however, that such meeting shall be held no later than November 1).

(iv)

Upon request of any Lessee/Owner Party, the Operating Agent shall update the budgeting information provided pursuant to Section 3.3(b)(iii), provided, however, that if the data requested requires the Operating Agent to develop information that goes beyond the data previously provided (e.g., development of budgeting data for a test year for which a budget has not yet been prepared) and to incur additional costs that are more than de minimis, the requesting Lessee/Owner Party shall bear such costs.  Any such data, once developed, shall be made available to all Lessee/Owner Parties.

(v)

The Operating Agent shall inform the Operating Committee as soon as practicable of the need to expend amounts that exceed an approved Operating Costs, Coal Costs or Capital Costs budget by more than 5%.

(c)

Major Operating Actions.  If the Operating Agent proposes to take any of the actions described below, it shall first provide reasonable advance notice that fully informs all members of the Operating Committee of the proposed action.  Such actions, known as Major Operating Actions, shall be:

(i)

the replacement of, addition to, modification of, or repair or refurbishment of any items of property relating to Elm Road Unit 1, or the settlement of any asserted right, claim, or penalty by a third party, which replacement, addition, modification, repair, refurbishment, or settlement has an estimated total combined cost of $2,500,000 or more of Capital Costs, Coal Costs and/or annual Operating Costs; provided, that after the first full year of operations of Elm Road Unit 1 the $2,500,000 threshold amount shall be adjusted annually for changes in the CPI-U consumer price index (all items) for Milwaukee-Racine, Wisconsin;

(ii)

any planned action that would alter by more than 5% the Net Generating Capability or heat rate of Elm Road Unit 1, excluding expected variations due to normal operating constraints, seasonal variations, and other temporary unit deratings;

(iii)

temporary suspension of operation of Elm Road Unit 1 for reasons other than an Operating Emergency, routine maintenance or direction of the Applicable Transmission System Operator, or that none of the Lessee/Owner Parties has Scheduled energy from the Unit;

(iv)

establishment of annual reliability, availability, efficiency, and cost goals for Elm Road Unit 1; and

(v)

adoption of a fuel-supply plan, including minimum inventory levels, inventory target, and annual consumption target for Elm Road Unit 1.

(d)

Removal of Operating Agent.  Subject to the applicable PSCW requirements in effect from time to time, the Operating Committee may, for cause, remove WEPCO as Operating Agent or reduce the scope of its agency, but only where all of the following conditions are met:

(i)

WEPCO shall have materially and substantially breached its obligations under this Agreement;

(ii)

the breach shall have been subject to the dispute resolution provisions in Article XX, including the senior management negotiation portion of the dispute resolution mechanism;

(iii)

there shall have been an admission by WEPCO’s senior management or, if applicable, findings in an arbitration or court proceeding that WEPCO has materially and substantially breached its obligations as Operating Agent under this Agreement as a result of its Gross Negligence or willful misconduct, and that WEPCO’s acts or omissions, unless corrected, will cause a substantial reduction in the value of any Lessee/Owner Party’s interest in the Unit and/or will materially and directly lessen any Lessee/Owner Party’s ability to provide reliable service, or will increase the cost of such service by more than twenty percent (20%);

(iv)

subsequent to the determinations described in subsection 3.3(d)(iii) ab , WEPCO shall have been given reasonable notice of such determinations and a reasonable opportunity to comply with such decision and/or cure any material and substantial breaches and provide assurance that such breaches will not be repeated;

(v)

the courts or arbitrators referred to in Article XX shall have determined in writing that WEPCO shall have failed within a reasonable time to have effected such cure and/or provided such assurance to a material and substantial extent; and

(vi)

removal of WEPCO as Operating Agent or reduction of the scope of its responsibilities as Operating Agent shall have been approved by affirmative vote of at least two of the three voting Operating Committee Members.

(e)

Decisions Requiring Special Operating Committee Vote.

(i)

The following decisions shall be made by the Operating Committee only with the approval of at least two of the three voting Operating Committee Members:

(A)

removal of the Operating Agent pursuant to Section 3.3(d); and

(B)

replacement of the Operating Agent pursuant to Section 2.7(c) if WEPCO is removed as Operating Agent.

(ii)

The following decisions shall be made by the Operating Committee only with the unanimous approval of the three voting Operating Committee Members:

(A)

approval of WEPCO Affiliate Contracts entered into by the Operating Agent relating to fuel supply and fuel transportation, other than for the purchase and delivery of natural gas pursuant to Section 8.4; and

(B)

selection of the accounting firm to undertake the audits required by Section 4.4(b).

SECTION 3.4

Single Operating Committee for Unit 1, Unit 2 and Common Facilities

The Parties acknowledge and agree that it is the intent of the Parties not to duplicate the functions of the Operating Committees established under this Agreement, the Unit 2 O&M Agreement and the Common Facilities O&M Agreement.  To the fullest extent reasonably practicable, the Operating Committees under all of these agreements shall conduct their business as a single group, and shall hold combined meetings.  Where voting on an issue is required, however, only those Operating Committee Members representing Lessee/Owner Parties affected by the decision shall be eligible to vote (e.g., where a decision affects only Unit 2, only the voting Operating Committee Members appointed under the Unit 2 O&M Agreement shall vote).

ARTICLE IV

PROVISION AND USE OF INFORMATION

SECTION 4.1

Operating Agent to Provide Relevant Information.

The Operating Agent shall, in a timely manner, provide to each of the Lessee/Owner Parties, through their Operating Committee Members and their alternates, information in the possession of the Operating Agent regarding Elm Road Unit 1 that is necessary or appropriate for each of the Lessee/Owner Parties to protect and make full use of its interest in the Unit, including all information reasonably requested by a Party.  The Operating Agent shall keep the Operating Committee Members promptly advised of all significant matters with respect to the operation of Elm Road Unit 1, including changes in conditions or other developments related to the Unit or the performance of Operating Functions.  The Operating Agent shall provide to the Operating Committee Members statistical and administrative reports, budgets, accounting records and information, and other records pertaining to Operating Functions as may be reasonably requested by the Operating Committee Members or as are necessary for the Operating Committee to perform its responsibilities hereunder.

SECTION 4.2

Specific Information Requirements.

Without limiting the obligations of the Operating Agent pursuant to Section 4.1, the Operating Agent shall be required to develop, maintain, and provide the following specific types of information:

(a)

Recordkeeping.  The Operating Agent shall separately maintain, or cause to be separately maintained, appropriate documentation and records of expenditures made and costs incurred by the Operating Agent together with all other charges, payments and any expenses or revenues relating to Elm Road Unit 1.  Such records of the Operating Agent shall be readily identifiable and, upon request, be made available for inspection at a reasonable time at the Operating Agent’s offices by any Lessee/Owner Party and/or its auditors or consultants.  The Operating Agent shall also make available for inspection and copying at the Operating Agent’s offices within a reasonable time by any Lessee/Owner Party upon reasonable request any bids, contracts, purchase orders and related documents respecting Elm Road Unit 1.  The Operating Committee shall develop reasonable policies and procedures for the Operating Agent’s retention of documents relating to Elm Road Unit 1, consistent with applicable requirements of Law.  Incremental costs associated with recordkeeping requirements, if any, that (i) arise solely from the request of a Lessee/Owner Party to keep records in a  manner that does not result from legal, regulatory or accounting requirements applicable to such Lessee/Owner Party and (ii) would impose a significant administrative burden, the costs of which it would be inequitable to allocate on a Pro Rata Share basis, shall be a reimbursable expense to be borne in full by the requesting Lessee/Owner Party.

(b)

Unit Availability.  The Operating Agent shall keep all Lessee/Owner Parties simultaneously and reasonably informed in a timely manner of the projected availability of Elm Road Unit 1 and of any required or projected limitations on dispatch.

(c)

Notices.  The Operating Agent shall promptly furnish the Lessee/Owner Parties with copies of material notices related to Elm Road Unit 1 delivered by the Operating Agent to any third party or received by the Operating Agent from any third party.

(d)

Key Personnel.  At or prior to the first meeting of the Operating Committee, the Operating Agent shall provide to each Operating Committee Member (and alternate) a listing of the names, titles, telephone and fax numbers, and e-mail addresses of the key Elm Road Unit 1 personnel, which shall include the plant manager, operations manager (if different than the plant manager), 24-hour desk, accounting and billing contacts, and fuel procurement manager.  Updates to the list shall be provided by the Operating Agent to each Operating Committee Member (and alternate) whenever there is a change in the listed information.  Each Lessee/Owner Party shall, at or prior to the second meeting of the Operating Committee, identify its key personnel for each comparable position, to the extent applicable, and shall inform the Operating Agent whenever there is a change in such personnel.  The Operating Agent shall circulate such information  and shall provide updated lists to each Operating Committee Member (and alternate) whenever there is a change in any of the listed information.

(e)

Monthly Reports.  As soon as reasonably practicable but in no event later than the tenth Business Day of the month, the Operating Agent shall prepare and provide to each

Operating Committee Member by e-mail a report comparing budget-to-actual expenditures for the preceding month and year-to-date, with explanations for material variance.  In addition, the report shall include forecasts of year-end Operating Costs, Coal Costs and Capital Costs, monthly and cumulative operating statistics, and other information reasonably available to the Operating Agent.

(f)

Quarterly Reports.  No later than 30 days after each calendar quarter, the Operating Agent shall prepare and submit to each Operating Committee Member a written report documenting heat rate, capability, availability, scheduled outages, full and partial forced outages, fuel cost, environmental, and financial performance measures in respect of Elm Road Unit 1 during the previous quarter.  This report shall also include the most recent electronic version of generator availability data system (“GADS”) data.  In addition, unusual operating events, accidents, damage to Elm Road Unit 1, and injuries (including OSHA recordable and lost-time accidents) shall be documented in reasonable detail in this report.

(g)

Annual Reports.  At least annually, or more frequently as determined by the Operating Committee, the Operating Agent shall provide to the Operating Committee Members unaudited statements for the preceding fiscal year for all costs that have been incurred pursuant to this Agreement.  The Operating Agent will make a reasonable effort to provide this accounting in a form that is acceptable to all Lessee/Owner Parties.

SECTION 4.3

Parties’ Rights of Access.

Commencing on the Lease Effective Date, each Lessee/Owner Party shall have reasonable rights of access to (i) go upon and into the Elm Road Site and to inspect and observe operation of Elm Road Unit 1, subject to the Project Agreements and such reasonable conditions as the Operating Agent may impose for safety, security and operating reasons, and (ii) during normal business hours, review documents and records relating to Elm Road Unit 1 being maintained by the Operating Agent in accordance with this Agreement, at its own expense.  The Lessee/Owner Parties’ rights of access to the Elm Road Site and documents are not intended to substitute for or diminish in any way the Operating Agent’s affirmative duty to provide information as provided for herein.

SECTION 4.4

Audits.

(a)

Each Lessee/Owner Party shall have the right from time to time (but not more frequently than once each year) to conduct audits of the books, records and other documents maintained by the Operating Agent with respect to the Unit, and such other documents as may be necessary to ensure compliance with this Agreement, including ascertaining the correctness and propriety of all charges to, and payments made by, the Lessee/Owner Party under this Agreement; provided, however, that the audits of fuel supply and transportation contracts shall be governed by Article VIII hereof.  Such audits may be made either by the Lessee/Owner Party’s own officers or employees, or through its duly authorized agents or representatives, subject to Article XXII.  No payment under this Agreement shall constitute a waiver of the right of the Party to conduct an audit, or to question or contest the correctness of any charge, credit, allocation, or other accounting matter hereunder.  The Operating Agent shall cooperate with any Lessee/Owner Party in the conduct of any such audit, which shall include the responsibility to furnish requested records and make requested copies in a timely manner, and to retain custody and care of the records pertinent to Elm Road Unit 1 and this Agreement in an orderly and accessible fashion.  During normal business hours the Operating Agent shall provide each Lessee/Owner Party, through its duly authorized agents or representatives (including any auditor utilized by a Party, or any nationally recognized accounting firm retained by such Party), access to, and upon request, copies of the Operating Agent’s books, records and other documents with respect to the Unit, and such other third-party documents (subject to Section 4.4(b)) as may be necessary to ascertain the correctness and propriety of all charges to, and payments made by, the Lessee/Owner Party under this Agreement, which books, records and other documents shall be in a form sufficient to enable each Lessee/Owner Party to verify the costs that have been allocated and billed to each Party pursuant to this Agreement.  All such audits shall be conducted at the Lessee/Owner Party’s sole cost and expense and subject to its compliance with the Operating Agent’s reasonable policies and procedures, including security and safety requirements, and the confidentiality provisions of Article XXII below.

(b)

To the extent that third-party documents requested by a Lessee/Owner Party under Section 4.4(a) cannot be made available to a requesting Lessee/Owner Party consistent with the confidentiality requirements imposed by such third party, notwithstanding the Operating Agent’s commercially reasonable efforts to obtain such documents for the Lessee/Owner Parties and the requesting Lessee/Owner Party’s willingness to execute such non-disclosure agreements as the third party and/or the Operating Agent may reasonably require, the Operating Agent shall, on the request and at the expense of the requesting Lessee/Owner Party, cause the Operating Agent’s independent auditor to prepare an audit report responding to such questions as the requesting Lessee/Owner Party identifies.

(c)

On or before March 1 following the second full calendar year of commercial operation of Elm Road Unit 1, a nationally recognized accounting firm selected by the unanimous vote of the three voting Operating Committee Members shall conduct an audit of (i) records maintained by the Operating Agent and (ii) all costs charged to each Party under this Agreement.  Such audits shall be conducted on a regular basis thereafter (but in no event at intervals greater than every five years), and a final audit shall be conducted no later than six months after the retirement of the Unit.  The costs of such audits shall be borne by the Lessee/Owner Parties on the basis of their Pro Rata Shares.

(d)

At the request of any of the Lessee/Owner Parties, the Operating Agent agrees to permit the Lessee/Owner Parties and their agents to make such reasonable investigations as they deem necessary or appropriate with respect to the effective operation of the Operating Agent’s system of internal control over financial reporting (the “Internal Controls”), including a report on Internal Controls from a nationally recognized audit firm.  The Operating Agent agrees to respond to reasonable inquiries of the Lessee/Owner Parties and their respective independent auditors with respect to the Internal Controls to enable them to conclude that the Internal Controls are operating effectively.  The Parties agree that all incremental internal and third party expenses incurred by the Operating Agent in respect of such investigations, reports and inquiries shall be borne by the requesting Lessee/Owner Party.  All agents and audit firms engaged by the requesting Party shall comply with the confidentiality terms and conditions provided in Article XXII hereof unless otherwise required by Law.

ARTICLE V

TRANSITION

SECTION 5.1

Control During and After Transition Period.

During the Transition Period, the Operating Agent will begin preparation for the Operating Functions related to Elm Road Unit 1.  Except as otherwise provided in the proviso of the immediately succeeding sentence, prior to the Lease Effective Date, in accordance with the terms of the Ownership Agreement and EPC Contract, the Project Manager shall be in control of Elm Road Unit 1.  During this period, all acts by the Operating Agent in preparation for the operation of such Unit shall be taken with the knowledge and approval of the Project Manager and shall not materially interfere with or impair the activities of the Project Manager or EPC Contractor; provided, however, that all systems of Elm Road Unit 1 turned over to the Operating Agent by the Project Manager, in accordance with the Interim Use and Operating Agreement or otherwise, shall be under the control of the Operating Agent and all acts of the Project Manager and EPC Contractor with respect to such systems will be undertaken only with the knowledge and approval of the Operating Agent.

SECTION 5.2

Documents and Agreements.

(a)

From and after the Lease Effective Date, the Operating Agent shall be responsible for maintaining and updating all warranty information, drawings and documents related to Elm Road Unit 1.

(b)

At an Operating Committee meeting prior to the Scheduled Commercial Operation Date, the Operating Committee, in conjunction with the Operating Agent, shall review all executory contracts then in place respecting Elm Road Unit 1 and determine which contracts are reasonably necessary to the Operating Functions.  Following the Lease Effective Date, such contracts shall be enforced by the Operating Agent consistent with Sections 2.2(s) and 2.2(t).

SECTION 5.3

Cooperation.

During the Transition Period, each of the Parties shall use reasonable efforts to ensure that its actions at the Elm Road Site are consistent with and support the efforts of the Project Manager and EPC Contractor to complete construction in a timely manner.

SECTION 5.4

Costs Incurred by Operating Agent During Transition Period.

It is anticipated that the Operating Agent will incur certain costs during the Transition Period in connection with the performance of its duties as Operating Agent during this period.  Such costs may include costs of labor and labor overheads; costs of procuring initial inventories of fuel, spare parts, materials and supplies; costs of procuring certain types of plant equipment, such as office equipment and shop tools; and costs associated with employee training.  To the extent such costs are incurred consistent with Prudent Utility Practice on behalf of the Lessee/Owner Parties in connection with the preparation for commercial operations of the Unit, and are not reimbursed to the Operating Agent and billed as “Project Costs” under the

Ownership Agreement, the Operating Agent shall invoice each Lessee/Owner Party monthly (or as incurred, with respect to Coal Costs) for such Lessee/Owner Party’s Pro Rata Share, or other appropriately allocated share, of such costs consistent with the cost-allocation and billing provisions of this Agreement.

SECTION 5.5

Testing and Initial Start-up.

The Operating Agent’s role in the initial start-up and testing of the Unit during the Transition Period shall be as set forth with respect to WEPCO as Lessee in Article IV of Schedule 3.1(a) to the WEPCO Facility Lease.  Start-up and test fuel and revenue from the sale of energy produced during start-up and testing shall be accounted for consistent with Schedule 4.3 of the WEPCO Facility Lease.  Costs of and revenues derived from such testing and start-up shall be accounted for in accordance with the terms of the Ownership Agreement and shall not be included in the cost recovery under this Agreement.

SECTION 5.6

Caledonia Payments.

Commencing as early as 2005, the Operating Agent will begin making payments to the township of Caledonia in connection with the Caledonia Settlement Agreement dated July 27, 2004.  Notwithstanding any provision of any agreement to the contrary, the Parties agree that such payments shall constitute Operating Costs that are reimbursable pursuant to Section 9.3 hereof.

ARTICLE VI

OPERATIONS AND SCHEDULING

SECTION 6.1

Commercial Operation.

The provisions in this Article VI shall take effect as of the Lease Effective Date.  WEPCO shall take all actions necessary to satisfy its obligations under and pursuant to the WEPCO Facility Lease (including Schedule 5.1 thereto) in a timely manner such that the Lease Effective Date will occur simultaneously with the Commercial Operation Date (as defined in the Ownership Agreement as of the date of execution thereof) or as soon thereafter as practicable.

SECTION 6.2

Auxiliary Services.

The Operating Agent shall procure such auxiliary services, including startup power and water, as are required from time to time in connection with the Unit’s operations.

SECTION 6.3

Operation Beyond Net Generating Capability.

It is the intent of the Parties that Elm Road Unit 1 will be operated within the parameters recommended by the manufacturers of the Unit in order to maximize the useful life of Elm Road Unit 1 and preserve its ability to operate as a high-availability base-load power supply resource and to avoid high maintenance costs that may be incurred due to operation of the Unit above its Net Generating Capability.  It is further recognized that at times of testing, or in the case of a system emergency or where requested by a Lessee/Owner Party that foresees or has implemented firm-load-obligation interruptions after taking all other prudent actions to avoid such interruptions, it may become necessary or appropriate to operate the Unit for short periods of time (generally not to exceed four hours) above its Net Generating Capability.  Consistent with Prudent Utility Practice, the Operating Agent shall keep such operations to a minimum and simultaneously communicate with all Lessee/Owner Parties regarding such operations.

SECTION 6.4

Allocation of Capacity.

Each Lessee/Owner Party shall own its Pro Rata Share of the Net Generating Capability of Elm Road Unit 1, plus its Pro Rata Share of any additional capacity or energy which may be obtainable from the Unit.

SECTION 6.5

Minimum Schedule Obligations.

When any Lessee/Owner Party Schedules energy from the Unit, each other Lessee/Owner Party shall, subject to reasonable advance notice of start, Schedule for its account at least its share of Minimum Net Generation, which shall be the product of the Party’s Pro Rata Share percentage and the Minimum Net Generation established for the Unit.

SECTION 6.6

Generation Control.

(a)

Subject to Section 6.6(f), each Lessee/Owner Party is entitled at all times to its Pro Rata Share of the Available Net Generating Capability of the Unit and energy produced therefrom, and all ancillary services that the Unit is capable of producing.  The Operating Agent shall keep the Lessee/Owner Parties advised, through simultaneous communications, of the Available Net Generating Capability and the ancillary services capability, and of any increase or decrease in the Available Net Generating Capability that will or may occur, or any known or suspected conditions that could cause such change.  Operation of the Unit above its Net Generating Capability may be requested by a Lessee/Owner Party only in accordance with Section 6.3.  Except as provided in Section 6.3, the maximum amount of energy during any hour that may be Scheduled by any Lessee/Owner Party from the Unit at the Point of Delivery shall be its respective Pro Rata Share of the Unit’s Available Net Generating Capability during that hour.  Subject to the requirements of Section 6.5, each Lessee/Owner Party may Schedule any amount less than this maximum amount.  The failure of a Lessee/Owner Party to Schedule its maximum amount of energy during any hour shall not permit any other Lessee/Owner Party to Schedule energy from the first Party’s Pro Rata Share of the Unit absent the consent and agreed-upon compensation of the first Party for the sale of such energy.

(b)

The Lessee/Owner Parties shall each have the same rights and obligations with respect to Scheduling and dispatch of the Unit.  Detailed written protocols and procedures for coordination and communications regarding Scheduling shall be developed and updated pursuant to Section 3.3(a) above.

(c)

Each Lessee/Owner Party shall have the right to have its share of the output of Elm Road Unit 1 on automated generation control and/or Scheduled by automated electronic means to the balancing authority or energy control system designated by that Party and capable of absorbing the energy.  Where a Lessee/Owner Party has elected to utilize such equipment, new or changed schedules shall go into effect immediately upon electronic notification by the Party through use of such equipment.  Each Party utilizing electronic Scheduling equipment shall ensure that it operates in such a manner as to comply with the minimum and maximum Scheduling requirements established in this Article VI.  All costs of installing, operating and maintaining electronic Scheduling equipment at Elm Road Unit 1 (and associated communications charges) shall be allocated based on the relative Pro Rata Shares of all Parties who utilize electronic Scheduling; provided, however, that a Party may elect to purchase, install, operate, and maintain its own communications equipment at Elm Road Unit 1, in which case it shall not be allocated any portion of other Parties’ costs of such equipment.  To the extent practicable, the Scheduling procedures in Section 6.6(d) shall apply to instances when electronic Scheduling equipment fails.

(d)

In the event a Lessee/Owner Party is not using electronic Scheduling to receive its share of the output of Elm Road Unit 1, that Party shall Schedule hourly energy deliveries with the Unit’s control center prior to 12:00 noon (or such other Scheduling deadline convention imposed in the region) of the last Energy Scheduling Business Day prior to the date in which the schedule is to begin.  The Operating Agent will use its best efforts to accommodate any subsequent schedule changes, subject to the operating constraints of the Unit.  The Operating Agent will notify all Parties, by 7:00 AM of the last Energy Scheduling Business Day prior to the date in which a schedule is to begin, of the expected Available Net Generating Capability for each hour during the date(s) covered by the schedule.

(e)

In all events, the Operating Agent shall terminate or reduce, as appropriate, deliveries from the Unit to a Lessee/Owner Party hereunder at any time when an Applicable Transmission System Operator notifies the applicable Party or the Operating Agent that transmission service for the Party’s power and energy from the Unit is being interrupted or curtailed as permitted by the applicable transmission service tariffs or agreements.  Procedures shall be established among the Parties and the Applicable Transmission System Operator(s) to implement this requirement so that operation of the Unit shall be adjusted as promptly as possible consistent with Prudent Utility Practice.

(f)

The Operating Agent shall at all times, subject only to the limitations in the next sentence, operate the Unit to deliver at the Point of Delivery to each Lessee/Owner Party its Scheduled amount of energy up to such Lessee/Owner Party’s Pro Rata Share of the output available from the Unit.  The output available from the Unit (i.e., its Available Net Generating Capability) shall be limited only by scheduled outages, curtailments, Operating Emergencies, derates, operating constraints (e.g., start-up time and ramp rates), and, when necessary, for testing purposes.

(g)

Each Energy Scheduling Business Day, the Operating Agent shall provide an hourly log of each Party’s generation schedule and the Unit’s actual electric generation and capability for the previous day(s).  The Operating Agent shall reconcile on a daily basis the dispatch of the Unit as Scheduled by each Party against the actual generation output for each Party.

(h)

In the event that the Applicable Transmission System Operator adopts rules and/or requirements that are inconsistent with the provisions of this Article VI, the Parties shall in good faith negotiate amendments to such provisions of this Agreement as are necessary and appropriate to take into account the new rules or requirements, while preserving to the maximum extent possible the Parties’ original intent and rights under this Agreement.

SECTION 6.7

Operating Emergencies.

(a)

In the event of an Operating Emergency, the Operating Agent shall take any and all steps reasonably necessary to terminate the Operating Emergency as soon as is reasonably possible consistent with Prudent Utility Practice.

(b)

As soon as reasonably possible after the commencement of an Operating Emergency, the Operating Agent shall, simultaneously, advise the Lessee/Owner Parties of the occurrence of the Operating Emergency, its nature and the steps taken or to be taken to terminate the Operating Emergency.

SECTION 6.8

Coordination of Maintenance.

(a)

By September 15 of each year, the Operating Agent shall submit to the Operating Committee for its review pursuant to Section 3.2(c) scheduled maintenance plans for the following calendar year and for the four calendar years thereafter.  The one-year plan shall describe in reasonable detail the contemplated time and duration of each outage and shall cross-reference the related budget; the four-year plan need only include the contemplated time and duration of each outage, the maintenance work to be performed and the estimated cost thereof, to the extent reasonably projected, for major maintenance projects.  The Operating Committee shall make recommendations concerning the maintenance plans at its last quarterly meeting of the year (which meeting shall be scheduled to allow sufficient time for the Lessee/Owner Parties to review and evaluate the proposed maintenance schedule, provided, that such meeting shall be held no later than November 1).  In establishing the maintenance schedule for Elm Road Unit 1, the Operating Agent shall use commercially reasonable efforts to accommodate the preferences of the Lessee/Owner Parties, taking into account the schedules already established for maintenance of their other resources; provided, however, that the Operating Agent shall retain the final responsibility for determining the maintenance schedule for Elm Road Unit 1.  Scheduled maintenance plans may be changed by the Operating Agent from time to time as deemed appropriate by the Operating Agent, provided, that the Lessee/Owner Parties are simultaneously informed of all such changes on a timely basis, including being provided as much advance notice as is practicable of any anticipated changes to the maintenance schedule, and are provided a reasonable opportunity to comment on such revisions, which the Operating Agent shall consider in good faith.  The Operating Agent makes no representation, warranty or promise of any kind as to the accuracy of any estimates or other information contained in any scheduled maintenance plans, other than that they will be prepared in accordance with Prudent Utility Practice and the other requirements of this Agreement.

(b)

Scheduled outages for major maintenance shall be as required by the manufacturers’ applicable conditions of sale and delivery of the affected facilities and equipment or at intervals consistent with Prudent Utility Practice and manufacturers’ recommendations.

The Operating Agent may shut down Elm Road Unit 1, reduce power or take other appropriate action necessary to ensure proper operation of the Unit in accordance with Prudent Utility Practice and compliance with Law.

(c)

For maintenance not included in the annual maintenance plan, where the Operating Agent (following Prudent Utility Practice) has discretion as to the timing of such maintenance, the Operating Agent shall simultaneously provide the Lessee/Owner Parties as much advance notice as is practicable of the need for any such maintenance, and provide a reasonable opportunity to comment on the timing of such maintenance, which the Operating Agent shall consider in good faith.

(d)

The scheduling of maintenance outages shall be consistent with the requirements of the Applicable Transmission System Operator for the transmission system to which the Unit is interconnected.  The Lessee/Owner Parties shall all be kept timely and simultaneously informed of the Unit’s outage schedule, and any known or likely changes therein.

(e)

If outages of the Unit are required because of maintenance associated with transmission facilities subject to the control of the Applicable Transmission System Operator for the transmission system to which the Unit is interconnected, Operating Agent shall simultaneously notify the Lessee/Owner Parties upon receiving notice from such Applicable Transmission System Operator of the need for such outage.  In the case of outages of the Unit required for scheduled transmission maintenance, the Operating Agent shall provide a reasonable opportunity for Lessee/Owner Parties to comment to the Operating Agent on the timing of such outage.  The Operating Agent shall consider such comments in communicating with such Applicable Transmission System Operator regarding the timing of such maintenance.

SECTION 6.9

Metering.

(a)

The Operating Agent shall maintain the necessary metering equipment to determine the amounts of net capacity and energy from Elm Road Unit 1 at the Point of Delivery.

(b)

The Operating Agent shall regularly read the meters at times determined by the Operating Committee and will promptly forward a duplicate copy of such meter readings to each of the Lessee/Owner Parties.  Metering records shall be available during normal business hours to authorized representatives of each Party.

(c)

Each meter used shall, by comparison with accurate standards, be tested and calibrated by the Operating Agent in accordance with Prudent Utility Practice and consistent with the GTIA.  The results of all tests and calibrations shall be open to examination by each Party and a report of every test shall be furnished promptly to each Party.

(d)

Any Lessee/Owner Party shall have the right to request that a special meter accuracy check test be made at any time.  Payment for such test shall be borne by the requesting Lessee/Owner Party if such meter is within 1% accuracy and by all Lessee/Owner Parties based on their Pro Rata Shares if outside said accuracy.

(e)

If, as a result of any test, any meter is found not to register within 1% accuracy, the readings of such meter previously taken shall be corrected according to the percentage of inaccuracy so found.  Such correction shall cover the entire period of the inaccuracy, if the Parties can determine that period; otherwise, the correction shall apply to half of the period since the last testing of the meter.  If any metering equipment fails to register or if the meter registration is erratic, the power and energy produced shall be determined by the Parties.

(f)

The Operating Agent shall maintain sufficient metering and interconnection arrangements and procedures with the Applicable Transmission System Operator to enable delivery and proper accounting of all of each of the Lessee/Owner Parties’ power and energy from the Unit.

ARTICLE VII

COMMON FACILITIES

(a)

The Operating Agent shall operate and maintain the Common Facilities pursuant to the terms and conditions of the Common Facilities O&M Agreement.  All costs relating to Common Facilities will be shared by the Parties as provided therein.

(b)

The Parties recognize that the Unit is one of several electric generating units that utilize the Common Facilities.  Accordingly, the Parties agree to cooperate with each other in the event that circumstances or conflicts arise with respect to the availability or use of the Common Facilities that do not permit full operation of all the units on the Land.  In such event, circumstances may require an adjustment of the Lessee/Owner Parties’ Scheduling requests during any such period, provided, that the Operating Agent shall, after taking into consideration each of the Parties’ desires and needs to utilize the Common Facilities, use reasonable good faith efforts to honor the Lessee/Owner Parties’ Scheduling requests to the fullest extent possible, consistent with the Unit’s availability, the Operating Agent’s rights and obligations under the Common Facilities O&M Agreement, and Prudent Utility Practice.

ARTICLE VIII

FUEL PROCUREMENT AND DELIVERY

SECTION 8.1

Coal Supplies.

(a)

Operating Agent’s Contracting Obligations.

(i)

In accordance with Prudent Utility Practice and this Agreement, the Operating Agent shall be responsible for the purchase and delivery of all the coal necessary for the reliable and cost-effective operation of Elm Road Unit 1.  Accordingly, the Operating Agent shall enter into and administer any and all contracts for the supply and transportation of coal for the Unit (“Coal Supply Agreements”), and may do so as part of the coal supply and transportation arrangements for WEPCO’s other coal-fired facilities.  In entering into and administering Coal Supply Agreements, including scheduling deliveries thereunder, the Operating Agent shall provide for the adequate supply and transportation of coal for the Unit, determined on the basis of commercial reasonableness in light of prevailing market conditions and practices, and taking into account the Unit’s estimated monthly requirements, the Operating Committee’s stockpile objectives, and the combined coal quantity designations of the Parties pursuant to this Section 8.1.  All such coal shall meet the operating and permit requirements for Elm Road Unit 1.

(ii)

The Operating Agent shall consult with the Lessee/Owner Parties from time to time concerning the Operating Agent’s strategy related to the length, pricing and other material terms of the Coal Supply Agreements, the net benefits that may be realized by incurring any contract minimum penalties or charges in connection with substitute spot-market purchases, and other opportunities for cost savings that may arise.  The Operating Agent shall keep the Lessee/Owner Parties informed regularly and in reasonable detail concerning all significant issues that arise in connection with the fuel procurement process and strategy for supply of Elm Road Unit 1 or any of the Coal Supply Agreements relevant to Elm Road Unit 1, and will consider the input from the Lessee/Owner Parties with respect to such issues.

(iii)

Prior to entering any Primary Destination Contract, the Operating Agent shall use commercially reasonable efforts to obtain permission from the other prospective parties thereto to deliver to each of the Lessee/Owner Parties drafts of such Primary Destination  Contracts and provide each of the Lessee/Owner Parties with a reasonable opportunity to review and comment on such draft Primary Destination Contracts prior to signing.  The Operating Agent shall consider all comments received in a timely manner from the Lessee/Owner Parties with respect to such draft Primary Destination Contract.

(iv)

To assist in providing input and comments in connection with subsections (ii) and (iii) above, a Lessee/Owner Party shall have the right to retain its own consultant, at such Party’s expense.  Subject to appropriate confidentiality requirements and the other provisions of this Article, such consultant may participate in meetings with the Operating Agent conducted pursuant to Section 8.1(a)(ii), and review draft Primary Destination Contracts, executed Primary Destination Contracts, and other information provided to Lessee/Owner Parties under this Article.

(v)

The Operating Agent's responsibility to administer all Coal Supply Agreements in accordance with its obligations under Section 8.1(a) includes enforcement  of any rights the Operating Agent may have under the Coal Supply Agreements and settlements of any disputes thereunder or amendments thereto, consistent with the requirements of Section 2.2(s) and Section 2.2(t) above.

(vi)

The Operating Agent shall be responsible for all activities related to the delivery and handling of coal at Elm Road Unit 1.  The Operating Agent shall determine the appropriate method for delivery, and may from time to time use railcars, barges, lake vessels and trucks to deliver the coal.  The railcars used to deliver coal to the Unit may consist of a combination of leased or purchased railcars, and shall be operated as a fleet in combination with other railcars already owned or leased by WEPCO.  The costs of owning or leasing and operating and maintaining railcars that are part of a fleet of railcars owned or leased by WEPCO shall be allocated to Elm Road Unit 1 based upon the ton-miles of coal transported using such fleet of railcars.  If, based on WEPCO’s actual experience with its fleet of leased and owned railcars, it can be shown that the average cost per ton-mile of leasing and owning or operating and maintaining the railcars used to deliver coal to Elm Road Unit 1 differs materially from the average cost per ton-mile of leasing and owning or operating and maintaining the railcars used to deliver coal to the remainder of the units served by WEPCO’s fleet, the Parties shall adjust the allocation methodology to reasonably reflect actual cost incurrence, which new methodology shall be subject to further adjustments by the Parties from time to time to reasonably reflect actual cost incurrence.  The Operating Agent shall oversee all maintenance work  for the railcars, consistent with its obligations under this Agreement.  This work may be performed at a combination of railroad and private railcar repair facilities.  Costs under this Section 8.1(a)(vi) shall be allocated in accordance with this Section and Article IX.

(b)

Ownership of Coal Inventory.  Upon delivery of coal supplies to the Elm Road Coal Pile for Elm Road Unit 1, each Lessee/Owner Party shall take title to and thereafter own its designated portion of the coal inventory, as determined herein, which may be referred to as the Party’s coal inventory (although separate physical stockpiles for individual Lessee/Owner Parties will not be maintained at the Elm Road Site).  Coal purchased by the Operating Agent on behalf of each Lessee/Owner Party will be added to such Lessee/Owner Party's inventory in tons and MBTUs delivered.

(c)

Coal Inventory Quantities.  After reviewing recommendations provided by the Operating Agent, the Operating Committee shall establish both a minimum coal inventory quantity and a target coal inventory quantity for Elm Road Unit 1.  If the Operating Agent, acting in accordance with Section 8.1(a), believes that it is necessary or appropriate to increase the minimum coal inventory and/or target coal inventory quantity (e.g., in anticipation of a strike), it shall bring the situation to the attention of all Operating Committee Members, and recommend appropriate action.  Each Lessee/Owner Party shall designate a coal inventory level that it wishes the Operating Agent to maintain on the Party’s behalf for operation of Elm Road Unit 1, based on the Party’s expected usage of the Unit and other appropriate considerations.  Each Lessee/Owner Party must designate a  level no less than its Pro Rata Share of the minimum inventory level approved by the Operating Committee.  Each Lessee/Owner Party shall have the right to designate a level above such minimum levels up to the Party’s Pro Rata Share of the inventory targets established by the Operating Committee.  Any Lessee/Owner Party’s designation of a level above its Pro Rata Share of the inventory target approved by the Operating Committee shall be accommodated (i) if the purchase of such additional amounts is permitted under the terms of applicable Coal Supply Agreements and (ii) to the extent storage of such additional fuel stock can be accommodated at the Elm Road Site.   In such event, the requesting Party shall bear all costs associated with the purchase, transportation and stockpile maintenance of such coal supply above its Pro Rata Share of the approved inventory target, to the extent not otherwise billed pursuant to Article IX or the Common Facilities O&M Agreement.

(d)

Coal Inventory Management.  The Parties intend that the Operating Agent shall manage coal procurement, deliveries, and inventories, taking into account both overall Elm Road

Unit 1 considerations and the designated coal inventory levels of each of the Lessee/Owner Parties.  The inventories of the Lessee/Owner Parties shall be subject to the following provisions.

(i)

Excess Inventory Condition Developing: If a Lessee/Owner Party’s coal inventory accumulates to the point that it exceeds its Pro Rata Share of the inventory target approved by the Operating Committee and that is greater than the excess inventory that can be accommodated at the Elm Road Site pursuant to Section 8.1(c), the Operating Agent may require the Party to reduce its inventory to the highest level that can be accommodated at the Elm Road Site.

(ii)

External Transfer:  The Operating Agent, in its sole discretion, shall consider the request of any Lessee/Owner Party to transfer coal directly from its stockpile to be used at another of its plants in order to avert an operational emergency affecting the  reliability at the other plant; provided, that such transfer does not reduce the Party’s stockpile below its Pro Rata Share of the minimum inventory level approved by the Operating Committee  and, in the reasonable judgment of the Operating Agent, inventories and expected receipts are such that the Unit’s operation will not be jeopardized.  The Operating Agent shall permit such transfers only if and to the extent they can be conducted in a manner that will not materially adversely affect Elm Road Unit 1 or other units on the Land, and will be in full compliance with all applicable Laws and local restrictions.  In such cases, the Operating Agent shall deduct the quantity transferred from the Lessee/Owner Party’s inventory at the average inventory cost per ton of its stockpile at the time the transfer is completed.  Any incremental cost resulting from any such transfer to another site by any Lessee/Owner Party will be the sole responsibility of that Lessee/Owner Party.  All external transfers shall be scheduled by the Operating Agent in a manner so as to accommodate to the extent possible the timing needs of the transferring Lessee/Owner Party while minimizing the impact on the Unit, and if the transfer utilizes the Unit’s coal handling personnel and facilities, the transferring Lessee/Owner Party shall be charged on the same basis as otherwise applies to such usage.   The Operating Agent shall provide an estimate of such charges prior to the transfer.  All external transfers will require the approval of the Operating Agent as to scheduling, handling and transportation methods.

(iii)

Internal Transfers:  Any Lessee/Owner Party may transfer coal from its stockpile to another consenting Lessee/Owner Party, provided, that if the transfer alters future receipts in a way that triggers minimum-purchase requirements, take-or-pay penalties, or similar provisions, the Lessee/Owner Parties participating in the transfer shall bear the associated costs.  These transfers shall be made at rates, terms (including provisions for assigning the costs resulting from associated changes in future receipts), and amounts agreed to by the affected Lessee/Owner Parties.  No Party shall be required to participate in such transfer.

(iv)

External Sales:  Sales from the stockpile other than to the Lessee/Owner Parties may be made only by the Operating Agent, as agent for the applicable Lessee/Owner Party.  External sales may be made only after consulting with the Operating Committee.  Further, the Operating Agent shall permit such transfers only if and to the extent they can be conducted in a manner that will not materially adversely affect Elm Road Unit 1 or other units on the Land, and will be in full compliance with all applicable Laws and local restrictions.  If more than one Lessee/Owner Party desires to participate in such sale, such participation shall be in proportion to the relative Pro Rata Shares of the Parties seeking to participate (unless otherwise agreed by the participating Parties); provided, however, that no Party shall be required to participate in such sale.  All tons of coal sold by each Lessee/Owner Party shall be deducted from the inventory of such Party at its average inventory cost per ton at the time the sale is completed.  Any incremental handling and transportation costs (determined consistent with Section 8.1(d)(ii)) shall be shared in proportion to the relative tons sold by the Parties participating in the sale.  Revenues from the sale shall likewise be shared in proportion to the relative tons sold by the Parties participating in the sale.

(e)

Cost and Contractual Responsibilities.  The charges to the Lessee/Owner Parties for coal hereunder shall be the Operating Agent’s actual delivered cost of such coal to the Elm Road Site.  The Lessee/Owner Parties shall pay the Operating Agent pursuant to Section 10.3 for their respective shares of Coal Costs incurred under the Coal Supply Agreements for the supply and transportation of coal to the Unit in accordance with this Article VIII.  In the event that the applicable Coal Supply Agreements contain any minimum-purchase requirements, take-or-pay penalties, or similar provisions, each Lessee/Owner Party shall be responsible for its share of such charges or penalties based upon its coal quantities, adjusted (if appropriate) to take into account the extent to which the liability for such charges or penalties is related to each Party’s actual use of (or failure to use) the coal contracted for thereunder.  In the event that the applicable Coal Supply Agreements provide for credits, discounts, rebates, BTU adjustment or similar provisions, each Lessee/Owner Party shall receive the benefit of such provisions as applicable to the coal delivered for each of their respective accounts, adjusted (if appropriate) to take into account the extent to which the credits, discounts, rebates or other adjustments are related to each Party’s actual use of (or failure to use) the coal contracted for thereunder.  The Lessee/Owner Parties shall also receive or bear (as the case may be) shares of any benefits received or penalties imposed in any litigation or dispute settlement under the Coal Supply Agreements, as such benefits or penalties relate to the Unit, in proportion to coal delivered for their respective accounts, adjusted (if appropriate) to take into account the extent to which the benefits received or penalties imposed are related to each Party’s actual use of (or failure to use) the coal contracted for thereunder.

(f)

Recordkeeping.

(i)

The Operating Agent shall adopt practices and procedures  for accurately keeping track of coal procurement decisions, as well as coal received, coal consumed and the respective inventories of the Lessee/Owner Parties, including records of coal sampling, analysis and weights and methods used to determine MBTUs delivered, and weighing, sampling and analysis of coal consumed. The Operating Committee shall review and make recommendations regarding such procedures. A monthly coal accounting report will be provided to the Lessee/Owner Parties, including each Party’s beginning inventory, additions, transfers and sales, consumption and ending inventory.

The monthly report also will provide the heat rate information  necessary to determine each Party’s coal consumption.  The Operating Agent shall inform each Lessee/Owner Party of any accruals for Coal Costs that it should record at month-end.  Physical inventories of the Elm Road Coal Pile shall be made annually in accordance with Prudent Utility Practice.  Reasonable and appropriate adjustments shall be made to the Lessee/Owner Parties’ book inventories based upon the results of the annual physical inventory.

(ii)

The coal consumption of each Lessee/Owner Party shall be determined on the basis of the BTUs of coal consumed by the Unit.  At the end of each month, each Lessee/Owner Party shall be allocated a share of the total BTUs consumed in the operation of the Unit equal to its share of the energy production of the Unit received that month.  The amount of BTUs so determined shall be deducted from the sum of each Party’s beginning-of-the-month coal inventory in BTUs plus BTUs of coal added to such Party’s inventory as a result of coal deliveries during the month, and netted of any BTU coal transfers or sales.  In the event that the Lessee/Owner Parties utilize their Pro Rata Shares of the Unit at different relative loading levels, with the result that any Party believes that due to adverse heat rate impacts of such differential loading the foregoing method of determination of the coal consumption of the respective Parties is inequitable, the Parties shall adopt a method of allocating the total BTUs consumed in the operation of the Unit that takes into account the heat rate curve of the Unit and allocates fuel burn in BTUs based upon each Party’s relative loading of its Pro Rata Share of the Unit.  Using this methodology, each Party initially would be allocated BTUs for its share of energy received by using the heat rate curve of the Unit and the Party’s hourly loading of (i.e., hourly energy received from) its share of the Unit’s Available Net Generating Capability to make an initial calculation of such BTU allocation.  The final BTU allocation of each Party would be determined by multiplying the ratio of the initial calculated BTU allocation of each Party to the sum of the initial calculated BTU allocations of all the Parties times the measured total BTU consumption of the Unit during the month.  Schedule 8.1 shows this calculation.  The Parties may also agree to alternative methods of  allocating BTUs.

(iii)

The Operating Agent shall maintain, and make available to any Lessee/Owner Party on request, records from which the calculations described in Section 8.1(a)(vi) (regarding railcar fleet costs) can be made.

(iv)

The Operating Agent may establish an on-line, on-site coal sampling system for Elm Road Unit 1.

(g)

Alternate Fuel Supplies.  If appropriate, the Operating Agent shall propose arrangements for use of coal ash/sludge from WEPCO’s other units that could be used as fuel for Elm Road Unit 1.  Any such arrangement shall be subject to the agreement of all Parties, such agreement not to be unreasonably withheld or delayed.

SECTION 8.2

Coal Handling Services.

The Operating Agent shall perform or contract for coal handling services, the costs of which shall be accounted for as Operating Costs shared in accordance with Article IX and the Common Facilities O&M Agreement.

SECTION 8.3

Other Fuel Supplies.

The Operating Agent shall be responsible for the purchase and delivery of natural gas, fuel oil, and any other fuel, as necessary for the reliable operation of the Elm Road Unit 1, in accordance with Prudent Utility Practice and the provisions of this Agreement.  Adequacy of such fuel supplies will be determined on the basis of commercial reasonableness in light of prevailing market conditions and practices.  All such fuel shall meet the operating and permit requirements for Elm Road Unit 1.  Each Lessee/Owner Party shall reimburse the Operating Agent for its actual delivered costs of providing such other fuel supplies pursuant to Article IX.

SECTION 8.4

Affiliate Contracts.

The Operating Agent may not enter into any WEPCO Affiliate Contract for fuel supply or fuel transportation without the unanimous consent of the Operating Committee, except for the purchase and delivery of natural gas.

SECTION 8.5

Information Regarding Coal Delivered to the Unit.

(a)

The Operating Agent shall provide each of the Lessee/Owner Parties with a copy of each Elm Road Unit 1 Primary Destination Coal Commodity Contract and each Primary Destination Coal Transportation Contract.

(b)

The Operating Agent shall provide each month to each  of the Lessee/Owner Parties the following information relating to all coal delivered in the preceding month to the Elm Road Coal Pile for Elm Road Unit 1 (whether or not pursuant to a Primary Destination Contract):

Delivery Date

Coal Source (Contract/Mine)

Purchase Price $/ton

Transportation Medium (Supplier/Contract)

Transportation Cost ($/ton)

Delivered Cost ($/ton and $/MBTU)

Average Heat Content (BTU/lb.)

Total Tons and MBTUs Delivered for use by Elm Road Unit 1

Tons/MBTUs Allocated to each Lessee/Owner Party

Coal Characteristics (e.g., sulfur content, sodium, moisture, ash, etc.)

In the event that coal is supplied to the Elm Road Coal Pile for Elm Road Unit 1 pursuant to a non-Primary Destination Contract that prohibits the release of pricing information to any of the Lessee/Owner Parties, the Operating Agent shall not be obligated to provide the above-listed purchase price and transportation cost information for such coal deliveries.  In such cases, however, the Operating Agent shall provide all other information identified above, including delivered cost information.

(c)

The Operating Agent shall provide each month to each  of the Lessee/Owner Parties the following information relating to all coal delivered in the preceding month to the Elm Road Coal Pile (whether or not pursuant to a Primary Destination Contract) other than coal delivered for Elm Road Unit 1:

Delivery Date
Coal Source (Contract/Mine)
Coal Contract Length (e.g., spot, one year, multi-year)
Transportation Medium
Delivered Cost ($/ton and $/MBTU)
Average Heat Content (BTU/lb.)
Total Tons and MBTUs Delivered to Elm Road Coal Pile
Coal Characteristics (e.g., sulfur content, sodium, moisture,  ash, etc.)

At least annually (but no later than February 15 of each year), the Operating Agent shall provide information to the Lessee/Owner Parties indicating the aggregate amount of any adjustments to the Delivered Cost information provided pursuant to this Section 8.5 as a result of any discounts, rebates, penalties or other adjustments received or imposed during the preceding calendar year under any coal commodity or transportation contracts used to deliver coal to the Elm Road Coal Pile.  The Operating Agent shall indicate the calendar years to which such adjustments apply.

SECTION 8.6

Information Regarding Coal Delivered to Other WEPCO Units.

At least annually (but no later than February 15 of each year), the Operating Agent shall provide to the Lessee/Owner Parties the following information relating to all coal delivered during each month in the preceding calendar year to any coal unit (or plant) that is owned or operated by WEPCO or any Affiliate of WEPCO (other than a unit served in whole from the Elm Road Coal Pile):

Plant or Unit Name
Delivery Month
Coal Source (Mine)
Coal Contract Length (e.g., spot, one year, multi-year)
Transportation Medium
Average Heat Content (BTU/lb.)
Total Tons and MBTUs Delivered
Average Delivered Cost ($/ton and $/MBTU)
Coal Characteristics (e.g., sulfur content, sodium, moisture, ash, etc.)

To the extent not already reflected in the Average Delivered Cost of coal from such coal source, the Operating Agent shall include a statement, for each affected calendar year, indicating for each coal source the aggregate impact (in $/ton and $/MBTU) of any discounts, rebates and penalties or other adjustments received in the preceding calendar year.

SECTION 8.7

Audit Rights Regarding Fuel-Related Contracts.

(a)

Each Lessee/Owner Party, at its expense, shall have the right to review any commodity or transportation contracts that supply the Elm Road Coal Pile and audit not more often than once per year fuel supply and transportation costs and inventory for all coal delivered to the Elm Road Coal Pile, subject to the following procedures and limitations:

(i)

The Lessee/Owner Party and its auditor or consultant  may review the Primary Destination Contracts and related documents to conduct the audit as it pertains to those Contracts and charges incurred thereunder.

(ii)

The Lessee/Owner Party and its independent auditor or consultant may review the applicable commodity contract(s), and related documents, to conduct the audit as it pertains to charges incurred for Elm Road Unit 1 under commodity contracts other than a Primary Destination Coal Commodity Contract where (a) at least 10% of the coal delivered to the Elm Road Coal Pile for Elm Road Unit 1 during a calendar year was delivered from a particular source (under one or more commodity contracts); and (b) the delivered cost of coal to Elm Road Unit 1 from such source, calculated using the applicable commodity and transportation contracts, is greater than the weighted average cost in $/MBTU under the Primary Destination Contracts used to supply coal to Elm Road Unit 1 during that calendar year.  In addition, the Lessee/Owner Party and such independent auditor or consultant may review the applicable transportation contract(s), and related documents, to conduct the audit as it pertains to charges incurred for Elm Road Unit 1 under a transportation contract other than a Primary Destination Coal Transportation Contract where (x) at least 10% of the coal delivered to the Elm Road Coal Pile for Elm Road Unit 1 during a calendar year was delivered pursuant to such transportation contract; and (y) the delivered cost of coal to Elm Road Unit 1 delivered using such transportation contract is greater than the weighted average cost in $/MBTU under the Primary Destination Contracts used to supply coal to Elm Road Unit 1 during that calendar year.  In such audits, as an addition to the applicable confidentiality requirements under Section 8.8 below, the Lessee/Owner Party’s independent auditor or consultant may disclose to such Lessee/Owner Party the audit report, but not the associated work papers unless agreed by Operating Agent.

(iii)

To the extent Lessee/Owner Parties incur charges under transportation and/or commodity contracts other than those covered under subsections (i) and (ii) above, the Operating Agent shall, on the request and at the expense of one or more Lessee/Owner Parties, cause its independent auditor to prepare an audit report certifying to such Lessee/Owner Party those matters set forth in Section 8.5(c) and such other questions as the requesting Lessee/Owner Parties identify.

(b)

For all natural gas and fuel oil supply commodity and transportation contracts intended solely for supply to the Elm Road Site, and for all WEPCO Affiliate Contracts used to supply natural gas and fuel oil to the Elm Road Site, the Operating Agent shall obtain the consents needed to permit each of the Lessee/Owner Parties, at  its expense, to review such contracts  and not more often than once per year audit the invoices generated by such contracts.

To the extent the Elm Road Site uses natural gas or fuel oil supplied pursuant to contracts not covered by the prior sentence, each Lessee/Owner Party, at its own cost and expense, shall have the right to review such contracts and not more often than once per year audit the invoices generated by such contracts, and shall follow the independent auditor procedures set forth in Section 8.7(a)(iii) to the extent the Operating Agent is unable, despite commercially reasonable efforts, to obtain the consents needed to permit a Lessee/Owner Party to review such contracts and related documents reasonably requested to conduct the audit.

SECTION 8.8

Confidentiality.

All information provided to the Lessee/Owner Parties pursuant to this Article VIII shall be considered Confidential Information, except to the extent publicly available.  No employee of any Lessee/Owner Party that has daily direct involvement in generation-marketing activities may be provided access to fuel-related contracts and/or data provided pursuant to this Article VIII, except to the extent that such contracts and/or data are publicly available and/or relate solely to coal supplies for Elm Road Unit 1 (and, if applicable, other units of which the receiving party is a lessee or an owner).  Additionally, the Lessee/Owner Parties agree that upon delivery of such information, they shall agree to be subject to any reasonable additional confidentiality provisions set forth in the information and contracts being reviewed.

ARTICLE IX

ALLOCATION OF CAPITAL COSTS AND OPERATING COSTS

SECTION 9.1

General Principles.

(a)

The Operating Agent shall maintain separate accounts for Elm Road Unit 1, and all Capital Costs and Operating Costs for the Unit shall be kept and recorded in separate accounts where practical and shall include separate accounts at a minimum for plant, inventory, income and expense accounts.  The Operating Agent’s accounting will be in conformance with Accounting Practices and the provisions of this Article IX.  An initial list of the specific FERC accounts in which costs of Elm Road Unit 1 shall be recorded is included in Schedule 9.1 attached.  The inclusion of a particular FERC account is not intended to indicate that all costs recorded in that account are appropriate to be charged to Elm Road Unit 1 or the Lessee/Owner Parties, nor is the absence of an account intended to indicate exclusion of costs recorded in such account that are appropriate to be charged to Elm Road Unit 1 or the Lessee/Owner Parties.

(b)

It is the intent of the Parties that the Capital Costs and Operating Costs for which the Operating Agent is to be reimbursed under this Agreement will be assigned to Elm Road Unit 1 and then to the Lessee/Owner Parties.  These costs shall be directly charged or allocated to Elm Road Unit 1, as appropriate, and all costs so directly charged or allocated to Elm Road Unit 1 will be further allocated to the Lessee/Owner Parties in an equitable manner.  The Parties agree that the following basic principles will guide the classification of costs and the assignment of such costs to Elm Road Unit 1 and the Lessee/Owner Parties hereunder.

(i)

The guiding principle in cost assignment should be cost causation.  If operation and maintenance of Elm Road Unit 1 did not cause a cost to be incurred, none of that cost shall be assigned to Elm Road Unit 1 or the Lessee/Owner Parties.  Thus, for example, the Operating Agent will not include in its cost assignment to Elm Road Unit 1 any charges relating to WEC’s support of its non-electric utilities or other businesses that are not engaged in support of the Unit.

(ii)

In general, there are two levels of cost assignment.  The first level is where costs are directly charged or allocated to Elm Road Unit 1.  The second level is where those costs are allocated to the Lessee/Owner Parties.

(iii)

First Level:  Costs are to be either directly charged to Elm Road Unit 1 or allocated to Elm Road Unit 1.  Direct charges shall mean those costs incurred directly for the benefit of Elm Road Unit 1 or that can be directly assigned to Elm Road Unit 1 on the basis of specific information unique to Elm Road Unit 1.  The Operating Agent shall, whenever practical, directly charge Elm Road Unit 1 for costs that relate specifically to the operation and maintenance of Elm Road Unit 1.  Allocated costs are those costs that pertain to more than Elm Road Unit 1 that must be allocated to one or more units, including Elm Road Unit 1.  The following principles shall apply in allocating costs to Elm Road Unit 1:

(A)

Costs shall be allocated from where they are managed, in order to eliminate multi-layer allocations and in order to facilitate tracing of costs to their sources;

(B)

Where costs are directly charged to Elm Road Unit 1 and the costs remaining in the same cost pool or cost center are then allocated using a more general method, all users of the cost pool or cost center must first be directly charged and only costs remaining that cannot be directly charged shall be allocated to all users proportionately based on the direct charges; and

(C)

Costs may be allocated to Elm Road Unit 1 based upon the number of employees, quantity of fuel delivered, share of net generation, or MW capacity (as described below), or other factors, as appropriate in light of cost-causation principles and the nature of the costs.

(iv)

Second Level:  The following principles shall apply in allocating Elm Road Unit 1 costs to the Lessee/Owner Parties:

(A)

Some costs will be inventoried, e.g., limestone and start-up fuel, and, upon delivery to the Elm Road Site, each Lessee/Owner Party will record its share of the inventory; and

(B)

Allocation of Elm Road Unit 1 costs may be based on quantity of coal delivered, share of net generation received, MW capacity leased or owned, or other factors, as appropriate in light of cost-causation principles and the nature of the costs.

(v)

Certain costs assigned to Elm Road Unit 1 and/or the Lessee/Owner Parties will be trued up in accordance with Section 10.6 to reflect actual values at the end of each calendar year and, if appropriate, during the year to minimize year-end adjustments.

(vi)

The Parties recognize that adjustments to the allocators specified in the Schedules for assigning costs to Elm Road Unit 1 may be appropriate from time to time to effectuate the Parties’ original intent in light of changed circumstances, such as a WEC corporate restructuring.

(vii)

The Parties acknowledge that in many instances it will be in their mutual best interest for the Operating Agent to optimize certain costs, including administrative and general costs and supervisory costs, by sharing them between the operation of Elm Road Unit 1 and WEPCO’s other operations.

(viii)

Costs incurred by the Operating Agent consistent with this Agreement in special or unusual circumstances must be evaluated for appropriate cost sharing.  When appropriate, the Parties will develop a special method for handling these costs to ensure equitable allocations consistent with the foregoing principles.

(ix)

The Parties have endeavored to identify in the Schedules the types of costs expected to be incurred and the appropriate treatment of such costs.  To the extent that costs are incurred by the Operating Agent consistent with this Agreement that are not specifically identified in the Schedules, they shall be assigned in accordance with the general cost-sharing principles of this Article IX, as best reflects the nature of such costs.  If such costs are expected to recur, the Parties shall modify the applicable Schedule to reflect the agreed-upon treatment of such costs.

(x)

As an exception to the general method of cost assignment, costs incurred solely for the benefit of an identified Lessee/Owner Party will be directly charged to such Party where such direct charges are specifically provided for in this Agreement.

(xi)

Where the term “MW capacity” is used to allocate costs under this Agreement, the MW capacity of a unit shall be the most recent net generating capacity value, determined by an URGE (Uniform Rating of Generation Equipment) test as specified by MAIN, and accepted for summer capacity planning by MAIN.  For the avoidance of doubt, the MW capacity for Unit 1 shall be its Net Generating Capability; provided, however, that prior to the Lease Effective Date, the MW capacity for Unit 1 shall be 615 MW.  If an URGE/MAIN test results in a change to a unit’s net generating capacity value in the middle of a billing period, the new value shall be incorporated in the next billing period.

SECTION 9.2

Computation of the Operating Agent’s Labor Costs.

(a)

All costs associated with the Operating Agent’s internal labor shall be charged using productive labor rates.  Productive labor rates initially will be computed using an estimate of labor costs divided by estimated productive hours (base and overtime hours) for each relevant employee group.  Each productive labor rate will be trued up to reflect actual labor costs and hours of the relevant employee group at least annually, or more often if it is determined that a significant variance from the original estimate has occurred.  An example of a productive labor rate calculation is included in Schedule 9.2.

(b)

By way of example, a productive labor rate may include the following costs:

(i)

Compensation for overtime and shift premiums incurred by employees located at the Elm Road Generating Station who provide services to Elm Road Unit 1;

(ii)

Benefits including health insurance, pension and other retirement benefits, payroll taxes and other costs associated with compensation of such employees;

(iii)

Compensated absences paid to such employees including vacation, sick leave, disability and FMLA related compensation; and

(iv)

Incentive-based compensation payable to Elm Road Unit 1 management for meeting various operational and safety goals consistent with WEPCO’s general incentive plans.  The Parties acknowledge that incentive compensation may be an integral component of management employee total compensation and that the Operating Agent may pay such compensation to motivate employees to achieve operational and safety objectives.  To ensure alignment of the incentive compensation with the interests of the Lessee/Owner Parties, the Lessee/Owner Parties shall reimburse the Operating Agent for their allocated portion of such incentive payment based upon the percentage (on a weighted basis, if the business unit compensation plan so provides) of the Unit’s achievement of the unit-specific goals defined in the business unit compensation plan under which the incentive compensation is provided.

(c)

Labor charges shall be assigned to Elm Road Unit 1 using productive hours worked.

(d)

The Operating Agent shall maintain lists of all employees primarily assigned to the Elm Road Generating Station in order to facilitate the true-up of the productive labor rates for such employees.

SECTION 9.3

Costs Unique to or Originating at Elm Road Unit 1.

Costs that are unique to or originate at Elm Road Unit 1 are identified in Schedule 9.3 and are those costs that relate directly to Elm Road Unit 1.  Schedule 9.3 lists these costs, together with the method utilized to assign each category of such costs (i) to Elm Road Unit 1 and (ii) to the Lessee/Owner Parties.

SECTION 9.4

Costs Allocated from the Common Facilities O&M Agreement.

Costs that are allocated from the Common Facilities O&M Agreement are identified in Schedule 9.4 and are those costs that constitute Elm Road Unit 1’s appropriate share of the costs of the combined operation of multiple units located on the Land that cannot be directly assigned to a single unit.  The assignment of such costs to Elm Road Unit 1 is addressed in the Common Facilities O&M Agreement, but the apportionment of such costs to the Lessee/Owner Parties shall be governed by this Agreement.  Schedule 9.4 lists these costs, together with the methods utilized to allocate each category of such costs to the Lessee/Owner Parties.

SECTION 9.5

Costs Unique to WEPCO’s Fossil Fuel Generating Facilities.

(a)

Costs that are unique to WEPCO's fossil fuel generating facilities are identified in Schedule 9.5 and represent Elm Road Unit 1’s appropriate share of costs that are incurred by WEPCO in connection with its operation of coal- and gas-fired generating facilities and that cannot be directly assigned to one or more facilities.  Schedule 9.5 lists these costs, together with the methods utilized to assign each category of such costs (i) between Elm Road Unit 1 and other fossil fuel generating facilities operated by WEPCO and (ii) to the Lessee/Owner Parties.

(b)

As an exception to the general rule that Capital Costs are not to include any carrying costs, the Parties agree that costs charged under this Section 9.5 shall include an appropriate share of WEPCO’s costs of owning capitalized computer hardware and software used to support the information technology services identified in Schedule 9.5.  The Parties acknowledge that there may be other similar capitalized equipment costs that the Parties may agree to treat similarly.  In such events, the Parties intend that the Lessee/Owner Parties shall be charged for these capitalized costs on the same basis on which WEPCO generally charges its retail customers for such capitalized costs, i.e., — using WEPCO’s pre-tax weighted average cost of capital and the applicable depreciation rates as established in its most recent general rate case before the PSCW.

SECTION 9.6

Costs Relating to WEPCO’s and Wisconsin Gas Company’s Utility Operations.

Costs relating to WEPCO's and Wisconsin Gas Company's utility operations are identified in Schedule 9.6 and are those that are Elm Road Unit 1’s appropriate share of costs that are incurred by (a) WEPCO in connection with the operation of its other electric utility operations, and/or (b) Wisconsin Gas in connection with the operation of its natural gas utility operations, which cannot be directly assigned to one or more facilities.  Schedule 9.6 lists these costs, together with the methods utilized to assign each category of such costs  (i) to Elm Road Unit 1 and (ii) to the Lessee/Owner Parties.

SECTION 9.7

Other Support Costs.

To the extent the operation of the Elm Road Unit 1 requires other corporate support not included in the costs directly charged or allocated to Elm Road Unit 1 pursuant to Sections 9.3, 9.4, 9.5 and 9.6, such Operating Costs will be directly charged to Elm Road Unit 1 using reasonable billing practices consistent with WEPCO’s method of billing affiliated non-utility operations.  The areas that may supply these other support costs, as well as support costs fully excluded from assignment to Elm Road Unit 1, are identified in Schedule 9.7.

SECTION 9.8

Miscellaneous.

(a)

Accrual Accounting Methods.  Notwithstanding any other provisions of this Agreement, the Parties recognize that application of accrual accounting in determining costs to be assigned to Elm Road Unit 1 and the Lessee/Owner Parties, to the extent consistent with Accounting Practices, can operate unfairly in certain circumstances.  Where Accounting Practices require the Operating Agent to accrue for potential future liabilities, excluding pensions and other post-retirement benefits, but (A) the Operating Agent does not reasonably expect to pay out such potential costs within one month, and (B) the Operating Agent will not deposit accrual payments upon receipt into an external interest-bearing account identified for that purpose, the Operating Agent shall not collect the accruals on an ongoing basis from the Lessee/Owner Parties.  Instead, it shall inform the Lessee/Owner Parties that each of them should record its share of such potential costs, along with the normal monthly accruals for Capital Costs and Operating Costs, as an obligation in its own accrual accounting, and the Operating Agent shall bill and collect the costs only at the time and in the amount the accrued cost is actually paid by the Operating Agent.  If, based on an audit, it is determined that accrued costs were collected by the Operating Agent for costs that were not actually paid at or about the time originally anticipated at the time the accrual was initiated and are not likely to be paid out within one month, the Operating Agent shall make appropriate refunds of such amounts, plus interest at the True-Up Interest Rate, Compounded Monthly, over the actual number of days elapsed from the payment by the Lessee/Owner Party to the date of such refund.

(b)

Change of Accounting Rules.  If accounting rules change during the term of the Agreement such that the Operating Agent is required to make any form of catch-up cost accrual or payments associated with labor or other costs arising out of past periods, catch-up accruals or payments associated with such labor or other costs relating to prior periods shall be permitted only to the extent related to activities or services provided in connection with this Agreement, and in no event prior to the Transition Period.

(c)

Capital Costs.  Any accounting for retirements, replacements, additions or improvements shall follow prescribed Accounting Practices including the Operating Agent’s consistently applied policies for determining capital versus expense.  Each Lessee/Owner Party shall pay, or shall cause its appropriate Affiliate to pay, for its share of all Capital Costs directly related to Elm Road Unit 1 that meet the WEPCO Facility Lease criteria for improvements.  Unless the Parties agree that the costs of any replacement, addition, improvement, or retirement not associated with permanent retirement of the Unit from service should be borne on the basis of each Lessee/Owner Party’s energy usage of the Unit, each Lessee/Owner Party’s responsibility for such Capital Costs will be based on its Pro Rata Share.  No “allowance for funds used during construction” shall be included in the Capital Cost obligations of WPPI or MGE, regardless of whether WEPCO records such AFUDC in the construction work in progress records or the fixed asset accounts for WEPCO’s proportionate share, as Lessee/Owner Party, of capital investments for the Unit.

(d)

Non-Recurring Costs.  The Lessee/Owner Parties’ obligations to reimburse the Operating Agent for payments made pursuant to any settlements, to satisfy any judgments, and/or as a penalty for violation of any Law or Government Approval shall be governed by

Article XVI.  The Lessee/Owner Parties’ responsibility for any other special and/or non-recurring costs the Operating Agent may incur consistent with this Agreement in connection with Elm Road Unit 1 shall be allocated in accordance with the general principles established in this Article IX, as determined by agreement of the Parties.

(e)

Income.  All income related to Elm Road Unit 1 (except for income related to the sale of byproducts governed by Section 9.8(f)) shall be allocated among the Lessee/Owner Parties in accordance with the general principles established in this Article IX, as determined by agreement of the Parties.

(f)

Byproducts.  Each Lessee/Owner Party shall have the right to receive revenues from the sale of byproducts of Elm Road Unit 1 on a basis up to its Pro Rata Share, provided, that it shares in the costs associated with such byproducts on the same basis.  If all Lessee/Owner Parties elect to share in the revenues and costs of such byproduct sale to the extent of their full Pro Rata Shares, then the revenues and charges associated with such sales shall be included in the income and expense accounts attributable to the Unit.  If the participation of the Lessee/Owner Parties in such byproduct sale is on a basis other than their Pro Rata Shares, then the revenues and charges associated with such sales shall be separately accounted for and charged or credited to the participating Parties in proportion to their participation in such byproduct sales.

(g)

Title to Improvements.  Notwithstanding any provision to the contrary contained in this Agreement, the Parties acknowledge and agree that title to all replacements, additions or improvements to the Unit of any kind or nature whatsoever shall automatically vest with the Unit 1 owners pursuant to the Ownership Agreement.

SECTION 9.9

Reimbursement Responsibility.

The Lessee/Owner Parties shall reimburse the Operating Agent for all Capital Costs and Operating Costs it incurs in connection and consistent with this Agreement, pursuant to the sharing principles described in this Article IX, except to the extent (i) a Party (including the Operating Agent) is solely responsible for the costs under this Agreement or the Agreement otherwise limits the Operating Agent’s right to reimbursement of such costs, or (ii) in the future it is determined by mutual agreement of all the Parties, or by Dispute resolution pursuant to Article XX upon any issue raised by any Party, that operation of any particular provision is inequitable under the circumstances at the time, in which case the Operating Agent shall be reimbursed the amounts in question pending resolution of the Dispute and shall thereafter refund such amount as determined by such Dispute resolution, together with interest at the True-Up Interest Rate over the actual number of days elapsed from the payment by the Lessee/Owner Party to the date of such refund.

ARTICLE X

PAYMENTS AND BILLINGS

SECTION 10.1

Billing Procedures.

Commencing with the second month of the Transition Period, the Operating Agent shall prepare and render monthly invoices setting forth the amount due from each Lessee/Owner Party on account of Elm Road Unit 1 Capital Costs and Operating Costs incurred during the preceding month.  Coal Costs shall be separately invoiced pursuant to Section 10.3.  All invoices shall be itemized by FERC account, shall provide reasonable detail to enable the Lessee/Owner Parties to determine the correctness and propriety of the charges and allow appropriate true-ups to be calculated, and shall otherwise conform to the requirements of Article IX.  The Operating Agent shall provide each monthly invoice by e-mail and fax to the Lessee/Owner Parties on or before the fifth Business Day of the month.  Each Lessee/Owner Party shall pay the invoiced amount by the Payment Date via a bank wire transfer or ACH debit to the Operating Agent’s bank account in accordance with the instructions provided in writing by the Operating Agent.  Interest shall be payable on all amounts not paid on or before the Payment Date, over the actual number of days elapsed from the Payment Date to the date such amounts are paid, at the Default Interest Rate, Compounded Monthly.

SECTION 10.2

Operating Deposit.

(a)

The Parties recognize that the Operating Agent may be obligated to make payments of Operating Costs before it receives the monthly payments from the Lessee/Owner Parties.  To provide cash flow to enable the Operating Agent to pay such costs, each Lessee/Owner Party shall maintain with the Operating Agent an operating deposit equal to 50% of the amount of its current invoice for Operating Costs.  Each monthly invoice, commencing with the second, shall reflect an adjustment (payment amount or credit) equal to the difference between the Lessee/Owner Party’s current operating deposit obligation, and its balance after the preceding deposit.

(b)

The operating deposit percentage set forth in Section 10.2(a) shall be reassessed and adjusted, if appropriate, based upon actual experience after the first two years of commercial operation of Elm Road Unit 1 as part of each audit performed pursuant to Section 4.4(b).

SECTION 10.3

Coal Costs.

Coal Costs are to be paid by the Lessee/Owner Parties when payment is due to the supplier rather than through monthly invoices.  The Operating Agent shall provide to each of the Lessee/Owner Parties a copy of each invoice from coal and coal transportation suppliers for coal delivered to Elm Road Unit 1 by fax and e-mail (if such invoice was transmitted to WEPCO by e-mail), together with the determination of the Lessee/Owner Party’s appropriate share of such invoice, as soon as practicable after receipt of the invoice from the supplier, but no later than five Business Days prior to the date on which payment of the invoice is due.  Each of the Lessee/Owner Parties shall pay its share of such invoice to the Operating Agent’s bank account in accordance with the instructions provided in writing by the Operating Agent on or before the date payment is due to the supplier.  Interest shall be payable on all amounts not paid on or before such date, over the actual number of days elapsed from the due date to the date such amounts are paid, at the Default Interest Rate, Compounded Monthly.

SECTION 10.4

Extraordinary Costs and Revenues.

If the Operating Agent incurs extraordinary costs related to Elm Road Unit 1, it may request accelerated payment from the Lessee/Owner Parties.  In no event will payment be due earlier than 15 Business Days after the date the invoice was transmitted.  If the Operating Agent receives extraordinary revenues relating to Elm Road Unit 1, it shall pay the Lessee/Owner Parties their respective shares within five Business Days of receipt.

SECTION 10.5

Payment in Event of Dispute.

If upon receipt of an invoice hereunder, a Party disputes the existence or extent of any obligation to make any payment hereunder, it shall nevertheless make payment in full of all invoices when due, with a written protest, submitted at the time of or subsequent to such payment, directed to the Operating Agent, with copies to the other Parties.  When any Dispute regarding payment is resolved and any amount is to be refunded, payment of amounts due shall be refunded within ten days thereafter, together with interest at the True-Up Interest Rate, Compounded Monthly, based upon the actual number of days elapsed from the date of the payment to which the correction relates to the date of the refund.

SECTION 10.6

Annual True-Ups.

It is expected that many of the cost allocators identified in Article IX, as well as the productive labor rates, will initially be computed using budgeted or estimated values.  In those instances, the cost allocators and productive labor rates shall be trued-up at least on an annual basis so actual allocation factors and actual productive labor rates are used to determine the costs assigned to Elm Road Unit 1 and the Lessee/Owner Parties.  The annual true-ups shall be conducted as part of the final accounting pursuant to Section 10.7.  If the annual true-up results in an adjustment to actual annual costs in excess of 3%, higher or lower, of the total Operating Costs billed on a monthly basis under Section 10.1, interest at the True-Up Interest Rate shall be assessed on one-half the balance due to the Lessee/Owner Parties or payable to Operating Agent over the actual number of days elapsed from the commencement of the preceding year to the date of payment or reimbursement.  If the annual true-up results in an adjustment of 3% or less of the total Operating Costs billed under Section 10.1, no interest shall be assessed on the balance due from or payable to the Lessee/Owner Parties.

SECTION 10.7

Final Accounting.

Within 60 days following the end of each calendar year, the Operating Agent shall submit to the Lessee/Owner Parties a final accounting for the previous calendar year showing all amounts expended and billed hereunder and the apportionment of such expenditures among the Parties.  Adjustments (including interest at the True-Up Interest Rate, if applicable) shall be made among the Parties, if required, so that all costs properly incurred in the performance of Operating Functions shall have been shared by the Parties in accordance with this Agreement.

This final accounting shall include the annual true-up provided for in Section 10.6, and any resulting adjustments (including interest calculated separately as provided for therein).  Within 180 days of receiving the final accounting, each Lessee/Owner Party shall raise all billing issues that it can reasonably identify on the basis of the information provided in the final accounting.  However, this time limit shall not bar any Lessee/Owner Party from subsequently raising any billing dispute the basis for which was not reasonably discernable based on the information provided in the final accounting, and which became known to the Lessee/Owner Party only through later-acquired information (including without limitation the results of any audit or other review covering the period of the disputed invoice).

SECTION 10.8

Audit Adjustments.

Where an audit pursuant to Section 4.4 or other review of the Operating Agent’s activities (including an assessment or study pursuant to Section 3.2(b)) identifies a cost for which the Operating Agent invoiced to any Lessee/Owner Party an amount either higher or lower than the costs for which such Party is properly chargeable under this Agreement, then the Operating Agent shall, as appropriate, refund or invoice each affected Party an amount equal to (a) the difference between the amount invoiced and the amount properly charged plus (b) interest on such difference at the True-Up Interest Rate, Compounded Monthly, over the actual number of days elapsed from the date of payment of the original invoice to the date of refund or payment of shortfall.

ARTICLE XI

TAXES

To the extent possible, each Lessee/Owner Party shall report, file returns with respect to, be responsible for and pay all real property, franchise, business, gross receipts, or other Taxes arising out of or relating to its respective output and any of its other rights, benefits, advantages, titles and interests under this Agreement.  To the extent that the Lessee/Owner Parties do not pay directly for Taxes relating to Elm Road Unit 1, such Taxes shall be included as Operating Costs and paid by the Lessee/Owner Parties pursuant to Article IX.

ARTICLE XII

CLEAN AIR ACT EMISSION ALLOWANCE REQUIREMENTS

SECTION 12.1

Annual Allowance Requirement, Initial Share, and Allowance Contribution.

(a)

The Operating Agent shall calculate a projected Annual Allowance Requirement for each year of Elm Road Unit 1 operations, which shall be equal to the estimated annual emissions of sulfur dioxide (in tons) from the Unit for the year based on the expected sulfur dioxide emission rate and estimated total heat input at the maximum expected energy production.  The Operating Agent’s calculation of each year’s projected Annual Allowance Requirement shall be subject to review and approval of the Operating Committee.

(b)

Each Lessee/Owner Party shall be responsible for providing and maintaining its Annual Allowance Contributions to the Elm Road Unit 1 allowance account in accordance with this Article XII.  The Operating Agent shall maintain records that allocate the allowances held in the Elm Road Unit 1 account at any given time to each Lessee/Owner Party, by compliance year, based on (i) the number of allowances contributed to the account by each Lessee/Owner Party, (ii) the number of allowances acquired by the Operating Agent on behalf of each Lessee/Owner Party pursuant to Section 12.8, (iii) the number of allowances transferred from the account at the direction of each Lessee/Owner Party pursuant to Section 12.7, and (iv) the number of allowances deducted from the account by EPA attributed to each Lessee/Owner Party pursuant to Section 12.4.

SECTION 12.2

Initial Funding of Elm Road Unit 1 Allowance Account.

(a)

The Elm Road Unit 1 allowance account within the Allowance Tracking System maintained by EPA pursuant to 40 C.F.R. Part 73, Subpart C, or any other subsequently applicable regulations, shall be funded in an amount equal to the projected Annual Allowance Requirement for each of the first three calendar years of operation, except that the projected Annual Allowance Requirement for the first calendar year of operation shall be prorated according to the portion of the calendar year as of the Provisional Certification Date.

(b)

Each Lessee/Owner Party shall be obligated to provide its Annual Allowance Contributions for each of the first three calendar years of operation no later than the date that is six months prior to the Scheduled Commercial Operation Date.

SECTION 12.3

Quarterly Adjustment of Allowance Holdings.

By the 15th day after the close of each calendar quarter after the Provisional Certification Date, the Operating Agent shall advise each Lessee/Owner Party of its allocated share of the actual sulfur dioxide emissions from the Unit for the calendar year through the end of that quarter; for purposes of these true-ups, the allocations shall be based on each Lessee/Owner Party’s proportionate share of energy delivered from the Unit during the calendar year through the end of that quarter.  Each Lessee/Owner Party shall be obligated to provide additional allowances within 30 days to the extent that its allocated share of actual sulfur dioxide emissions exceeded its Annual Allowance Contribution for the year in question (prorated according to the portion of the calendar year being examined in the true-up, as adjusted for scheduled outages and other operating factors).

SECTION 12.4

Annual Adjustment of Allowance Contribution.

Each Lessee/Owner’s allocation of allowances shall be reduced upon EPA’s annual deduction of allowances from the Unit’s allowance account pursuant to 40 C.F.R. § 73.35, or other subsequently applicable regulations, in an amount equal to its allocated share of the Unit’s sulfur dioxide emissions for the year.  To the extent that a Lessee/Owner Party’s allowance allocation for the year just concluded exceeds its allocated share of the Unit’s sulfur dioxide emissions, such excess allowances shall be credited to that Lessee/Owner Party’s Allowance Allocation for the current year.

SECTION 12.5

Annual Contribution of Third Year Allowances.

Each year after the Provisional Certification Date, the Operating Agent shall use its best efforts to advise each Lessee/Owner Party by June 30th of the projected Annual Allowance Requirement for the calendar year beginning the second year after the end of the current calendar year.  Each Party shall be obligated to provide its Annual Allowance Contribution for the second year after the end of the current calendar year within 30 days after receiving notice from the Operating Agent of the Annual Allowance Requirement for that year, but no earlier than July 31.

SECTION 12.6

Adjustment of Annual Allowance Requirement.

After consultation with the Operating Committee, the Operating Agent may adjust the projected Annual Allowance Requirement and/or one or more Lessee/Owner Parties’ Annual Allowance Contributions for any or all years, as may be warranted by operating experience, expected operating changes, or (in the case of revised Annual Allowance Contributions not resulting from a revised Annual Allowance Requirement) relative expected uses of the Unit by the Lessee/Owner Parties.  Each Lessee/Owner Party shall be obligated to provide additional allowances to meet any increase in its Annual Allowance Contribution within 30 days after receipt of notice of the amount of the resulting shortfall.

SECTION 12.7

Excess Allowances.

A Lessee/Owner Party may direct the Operating Agent at any time to transfer allowances from a given year’s subaccount within the Unit’s allowance account to an account designated by such Lessee/Owner Party to the extent that such Party’s Allowance Allocation for such year exceeds 110% of its Annual Allowance Contribution for such year determined pursuant to this Article XII.

SECTION 12.8

Acquisition of Allowances by Operating Agent; Reimbursement of Costs.

In the event that any Lessee/Owner Party has failed to supply its Annual Allowance Contribution by the established deadlines, the Operating Agent shall provide notice thereof to such Lessee/Owner Party.  If such Lessee/Owner Party does not provide its Annual Allowance Contribution within 30 days thereafter, the Operating Agent shall use commercially reasonable efforts to acquire allowances to cover the shortfall.  In acquiring allowances pursuant to this Article to cover any Lessee/Owner Party’s share of required allowances, the Operating Agent shall use reasonable efforts to obtain such allowances at the lowest cost at which such allowances are available at the time of the transaction.  The costs incurred by the Operating Agent to acquire allowances pursuant to this Section 12.8 (including commercially reasonable brokerage fees) shall be reimbursed by such Party within 30 days after receipt by such Party of an invoice from the Operating Agent documenting the incurrence and amount of such costs.  In addition, the deficient Lessee/Owner Party shall pay a penalty equal to 25% of the costs incurred by the Operating Agent to acquire the deficient Party’s required allowances; the penalty proceeds shall be distributed by the Operating Agent to the non-deficient Lessee/Owner Parties in proportion to their Pro Rata Shares.

SECTION 12.9

Procedures for Transferring Allowances; Compliance Use Dates.

All allowances transfers required or authorized by this Article XII shall be effected in accordance with procedures specified by EPA applicable to the Allowance Tracking System or as otherwise provided for in this Agreement.  An obligation hereunder to transfer or acquire allowances required for a given calendar year shall be deemed satisfied only if the allowances transferred to the Unit account bear a compliance-use date (as such term is currently defined in 40 C.F.R. § 72.2 or any subsequently applicable regulations) for such year (or any earlier year).

SECTION 12.10

Restrictions on Allowance Transfers to Cover Excess Emissions.

The Operating Agent shall direct that the representatives appointed pursuant to Section 2.2(u) shall not authorize the transfer of any allowances supplied by a Lessee/Owner Party from the Elm Road Unit 1 account to the account of any other unit on the Land to cover excess emissions at such other unit pursuant to 40 C.F.R. § 73.35(b)(3) or any subsequently applicable regulations, or for any purpose (other than the Party’s exercise of its rights under Section 12.7), without the prior approval of such Lessee/Owner Party.  In no event shall the Operating Agent permit the Designated Representative or Alternate Designated Representative for the Unit to authorize any transfer of allowances from the Elm Road Unit 1 account if such transfer would cause the Unit’s total allowance account balance to fall below the Annual Allowance Requirement for any year.

SECTION 12.11

New/Future Regulatory Requirements.

The Operating Committee shall be responsible for establishing equitable procedures for the Unit’s compliance with future environmental Laws, including any requirements relating to NOx, mercury, or carbon dioxide.

ARTICLE XIII

INSURANCE

SECTION 13.1

Operating Agent’s Duty to Provide Insurance Coverage.

The Operating Agent shall procure insurance coverage for the Unit, effective on the Lease Effective Date, that is consistent with Prudent Utility Practice and the insurance coverage provided for in the WEPCO Facility Lease for the Unit.  The Operating Agent shall use commercially reasonable efforts to ensure that all insurance coverage obtained pursuant to this section provides that (a) each Lessee/Owner Party is a “named insured” with respect to its ownership or leasehold interest, (b) each Lessee/Owner Party will receive at least 30 days (10 days in the event of non-payment) written notice from the insurer prior to the cancellation or termination or any material change in such insurance coverages, and (c) the Operating Agent, on behalf of the Lessee/Owner Parties, shall be solely responsible for pursuing claims and/or negotiating settlements in respect of claims under such insurance coverages.  Such insurance may be obtained by the Operating Agent under policies that cover more than one of the generating units owned by WEPCO or in which WEPCO has an insurable interest.  The costs of such insurance coverage shall be directly charged or allocated to Elm Road Unit 1 consistent with the methodology set forth in Article IX.  Each Lessee/Owner Party shall be responsible for its Pro Rata Share of such insurance costs and any deductibles.  If this Agreement terminates but the WEPCO Facility Lease is still in effect, WEPCO shall be obligated to procure and maintain, on behalf and at the cost of the Lessee/Owner Parties, insurance for the Unit under this Section 13.1 until termination of the WEPCO Facility Lease or, if sooner, the effective date of any replacement operating agreement pursuant to which the Lessee/Owner Parties’ new Operating Agent is required to obtain equivalent insurance coverage.  The obligations of the Lessee/Owner Parties under this section shall survive termination of this Agreement.

SECTION 13.2

Inspections.

Commencing on the Lease Effective Date, the Operating Agent shall be responsible for overseeing the engineering and loss-prevention inspections at Elm Road Unit 1.  The Lessee/Owner Parties reserve the right to perform inspections and review all specifications and drawings of the Unit, including those for fire protection and boiler and machinery.

SECTION 13.3

Contractors’ Insurance.

The Operating Agent shall require all contractors, sub-contractors, engineers, and all equipment suppliers or manufacturers providing services or equipment for the Unit to provide certificates demonstrating that they have reasonably adequate insurance (naming the Lessee/Owner Parties as “additional insureds”) and limits thereof as determined by the Operating Agent, for workers’ compensation, public liability, contractors’ liability and such other hazards as the Operating Agent determines to be appropriate with respect to Elm Road Unit 1.

ARTICLE XIV

LOSSES, INTERCONNECTION, AND TRANSMISSION

SECTION 14.1

Losses.

Each Lessee/Owner Party shall be responsible for its respective share of station and step-up transformer losses based upon MWH received at the Point of Delivery.

SECTION 14.2

Interconnection.

The Operating Agent shall be responsible for entering into any amendments to the GTIA and for entering into other agreements, if any, required by the Applicable Transmission System Operator for Elm Road Unit 1 on an Elm Road Generating Station or total-Unit basis (i.e., relating to services or functions that cannot be separately contracted for by each of the Lessee/Owner Parties with respect to its leasehold or ownership interest in the Unit).  As to any amendment to the GTIA or other Elm Road Generating Station or total Unit contract with the Applicable Transmission System Operator, (a) the Operating Agent shall provide each of the Lessee/Owner Parties an opportunity to review drafts and participate in the negotiation of same and shall not execute any such amendment or agreement without the approval of the Operating Committee, and (b) notwithstanding the rights established in (a), each of the Lessee/Owner Parties shall retain the right to challenge any such amendment or agreement in any appropriate forum.  The Operating Agent shall make reasonable efforts to minimize the extent to which contracts with the Applicable Transmission System Operator must be entered into or maintained on an Elm Road Generating Station or total-Unit basis.

SECTION 14.3

Transmission Service.

Each Lessee/Owner Party shall be responsible for all transmission costs and arrangements associated with receipt of its share of the output of the Unit at, and for delivery from, the Point of Delivery.

ARTICLE XV

DAMAGE TO FACILITY

SECTION 15.1

Allocation of Loss Proceeds.

(a)

If Elm Road Unit 1 is to be repaired or reconstructed following an Event of Loss, or Event of Total Loss, then each of the Lessee/Owner Parties agrees that any insurance proceeds received by the Operating Agent in connection with such Event of Loss or Event of Total Loss, shall be used by the Operating Agent in connection with the repair or reconstruction of Elm Road Unit 1.

(b)

If Elm Road Unit 1 is not repaired or reconstructed following an Event of Loss or Event of Total Loss, then any insurance proceeds received by the Operating Agent in connection with such Event of Loss or Event of Total Loss shall be paid to each Elm Road Unit 1 owner or Lessee/Owner Party in accordance with the applicable Project Agreements.

(c)

The Parties acknowledge that events and circumstances giving rise to an Event of Loss or Event of Total Loss under this Agreement may also give rise to an “Event of Loss” or “Event of Total Loss” under the Unit 2 O&M Agreement and/or the New Common Facilities O&M Agreement and that all or a portion of any Loss Proceeds received by the Lessee/Owner Parties pursuant to this Agreement may also constitute “Loss Proceeds” subject to the Unit 2 O&M Agreement and/or the New Common Facilities O&M Agreement.  The Parties further acknowledge and agree that if and to the extent that there is any conflict between the insurance provisions (including any provisions with respect to the receipt, payment, control and use of Loss Proceeds) in this Agreement and in the Unit 2 O&M Agreement and/or the New Common Facilities O&M Agreement, that all such insurance provisions shall be interpreted and construed, if possible, so as to avoid or minimize any such conflict.

SECTION 15.2

Event of Total Loss.

(a)

If an Event of Total Loss occurs after the Lease Effective Date, and the WEPCO Facility Lease is subsequently terminated as a result of the Event of Total Loss, this Agreement shall terminate upon termination of the WEPCO Facility Lease.

(b)

If an Event of Total Loss occurs after the Lease Effective Date, and the WEPCO Facility Lease is continued by mutual agreement of the parties thereto and as approved by the

PSCW, this Agreement shall terminate as to any Lessee/Owner Party that does not continue to have an ownership or leasehold interest in the Unit.  Each remaining Lessee/Owner Party acknowledges and agrees that (i) WEPCO, acting as Operating Agent for the remaining Lessee/Owner Parties, shall be responsible for rebuilding the Unit in accordance with the WEPCO Facility Lease and (ii) it shall be responsible for and shall pay, or cause the payment of, its then Pro Rata Share of any costs and expenses incurred by WEPCO to rebuild the Unit in accordance with this sentence.

SECTION 15.3

Event of Loss.

(a)

If an Event of Loss occurs after the Lease Effective Date and the WEPCO Facility Lease is in full force and effect, then the Lessee/Owner Parties acknowledge and agree that WEPCO, acting as Operating Agent for the remaining Lessee/Owner Parties, shall be responsible for repairing the Unit in accordance with the WEPCO Facility Lease.  Each of the Lessee/Owner Parties agrees that it shall be responsible for and shall pay, or cause the payment of, its Pro Rata Share of any costs and expenses incurred by WEPCO to repair the Unit in accordance with the immediately preceding sentence.

(b)

If an Event of Loss occurs after the Lease Effective Date and the WEPCO Facility Lease has terminated, but this Agreement has not terminated, then this Agreement shall terminate as to any Lessee/Owner Party that does not continue to have an ownership or leasehold interest in the Unit.

ARTICLE XVI

INDEMNIFICATION AND LIABILITY

SECTION 16.1

General Indemnity.

(a)

Each Lessee/Owner Party shall, severally and not jointly, in accordance with its Pro Rata Share, indemnify, defend and hold harmless the Operating Agent, in its capacity as Operating Agent, and its Representatives from and against any and all Losses asserted against, imposed upon or incurred by the Operating Agent or its Representatives by reason of or resulting from claims of third parties, except for those Losses arising directly or indirectly from the Operating Agent’s or its Representatives’ Gross Negligence or willful misconduct.

(b)

The Operating Agent shall indemnify, defend and hold harmless each Lessee/Owner Party and its Representatives from and against any and all Losses and any and all regulatory penalties and fines and reasonable expenses (including reasonable attorneys’ fees and expenses) asserted against, imposed upon or incurred by a Lessee/Owner Party or its Representatives by reason of or resulting from claims of third parties arising directly or indirectly from the Operating Agent’s or its Representatives’ Gross Negligence or willful misconduct.

(c)

Each Lessee/Owner Party shall indemnify, defend and hold harmless the other Lessee/Owner Parties and their Representatives from and against any and all Losses asserted against, imposed upon or incurred by any of them by reason of or resulting from the Indemnifying Party’s or its Representatives’ Gross Negligence or willful misconduct.

SECTION 16.2

Indemnification for Regulatory Penalties.

(a)

Each Lessee/Owner Party shall indemnify, defend and hold harmless the Operating Agent and its Representatives from and against any and all regulatory penalties and fines and reasonable expenses (including reasonable attorneys’ fees and expenses) arising from such Lessee/Owner Party’s violation of any Law or Government Approval in connection with the Operating Agent’s or its Representatives' performance of (or failure to perform) the Operating Functions.

(b)

Each Lessee/Owner Party shall indemnify, defend and hold harmless the other Lessee/Owner Parties and their Representatives from and against any and all regulatory penalties and fines and reasonable expenses (including reasonable attorneys’ fees and expenses) arising from such Indemnifying Lessee/Owner Party’s violation of any Law or Government Approval in connection with its performance of (or failure to perform) its duties under this Agreement.

(c)

Each Lessee/Owner Party shall, severally and not jointly, in accordance with its Pro Rata Share, indemnify, defend and hold harmless the Operating Agent and its Representatives for any and all regulatory penalties and reasonable expenses (including reasonable attorneys’ fees and expenses) arising from the Operating Agent’s and its Representatives' violation of any Law or Government Approval; provided, that such penalties, fines and expenses did not result from the Operating Agent’s or its Representatives' Gross Negligence or willful misconduct; and provided, further, that settlement language characterizing the Operating Agent’s or its Representatives' actions as constituting or not constituting Gross Negligence or willful misconduct shall not be dispositive as among the Parties.

SECTION 16.3

Liability Among the Parties.

(a)

As among the Parties, each Lessee/Owner Party shall bear its respective responsibility and liability for the receipt, transmission and distribution of its energy from the Unit, and the Operating Agent shall have no responsibility or liability, beyond the Point of Delivery.

(b)

All issues of liability as between and among the Parties arising under this Agreement shall constitute Disputes to be resolved pursuant to the provisions of Article XX.

(c)

Notwithstanding any provision in this Agreement to the contrary, no Party, nor any of its Representatives, shall be liable hereunder for any consequential or indirect loss or damage, including loss of profit, cost of capital, loss of goodwill, loss of revenues from the sale of capacity or energy, increased operating costs or any other special or incidental damages.  It is the intent of the Parties that the limitation on damages be without regard to the cause or causes thereof, including the negligence of any Party, and whether such negligence be sole, joint or concurrent, or active or passive.

(d)

Any indemnification obligation of the Operating Agent shall not constitute Operating Costs or other costs hereunder for which the Operating Agent is entitled to be reimbursed.

SECTION 16.4

Cooperation Regarding Claims.

Except with respect to claims against the Lessee/Owner Parties with respect to agreements entered into by the Operating Agent pursuant to Section 2.2(b) or Section 2.2(m), which claims shall be governed by Sections 2.2(s) and 2.2(t), if any Party (in such capacity, an “Indemnified Party”) receives notice or has knowledge of any Loss that may result in a claim for indemnification by such Indemnified Party against any other Party (in such capacity, an “Indemnifying Party”) pursuant to this Article XVI, such Indemnified Party shall as promptly as possible give the Indemnifying Party notice of such Loss; provided, that failure promptly to give such Notice or to provide such information and documents shall not relieve the Indemnifying Party from the obligation hereunder to respond to or to defend the Indemnified Party against such Loss unless such failure shall materially diminish the ability of the Indemnifying Party to respond to such claim or to defend the Indemnified Party.  Such notice shall include a reasonably detailed description of the facts and circumstances relating to such Loss, and a complete copy of all notices, pleadings and other papers related thereto, and in reasonable detail the basis for its potential claim for indemnification with respect thereto.  The Indemnifying Party, upon its acknowledgment in writing of its obligation to indemnify the Indemnified Party, shall be entitled to assume the defense or to represent the interests of the Indemnified Party in respect of such Loss, which shall include the right to select and direct legal counsel and other consultants, appear in proceedings on behalf of such Indemnified Party and to propose, accept or reject offers of settlement, all at its sole cost; provided, that if and to the extent that any such settlement is reasonably likely to involve injunctive, equitable or prospective relief or materially and adversely affect the Indemnified Party’s business or operations other than as a result of money damages or other money payments, then such settlement will be subject to the reasonable approval of the Indemnified Party.  Nothing herein shall prevent an Indemnified Party from retaining its own legal counsel and other consultants and participating in its own defense at its own cost and expense.  The Parties shall cooperate with each other in any notification to insurers.

SECTION 16.5

Survival of Provisions.

The provisions of this Article XVI shall survive the termination of this Agreement.

ARTICLE XVII

ASSIGNMENTS AND DELEGATIONS

SECTION 17.1

Successors and Assigns.

This Agreement shall be binding on each Party’s successors and permitted assigns.

SECTION 17.2

Assignment by Operating Agent.

(a)

The Operating Agent shall not assign this Agreement or assign its rights hereunder without the prior written consent of all Lessee/Owner Parties, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that without the consent of the Lessee/Owner Parties, Operating Agent may (i) assign its rights under this Agreement to an Affiliate with Acceptable Credit, or (ii) transfer or assign this Agreement to any person or entity succeeding to all or substantially all of the assets of the Operating Agent, subject to the assignee’s having Acceptable Credit; provided, however, that in each such case, prior to such assignment any such assignee shall agree in writing to be bound by the terms and conditions hereof.

(b)

The Operating Agent shall not delegate all or substantially all of its obligations hereunder without the prior written consent of all Lessee/Owner Parties.  The Operating Agent may partially delegate its obligations by subcontracting with third parties (including Affiliates) for the performance of certain Operating Functions, subject to applicable consultation and approval rights of the Lessee/Owner Parties with respect to such contracts, as provided under this Agreement.  In any event, the Operating Agent shall remain liable to the Lessee/Owner Parties for the performance of all of the Operating Functions hereunder.

SECTION 17.3

Assignment by Lessee/Owner Parties.

(a)

Without the prior written consent of the other Lessee/Owner Parties (which consent shall not be unreasonably withheld, delayed or conditioned), no Lessee/Owner Party may assign this Agreement or assign its rights or delegate its duties hereunder except (i) in the case of WEPCO or MGE, to (x) ERGS or MGE Power, respectively, or (y) an Acceptable Assignee (as defined in the applicable Facility Lease as of its execution) that is its transferee pursuant to and under the WEPCO Facility Lease or MGE Facility Lease, respectively; and (ii) in the case of WPPI, to a party that is its transferee as permitted by Article XIII of the Ownership Agreement.

(b)

In the case of any transfer by (i) WEPCO or MGE under their respective Facility Leases, or (ii) WPPI under the Ownership Agreement, the transferor shall require in connection with such transfer that its transferee execute a counterpart of this Agreement to evidence its assent hereto.  Upon such execution, the transferring Party shall be released from its obligations hereunder, except for any obligations that survive termination of this Agreement.

ARTICLE XVIII

DEFAULT AND REMEDIES

SECTION 18.1

Events of Default.

The following shall be Events of Default under this Agreement:

(a)

The failure of a Lessee/Owner Party to make a payment when due under this Agreement within the later of (i) 15 Business Days after such amount becomes due and owing; or (ii) five Business Days after the date such Lessee/Owner Party receives notice of such non-payment from the Operating Agent; or

(b)

The failure of any Party to perform or abide by any material obligation under this Agreement, other than payment, within 60 days of receipt of written notice of non-performance; provided, however, that if such default cannot be cured within such 60-day period, no Event of

Default shall occur for so long as the non-performing Party is diligently pursuing a cure, and such non-performance is curable; or

(c)

The commencement, with respect to a Party, by such Party or by another person or entity of a bankruptcy, reorganization, moratorium, liquidation or similar insolvency proceeding or other relief under any bankruptcy or insolvency law affecting creditors’ rights or a petition is presented or instituted for its winding-up or liquidation.

SECTION 18.2

Effect of Default.

(a)

Upon the occurrence of an Event of Default pursuant to Section 18.1(a) involving the failure to pay an aggregate amount in excess of $25,000, the defaulting Party shall not be entitled to its Pro Rata Share of the Available Net Generating Capability of the Unit and energy produced therefrom from such date until it has remedied its payment default (“Payment Default Period”).  The defaulting Lessee/Owner Party shall continue to be responsible for its allocated share of Operating Costs and Capital Costs in accordance with Article IX during the Payment Default Period.  The non-defaulting Lessee/Owner Parties shall not be entitled to Schedule any additional energy in excess of their normal Pro Rata Shares, unless such Lessee/Owner Parties’ Pro Rata Shares are insufficient to attain Minimum Net Generation, and then only to the extent required to attain Minimum Net Generation (which increase shall be shared by the non-defaulting Parties in accordance with their respective Pro Rata Shares).

(b)

Subject to Section 18.2(c), upon the occurrence of any Event of Default, the non-defaulting Parties shall be entitled to exercise all remedies available to them at law or in equity, including specific performance, it being agreed that monetary damages may not be an adequate remedy for the breach of the Parties’ obligations hereunder.

(c)

Notwithstanding any remedies otherwise available to the non-defaulting Parties at law or in equity that may be pursued in accordance with Article XX, in the event of a breach or default by any Party it is the Parties’ intention that (i) this Agreement may be terminated only pursuant to its express terms and (ii) the Lessee/Owner Parties shall have no right to replace the Operating Agent or reduce the scope of its duties except as provided in Section 3.3(d).

ARTICLE XIX

FORCE MAJEURE

SECTION 19.1

Effect of Force Majeure.

If any Party is rendered unable by an event of Force Majeure to carry out, in whole or part, its obligations under this Agreement, then, for only the pendency of such event of Force Majeure, the Party affected by the event shall be temporarily relieved of its obligations hereunder (other than the obligation to make payments then due or becoming due with respect to performance which occurred prior to the event) insofar as they are affected by such event of Force Majeure but for no longer period.

SECTION 19.2

Definition of Force Majeure.

“Force Majeure” shall mean any cause or occurrence, beyond the reasonable control, and without the fault or negligence of the Party claiming Force Majeure, which causes the Party to be unable, or otherwise materially impairs its ability, to perform its obligations under this Agreement and which such Party could not have been reasonably expected to avoid by the exercise of reasonable foresight, including any acts of God, strikes, work stoppages, lockouts or other labor actions that are in each case of an industry or sector-wide nature and that are not directed solely or specifically at such Party, acts of the public enemy, wars, terrorism, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, civil disturbances, explosions, change in Law (including such change that results in any rescission, termination, material modification, suspension of determination of invalidity or lack of effectiveness of any Government Approval), the binding order of any Governmental Authority (provided, that such order has been resisted in good faith by all reasonable legal means), the failure to act on the part of any Governmental Authority (provided, that such action has been timely requested and diligently pursued) and any other cause whether of the kind herein enumerated or otherwise, which, despite the reasonable efforts of such Party to prevent or mitigate its effects, prevents or delays the performance of such Party, or prevents the obtaining of the benefits of performance by the other Parties, and is not within the control of the Party claiming excuse.

SECTION 19.3

Notice of Force Majeure.

As soon as reasonably practicable following the occurrence of an event of Force Majeure, the affected Party shall provide the other Parties with written notice thereof setting forth the full details of such event, the efforts being undertaken to remove or mitigate the Force Majeure, and the expected time of removal.  The party affected by such event of Force Majeure shall take all reasonable measures to mitigate or minimize the effects of such event of Force Majeure.

ARTICLE XX

DISPUTE RESOLUTION

SECTION 20.1

Exclusive Procedure.

Any controversy, claim or dispute of whatsoever nature or kind between or among the Parties arising out of this Agreement or its validity or interpretation (each a “Dispute”) shall be resolved pursuant to the procedures of this Article XX.

SECTION 20.2

Dispute Notices.

If a Dispute arises between or among the Parties, then any Party may provide written notice thereof to the Operating Agent and each of the Operating Committee Members, including a detailed description of the subject matter of the Dispute (the “Dispute Notice”).  The Dispute Notice shall specify whether the Disputing Party believes such Dispute is a Technical Dispute.  If the Disputing Party believes that the Dispute is a Technical Dispute, such Dispute Notice shall have been issued not later than six months after obtaining written knowledge of the facts giving rise to such Technical Dispute.  The Dispute Notice shall identify the Party directly opposed, which shall participate in the Dispute resolution process.  Each other Party in receipt of a Dispute Notice shall inform the other Parties whether it will participate in the Dispute resolution process.  If a Party in receipt of a Dispute Notice believes that it has counterclaims arising out of the same set of facts as the Dispute, it shall promptly notify the other Parties of such counterclaim no later than two Business Days before the first meeting of the senior executives required pursuant to Section 20.3 hereof.  Each initiating Party, each opposing Party named in the Dispute Notice, and each other Party electing to participate shall be referred to as a “Disputing Party.”

SECTION 20.3

Informal Resolution of Disputes.

(a)

Upon the issuance or receipt of a Dispute Notice, the plant manager and/or the Operating Committee Members of each Disputing Party shall in good faith attempt to resolve such Dispute by informal negotiations within 20 Business Days from the date of receipt of such Dispute Notice.

(b)

If the Dispute is not resolved within 20 Business Days following receipt of the Dispute Notice or within any mutually agreed extended time, each Party shall promptly designate the most senior executive of that Party responsible for the subject matter of the Dispute who shall have authority to resolve the Dispute.  The senior executives shall obtain such information as necessary to inform themselves of the substance and particulars of the Dispute and shall meet within ten Business Days, at a mutually agreed time and place.

(c)

If the senior executives are unable to resolve the Dispute within ten Business Days of their first meeting or within any mutually agreed extended time, then the Disputing Parties shall decide within 15 Business Days whether they unanimously agree that the Dispute is a Technical Dispute subject to arbitration in accordance with the provisions of Section 20.5.  If the Disputing Parties agree to arbitrate, their senior executives shall execute a certificate in the form attached as Schedule 20.3 evidencing their agreement to submit such Technical Dispute, and any identified counter-claims, to final and binding arbitration in accordance with Section 20.6.  If the Disputing Parties do not unanimously agree that the Dispute (or any counter claim) is a Technical Dispute, the provisions of Section 20.4 shall apply.

SECTION 20.4

Resolution of Non-Technical Disputes.

Except for Disputes over matters where a regulatory body has exclusive jurisdiction, any and all Disputes that are not agreed by all of the Disputing Parties to be Technical Disputes shall be resolved solely and exclusively by the state or federal courts situated in Milwaukee County, Wisconsin.  The Court may award attorneys fees and costs to the prevailing Party.

SECTION 20.5

Resolution of Technical Disputes.

Any and all Technical Disputes shall be resolved solely and exclusively by binding arbitration undertaken pursuant to the procedures set forth in this Article XX.  The Parties explicitly and irrevocably waive any right to trial and any right to trial by jury with respect to Technical Disputes.

SECTION 20.6

Binding Arbitration of Technical Disputes.

(a)

If the Disputing Parties have elected to refer a Technical Dispute to arbitration pursuant to Section 20.3(c), the Disputing Party that initially raised the Dispute shall prepare a notice (“Arbitration Notice”) and shall deliver the Arbitration Notice to the other Disputing Parties.  The Arbitration Notice shall contain a detailed statement of the nature of the Technical Dispute, the type of Technical arbitration (i.e., whether it is solely of an accounting nature), the proposed Technical Expert, the amount involved, if any, the factual and legal position of the Disputing Party requesting arbitration and the remedy sought.

(b)

Within 15 Business Days after receipt of the Arbitration Notice, each Disputing Party named in the Arbitration Notice as opposing the Party initiating the Dispute shall deliver a response in writing to each of the other Disputing Parties.  Each response shall contain:  (i) a detailed response to any claims made in the Arbitration Notice, including a statement of the position of the Party with respect to all matters raised in the Arbitration Notice and the relief sought by the responding Party; and (ii) any counterclaims that are of the same nature and directly arising out of the same nexus of facts as the Technical Dispute and that are within the scope of the agreement to arbitrate, the factual and legal position of the Disputing Party asserting the counterclaim and the remedy sought.  Any other Disputing Party also may elect to prepare and deliver a response.

(c)

Unless specifically otherwise agreed between the Disputing Parties, any arbitration of a Technical Dispute shall be (i) conducted before a Technical Expert, and (ii) held in Milwaukee, Wisconsin in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in force and effect, except as otherwise expressly set forth herein.

(d)

Each Technical Expert shall be an individual or enterprise having specialized knowledge relating to the areas of Technical Dispute as it affects accounting, operation, engineering, construction or maintenance of facilities similar to the Elm Road Generating Station.  A Technical Expert will be disqualified if such Technical Expert is employed by or otherwise has business dealings with one of the Parties.

(e)

Not later than five Business Days after the deadline for responses under Section 20.6(b), the Disputing Party requesting arbitration shall deliver to the designated Technical Expert copies of (i) the executed agreement to arbitrate; (ii) the Arbitration Notice; (ii) all responses to the Arbitration Notice, and (iv) a written request on behalf of the Disputing Parties that the Technical Expert promptly proceed with the arbitration.

(f)

It is the intent of the Parties that the Technical Expert shall exercise due diligence to expedite full submission of the Technical Dispute and completion of hearings.  The Technical Expert shall conduct its arbitration as expeditiously as possible, shall strive to hold any preliminary hearing within ten days after all pleadings have been served, shall require the Disputing Parties to make expedited disclosure of any directly relevant information pertaining to the Technical Dispute and shall establish hearing dates as soon as practicable.  The Technical Expert shall decide the matters submitted to it within 30 days after conclusion of the hearings, unless such time period is extended or waived by all the Disputing Parties.

(g)

The Technical Expert’s award of damages shall be subject to Section 16.2(c).  The Technical Expert may award reasonable attorneys’ fees and costs of arbitration to the prevailing Disputing Party.

SECTION 20.7

Enforcement of Arbitral Award.

The Technical Expert shall decide the matters submitted to it based upon the evidence presented, the terms of this Agreement and the laws of the State of Wisconsin or of the United States if applicable.  The Technical Expert shall issue a written award which shall state the basis of the award and include findings of fact and conclusions of law.  The award shall be final and binding upon the Parties.  The Parties irrevocably waive all objections they may have to, and consent to, the jurisdiction and venue of the court situated in the Circuit Court of the State of Wisconsin located in Milwaukee County for the purposes of enforcing this agreement to arbitrate and for purposes of confirming any award issued by the Technical Expert.

SECTION 20.8

Fees and Expenses.

During the pendency of an arbitration, the Disputing Parties shall equally share the fees and expenses of the Technical Expert, such as travel, lodging and any service charges required by the American Arbitration Association, as well as stenographic costs and other hearing-related expenses.

SECTION 20.9

Continued Performance.

During the pendency of any Dispute, each Party shall continue to perform all of its obligations under this Agreement.

SECTION 20.10

Survival.

The provisions of this Article XX shall survive the termination of this Agreement.

ARTICLE XXI

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to each other Party as of the date of this Agreement as follows:

(a)

Due Organization, Etc.  It:  (i) is duly formed, validly existing and in good standing under the Laws of the State of Wisconsin, (ii) has all requisite power and all material Government Approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it or proposed to be conducted by it makes such qualification necessary.

(b)

Due Authorization.  It has all necessary corporate power and authority to execute, deliver and perform its obligations under this Operating Agreement and each other Project

Agreement to which it is a party, and the execution, delivery and performance by it of this Agreement and each other Project Agreement to which it is a party have been duly authorized by all necessary corporate action on its part.

(c)

Non-Contravention.  The execution, delivery and performance by it of this Agreement and each other Project Agreement to which it is a party does not and shall not:

(i)

violate its constituent documents;

(ii)

violate any Law or Government Approval applicable to it or its property or to the Unit; or

(iii)

result in a breach of or constitute a default under any Project Agreement or any other material agreement to which it is a party.

(d)

Enforceability, Etc.  This Operating Agreement and each other Project Agreement to which it is a party:  (i) has been duly authorized and duly and validly executed and delivered by it; and (ii) assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, conditions and provisions, except as the same may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and by general principles of equity.

(e)

Litigation.  Except as disclosed in writing to the other Parties, there is no action, suit or proceeding at law or in equity or by or before any Governmental Authority now pending or, to its knowledge, threatened against or affecting it or any of its properties, rights or assets, which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement and each other Project Agreement to which it is party.

(f)

Government Approvals.  Except as disclosed in writing to the other Parties, all Government Approvals necessary under any applicable Law in connection with the due execution and delivery of, and performance by it of its obligations and the exercise of its rights under, this Agreement and each other Project Agreement to which it is a party have been duly obtained or made and are in full force and effect, are final and not subject to appeal or renewal, are held in its name and are free from conditions or requirements compliance with which could reasonably be expected to have a material adverse effect or which it does not reasonably expect to be able to satisfy.

(g)

No Breach of Project Agreements.  It is not in breach of any material obligation under any of the Project Agreements to which it is a party.

ARTICLE XXII

CONFIDENTIALITY

SECTION 22.1

Non-Disclosure Obligations.

(a)

Each Party agrees that it, its Affiliates and its Affiliates’ respective directors, officers, employees, representatives, agents and advisors will use any Confidential Information and Trade Secrets of another Party solely for the purposes of implementing and enforcing this Agreement and the other Project Agreements to which it is a party.  Each Party further agrees that a receiving Party may disclose Confidential Information or Trade Secrets only to such Representatives who are involved in the receiving Party’s implementation or enforcement of this Agreement and other Project Agreements, and then only on a need to know basis.

(b)

Subject to Section 22.1(c) and (e), each Party agrees that it will not (and each Party shall take full responsibility for ensuring that all of its Affiliates and all of its and its Affiliates’ respective Representatives do not) in any way disclose, communicate, transfer or use (other than as permitted by this Article XXII) any Confidential Information or Trade Secrets of another Party, without the prior written consent in each instance of such other Party.  With respect to Trade Secrets, the covenants in the preceding sentence shall apply for as long as the underlying information or data remains a Trade Secret; and with respect to Confidential Information, the covenants in the preceding sentence shall apply for two years after the expiration or termination of this Agreement, as to such Party or Parties.

(c)

Notwithstanding Section 22.1(b), each Party shall have the right to disclose Confidential Information or Trade Secrets without the consent of the other Parties to its lenders and with the consent of the other Parties, such consent not to be unreasonably withheld, to any Person (and its Representatives) contemplating a purchase, directly or indirectly, of all or an interest in such Party or such Party’s interest in Elm Road Unit 1, provided, that such lender or Person agrees in writing that it (and its Representatives) will maintain such Confidential Information and Trade Secrets in accordance with the terms and conditions of this Article XXII.

(d)

Notwithstanding any other provision of this Agreement to the contrary, if a Party seeks to use information in a court or regulatory proceeding as part of its implementation or enforcement of this Agreement, the fact that such information has been deemed Confidential Information hereunder shall not foreclose the Party from attempting to establish that, under the circumstances present at the time of the proceeding, the information need not be subject to a protective order or similar confidential treatment in such proceeding.

(e)

Notwithstanding anything herein to the contrary, any Party (and its Representatives) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure.  However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

SECTION 22.2

Law.

Each Party agrees that if it becomes subject to a subpoena or other Law to disclose any of the Confidential Information or Trade Secrets of another Party, it will provide such Party with prompt notice so that such Party may seek a protective order or other appropriate remedy.  If such protective order or other appropriate remedy is denied or otherwise not obtained, the Party required to furnish the information shall furnish only that portion of the Confidential Information and/or Trade Secrets which is, in the opinion of its counsel, legally compelled, and will cooperate with the other Party and its counsel to enable the other Party to attempt to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information and/or Trade Secrets to be disclosed.

ARTICLE XXIII

TERM

This Agreement shall be binding on each signatory upon execution of this Agreement by WEPCO, as Operating Agent and Lessee/Owner Party, and any other Lessee/Owner Party.  The term (“Term”) of this Agreement shall commence, for each of MGE and WPPI, upon the closing of the acquisition of an ownership interest in the Unit by MGE Power and WPPI, respectively, pursuant to the Ownership Agreement.  The Term of the Agreement shall commence, for WEPCO as both Lessee/Owner Party and Operating Agent, upon the first of such closings.  The Term of this Agreement shall terminate upon the expiry of the stated term of the WEPCO Facility Lease, including any renewal terms (if the WEPCO Facility Lease is renewed); provided, however, that if WEPCO acquires or has acquired an ownership interest in the Unit at or before the termination of the WEPCO Facility Lease, this Agreement shall remain in full force and effect so long as WEPCO retains such ownership; and provided, further that this Agreement shall terminate following an Event of Total Loss or Event of Loss to the extent provided in Article XV.  For the avoidance of doubt, the termination of this Agreement shall not relieve any Party of any liabilities accrued up to the date of termination.

ARTICLE XXIV

MISCELLANEOUS

SECTION 24.1

Applicable Law.

The rights and obligations of the Parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin.

SECTION 24.2

Jury Trial.

EACH OF THE PARTIES WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 24.3

Notices.

Unless otherwise expressly specified or permitted by the terms of this Agreement, all communications and notices provided for herein to a Party shall be in writing or shall be produced by a telecommunications device capable of creating a written record, and any such notice shall be effective (a) upon personal delivery thereof, including by overnight mail or next Business Day or same-day courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by electronic means, upon transmission thereof, provided, such transmission is promptly confirmed by either of the methods set forth in clause (a) or (b) above, in each case addressed as provided below or to such other address as any Party may designate by written notice to the other Parties.

If to WEPCO:

Wisconsin Electric Power Company
231 West Michigan Street
Milwaukee, WI 53203
Fax:

414-221-2140
Attn:

General Counsel

Vice President - Fossil Operations

If to MGE:

Madison Gas and Electric Company
P.O. Box 1231

Madison, WI 53701-1231

or
133 South Blair Street
Madison, WI  53703

Fax:

608-252-4794
Attn:

Chief Financial Officer

General Counsel

Vice President-Power Operations

If to WPPI:

Wisconsin Public Power Inc.
1425 Corporate Center Drive
Sun Prairie, WI 53590-9109
Fax:

608-837-0274
Attn:

Senior Vice President--Legal and Regulatory Affairs

Senior Vice President--Power Supply

SECTION 24.4

Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same agreement.

SECTION 24.5

Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law; provided, however, if any provision of this Agreement shall be prohibited by or deemed invalid under any applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 24.6

Third-Party Beneficiaries.

Except as expressly provided herein, none of the provisions of this Agreement is intended for the benefit of any person except the Parties, their respective successors and permitted assigns.

SECTION 24.7

Entire Agreement.

This Agreement states the rights of the Parties with respect to operation and maintenance of the Unit and the other transactions contemplated by this Agreement and supersedes all prior agreements, oral or written, with respect thereto.

SECTION 24.8

Schedules.

The Schedules, along with all attachments referenced therein, are incorporated herein by reference and made a part hereof.

SECTION 24.9

No Joint Venture.

Any intention to create a joint venture or partnership relation between any of the Parties is hereby expressly disclaimed.  Each of the Parties shall be severally, and not jointly, liable for its obligations hereunder.

SECTION 24.10

Amendments and Waivers.

(a)

No term, covenant, agreement or condition of this Agreement may be terminated or amended except by an instrument or instruments in writing executed by all of the Parties.  Failure or forbearance by a Party to exercise any of its rights or remedies under this Agreement shall not constitute a waiver of such rights or remedies.  No Party shall be deemed to have waived or forborne any right or remedy resulting from such failure to perform unless it has made such waiver specifically in writing.

(b)

WPPI agrees that in any Dispute arising under this Agreement, it will not assert as a defense any rights or protections that it may have under Wis. Stat. § 893.80, or claim sovereign immunity based upon its status as a political subdivision and body politic and corporate of the State of Wisconsin.

SECTION 24.11

Survival.

Except as expressly provided herein, the warranties and covenants made by each Party shall not survive the expiration or termination of this Agreement in accordance with its terms.

SECTION 24.12

Further Assurances.

Each Party shall promptly and duly execute and deliver such further documents and assurances for and take such further actions reasonably requested by the other Parties, all as may be reasonably necessary to carry out the purpose of this Agreement.

SECTION 24.13

Interpretation Necessitated by Certain Future MGE or WPPI Elections.

If either MGE or WPPI elects not to participate in the ownership or lease of the Unit, the Agreement shall be interpreted as an Agreement between and among the participating Party (either MGE or WPPI) and WEPCO, as Lessee/Owner Parties, and WEPCO, as Operating Agent, as necessary to give reasonable effect to the provisions of the Agreement, and all references to the non-participating Party should be disregarded.

SECTION 24.14

Certifications and Opinions of Counsel.

On each Closing Date (as defined in the Ownership Agreement), each Party shall provide to the other Parties:

(a)

an officer’s certificate, duly executed by an authorized officer of such Party, dated as of such Closing Date, with respect to the accuracy of the representations and warranties of such Party set forth in Article XXI; and

(b)

 an opinion of in-house counsel of such Party, dated as of such Closing Date, with respect to the matters set forth in Schedule 24.14 hereto.

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Parties have caused this Elm Road Operating and Maintenance Agreement to be duly executed and delivered under seal by their respective duly authorized officers as of the date first above written.

WISCONSIN ELECTRIC POWER COMPANY, as Lessee/Owner Party

By:  /s/ Scott A. Patulski
Title: Vice President

MADISON GAS AND ELECTRIC COMPANY, as Lessee/Owner Party

By:  /s/ Gary J. Wolter
Title: Chairman, President and CEO

WISCONSIN PUBLIC POWER INC., as Lessee/Owner Party

By:  /s/ J. Leroy Thilly
Title: President and CEO

WISCONSIN ELECTRIC POWER COMPANY, as Operating Agent

By:  /s/ Scott A. Patulski
Title: Vice President

SCHEDULE 1.1

ELM ROAD UNIT 1 OPERATING AND MAINTENANCE AGREEMENT

Examples of Interest Calculation

EXAMPLES OF CALCULATING INTEREST

Amount	$100,000
Period	Jan. 15 - May 15
Days in Year	365

SIMPLE INTEREST

	(a)	(b)	(c)	(d)	(e)	(f)	(g)
	Month	Days in Month	Days O/S	Annual Int. Rate	Daily Int. Rate [(d) / 365]	Interest [(c)x(e)x$100,000]	Principal & Interest
Principal Amount							$100,000.00
	Jan	31	17	4.00%	0.0110%	$186.30	$100,186.30
	Feb	28	28	5.00%	0.0137%	$383.56	$100,569.86
	Mar	31	31	6.00%	0.0164%	$509.59	$101,079.45
	Apr	30	30	3.00%	0.0082%	$246.58	$101,326.03
	May	31	14	2.00%	0.0055%	$76.71	$101,402.74
						$1,402.74	

COMPOUND INTEREST

	(a)	(b)	(c)	(d)	(e)	(f)	(g)
	Month	Days in Month	Days O/S	Annual Int. Rate	Daily Int. Rate [(d) / 365]	Interest [(c)x(e)x(g)]	Principal & Interest
Principal Amount							$100,000.00
	Jan	31	17	4.00%	0.0110%	$186.30	$100,186.30
	Feb	28	28	5.00%	0.0137%	$384.28	$100,570.58
	Mar	31	31	6.00%	0.0164%	$512.50	$101,083.07
	Apr	30	30	3.00%	0.0082%	$249.25	$101,332.32
	May	31	14	2.00%	0.0055%	$77.73	$101,410.05
						$1,410.05	

PTF IntCalc.xls 8/19/2003

SCHEDULE 3.1

ELM ROAD UNIT 1 OPERATING AND MAINTENANCE AGREEMENT

Initial Operating Committee Members

WEPCO:

Scott Patulski

Robin Smerchek

MGE POWER:

Peter J. Waldron

Jeffrey C. Newman

WPPI:

Steve Frey

Cole Price

SCHEDULE 8.1

ELM ROAD UNIT 1 OPERATING AND MAINTENANCE AGREEMENT

Allocation of Coal Consumption Using Heat Rate
Curve Methodology under Section 8.1(f)(ii)

The following method of allocating MBTUs of coal burned by Unit 1 among the Lessee/Owner Parties shall be used if a Party believes that allocation of the MBTUs of coal burn using the ratio of each Party’s MWh received from Unit 1 during a month to the sum of the MWh received by all of the Lessee/Owner Parties during the month is inequitable.  Using this methodology, for any Lessee/Owner Party, the MBTUs of coal burn allocated to that Party for a month shall be calculated as follows:

MBTUA = (MBTUC/MBTUTC)* MBTUAT

Where,

MBTUA =

MBTUs of actual monthly coal burn allocated to the Party for the month.

MBTUH =

Calculated MBTUs of coal burned during an hour to supply the MWh received by the Party during that hour.  This value is calculated using the MW loading by the Party of its Pro Rata Share of Unit 1 and the net heat rate curve of Unit 1.  The net heat rate curve shall be defined in 100 BTU/kWh increments for loading levels expressed in percentages ranging from Minimum Net Generation (e.g., 40% loading) to the expected maximum Net Generating Capability of Unit 1 (100% loading).

MBTUC =

Sum of the MBTUH’s for the Party in the Month.

MBTUTC =

Sum of the MBTUCs calculated for all Parties for the month.

MBTUAT =

Measured actual MBTU coal consumption of Unit 1 during the month.

Example:

In a given hour Party A dispatches 80% of its Pro Rata Share.  Parties B and C dispatch their Pro Rata Shares at 100%.  Using the net heat rate curve, the MBTUH value for Party A for that hour is calculated at 80% loading.  Similarly, Parties B and C’s, MBTUHs are calculated for the hour at 100% loading using the net heat rate curve.  The values of MBTUC for each Party and the value of MBTUTC for all Parties are then calculated using the formulas described above.  Each Party’s actual value of MBTUA for the month is then determined using the formula at the top.  This formula adjusts for differences between the calculated MBTU and actual MBTU consumption of Unit 1 to ensure that the MBTUs allocated to the Lessee/Owner Parties match the measured BTU consumption of Unit 1.

SCHEDULE 9.1

ELM ROAD UNIT 1 OPERATING AND MAINTENANCE AGREEMENT

FERC Accounts

There follows an initial list of the specific FERC accounts in which direct operation and maintenance costs of Elm Road Unit 1 shall be recorded.  The list will be revised as necessary.

404

Amortization of limited term electric plant

408.1

Taxes other than income taxes, utility operating income

500

Operation supervision & engineering

501

Fuel Expenses

502

Steam expenses

505

Electric expenses

506

Miscellaneous steam power expenses

507

Rents

510

Maintenance supervision & engineering

511

Maintenance of structures

512

Maintenance of boiler plant

513

Maintenance of electric plant

514

Maintenance of miscellaneous steam plant

There follows an initial list of the specific FERC accounts from which a portion of the costs may be allocated to Elm Road Unit 1.  The list will be revised as necessary.

920

Administrative & general salaries

921

Office supplies & expenses

923

Outside services employed

924

Property insurance

925

Injuries & damages

926

Employee pensions & benefits

930.2

Miscellaneous general expenses

931

Rents

935

Maintenance of general plant

SCHEDULE 9.2

ELM ROAD UNIT 1 OPERATING AND MAINTENANCE AGREEMENT

Productive Labor Rate

SCHEDULE 9.3

ELM ROAD UNIT 1 OPERATING AND MAINTENANCE AGREEMENT
Costs Unique to Elm Road Unit 1*

Type of Cost	Basis for Assigning Costs to Elm Road Unit 1	Basis for Allocating Costs to LOPs	Comments
Elm Road Dedicated Labor	Directly charged based on time sheets and productive labor rates	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Annual true-up of productive labor rates. Primarily maintenance staff.
Materials- used	Invoice/Issue ticket	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)
Outside Contractor Costs	Invoice	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)
CEM maintenance - technician	Directly charged based on time sheets and productive labor rates	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Software upgrades separately charged pursuant to Schedule 9.5.
Transmission Maintenance	Directly charged based on time sheets and productive labor rates	LOP MW capacity/Elm Road Unit 1 total MW capacity(S)	Direct charge from Electric Operations.
Start-up fuel used (gas, oil, propane)	Directly charged based on Elm Road Unit 1 use	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Oil will be inventoried.
Limestone used	Directly charged based on Elm Road Unit 1 use	LOP MWH net generation/Total Unit 1 MWH net generation (T)	Limestone will be inventoried.
Ammonia used	Directly charged based on Elm Road Unit 1 use	LOP MWH net generation/Total Unit 1 MWH net generation (T)	Ammonia will be inventoried.
Auxiliary power	Directly assigned based on metered data	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)
Payments to Town of Caledonia	Directly assigned based on the Caledonia Settlement Agreement referenced in Section 5.6	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)

SCHEDULE 9.4A

ELM ROAD UNIT 1 OPERATING AND MAINTENANCE AGREEMENT
Costs Allocated from Common Facilities O&M Agreement -
Unique to Elm Road Units 1 & 2*

Type of Cost	Basis for Assigning Costs to Elm Road Unit 1	Basis for Allocating Costs to LOPs	Comments
Materials-spare parts inventory	Elm Road Unit 1 total MW capacity/Total Elm Road Units 1&2 MW capacity (A)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Will be inventoried.
Elm Road Dedicated Labor	Elm Road Unit 1 total MW capacity/Total Elm Road Units 1&2 MW capacity (A)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Annual true-up of productive labor rates. Primarily operating staff.
Management Labor	Elm Road Unit 1 total MW capacity/Total Elm Road Units 1&2 MW capacity (A)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Annual true-up of productive labor rates. Primarily operating staff.
Oil/Propane inventory	Elm Road Unit 1 total MW capacity/Total Elm Road Units 1&2 MW capacity (A)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Will be inventoried.
Limestone inventory	Elm Road Unit 1 total MW capacity/Total Elm Road Units 1&2 MW capacity (A)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Will be inventoried.
Ammonia inventory	Elm Road Unit 1 total MW capacity/Total Elm Road Units 1&2 MW capacity (A)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Will be inventoried.
Chemicals, boiler make-up water	Elm Road Unit 1 total MW capacity/Total Elm Road Units 1&2 MW capacity (A)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)
Ash handling	Elm Road Unit 1 MWH net generation/Total Elm Road Units 1&2 MWH net generation (B)	LOP MWH net generation/Total Unit 1 MWH net generation (T)
Materials Management / Storeroom Costs	Elm Road Unit 1 total MW capacity/Total Elm Road Units 1&2 MW capacity (A)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)

SCHEDULE 9.4B

ELM ROAD UNIT 1 OPERATING AND MAINTENANCE AGREEMENT
Costs Allocated from Common Facilities O&M Agreement - Unique to Land*

Type of Cost	Basis for Assigning Costs to Elm Road Unit 1	Basis for Allocating Costs to LOPs	Comments
Telecom Leased Lines	Elm Road Unit 1 total MW capacity/Total Land MW capacity (C)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)
Coal Handling Operating and Maintenance Costs	Annual Elm Road Unit 1 coal tons nominated/Annual Land coal tons nominated (D)	Annual LOP coal tons nominated/Annual Elm Road Unit 1 coal tons nominated (U)	Coal handling includes Land rail, Elm Road Coal Pile, dumper costs. Annual true-up based on actual annual coal tons delivered.
Cooling water intake system operating/main-tenance costs	Elm Road Unit 1 GPM capacity/Total Land GPM capacity (E)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	GPM based on design capacity.
Wastewater maintenance	Elm Road Unit 1 GPM capacity/Total Land GPM capacity (E)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	GPM based on design capacity.
Land security costs	Elm Road Unit 1 total MW capacity/Total Land MW capacity (C)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)
Common grounds maintenance	Elm Road Unit 1 total MW capacity/Total Land MW capacity (C)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Includes road maintenance
Visitor/Training center	Elm Road Unit 1 total MW capacity/Total Land MW capacity (C)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)
Utilities	Elm Road Unit 1 total MW capacity/Total Land MW capacity (C)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)
Fishing pier	Elm Road Unit 1 total MW capacity/Total Land MW capacity (C)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)
Recreation trail	Elm Road Unit 1 total MW capacity/Total Land MW capacity (C)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)
Insurance on New Common Facilities	Elm Road Unit 1 total MW capacity/Total Land MW capacity (C)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)

SCHEDULE 9.5

ELM ROAD UNIT 1 OPERATING AND MAINTENANCE AGREEMENT
Costs Unique to WEPCO’s Fossil Fuel Generating Facilities*

Type of Cost	Basis for Assigning Costs to Elm Road Unit 1	Basis for Allocating Costs to LOPs	Comments
Fuel procurement costs – coal	Annual Elm Road Unit 1 coal tons nominated / Annual system coal tons nominated(F)	Annual LOP coal tons nominated/Annual Elm Road Unit 1 coal tons nominated (U)	Annual true-up based on actual annual coal tons delivered.
Fuel procurement costs – natural gas/propane	Therms delivered to Elm Road Unit 1/System therms delivered (G)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)
Rail Car Maintenance Costs	Annual estimated coal ton-miles for delivery to Elm Road Unit 1/Annual estimated system coal ton-miles delivered (H)	Annual estimated coal ton-miles for delivery to LOP/Annual estimated coal ton-miles for delivery to Elm Road Unit 1 (V)	Estimates based on annual coal nominations. Annual true-up based on actual coal ton miles.
Rail Car Lease Costs	Annual estimated coal ton-miles for delivery to Elm Road Unit 1/Annual estimated system coal ton-miles delivered (H)	Annual estimated coal ton-miles for delivery to LOP/Annual estimated coal ton-miles for delivery to Elm Road Unit 1 (V)	Estimates based on annual coal nominations. Annual true-up based on actual coal ton miles.
By-product sales - costs	Elm Road Unit 1 by-product tons sold/Total by-product tons sold (I)	See Section 9.8(f) of the Agreement.
Electric production environmental support-Direct charges	Directly assigned based on time sheets and productive labor rates	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Annual true-up of productive labor rates.
Electric production environmental support-Indirect charges	Elm Road Unit 1 direct charges/All environmental direct charges (J)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Services must be direct charged to all generating units. Remaining pool should be relatively small. Annual true-up of productive labor rates.
WEPCO Specialized Engineering Services-Direct charges	Directly charged based on time sheets and productive labor rates	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Annual true-up of productive labor rates.
WEPCO Specialized Engineering Services-Indirect charges	Elm Road Unit 1 direct charges/All engineering direct charges (J)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Services must be direct charged to all generating units. Remaining pool should be relatively small. Annual true-up of productive labor rates.
Information technology application support	Elm Road Unit 1 total MW capacity/Entire fossil operations MW capacity (K)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)
Fossil operations accounting and budget support	Elm Road Unit 1 total MW capacity/Entire fossil operations MW capacity (K)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)
Property insurance	Directly assigned to Elm Road Unit 1 based on locational rate developed by insurance broker schedule for premium calculation.	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	To be provided by insurance broker.
Boiler and machinery insurance	Directly assigned to Elm Road Unit 1 based on locational rate developed by insurance broker schedule for premium calculation.	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	To be provided by insurance broker.
General liability insurance	Directly assigned to Elm Road Unit 1 based on locational rate developed by insurance broker schedule for premium calculation.	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	To be provided by insurance broker.
Fossil operations personnel, human resources, and training costs	Elm Road Unit 1 employee count/Employee count of fossil operations (L)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Elm Road Unit 1 employee count shall include allocated employees on a basis consistent with the labor allocations set forth in Schedules 9.3 and 9.4.
Fossil operations supervisory oversight	Elm Road Unit 1 employee count/Employee count of fossil operations (L)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Elm Road Unit 1 employee count shall include allocated employees on a basis consistent with the labor allocations set forth in Schedules 9.3 and 9.4.
Fossil operations safety program costs	Elm Road Unit 1 employee count/Employee count of fossil operations (L)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Elm Road Unit 1 employee count shall include allocated employees on a basis consistent with the labor allocations set forth in Schedules 9.3 and 9.4.
CEM software upgrades	Number of Elm Road Unit 1 CEM units/Total number of CEM units supported (M)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)

SCHEDULE 9.6

ELM ROAD UNIT 1 OPERATING AND MAINTENANCE AGREEMENT
Costs Relating to WEPCO and Wisconsin Gas Utility Operations*

Type of Cost	Basis for Assigning Costs to Elm Road Unit 1	Basis for Allocating Costs to LOPs	Comments
WEPCO Specialized Lab Services-Direct charges	Time sheets and productive labor rates	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Annual true-up of productive labor rates.
WEPCO Specialized Lab Services-Indirect charges	Elm Road Unit 1 direct charges/All lab services direct charges (J)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Services must be direct charged to all generating units. Remaining pool should be relatively small. Annual true-up of productive labor rates.
Corporate Human Resources costs	Elm Road Unit 1 direct employees/Total WEPCO and Wisconsin Gas employees (N)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Elm Road Unit 1 employee count shall include allocated employees on a basis consistent with the labor allocations set forth in Schedules 9.3 and 9.4.
Employee Communication costs	Elm Road Unit 1 direct employees/Total WEPCO and Wisconsin Gas employees (N)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Elm Road Unit 1 employee count shall include allocated employees on a basis consistent with the labor allocations set forth in Schedules 9.3 and 9.4.
Information technology technical support	IT billing methodology	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Standard pricing method based on hardware at Land and a published cost-based corporate pricing list used consistently across WEC.
Corporate purchasing and accounts payable	Supply chain corporate billing methodology	LOP MW capacity/Elm Road Unit 1 total MW capacity(S)	Standard pricing method currently being developed by WEC.
Corporate accounting and budget support	Elm Road Unit 1 direct employees/Total WEPCO and Wisconsin Gas employees (N)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Elm Road Unit 1 employee count shall include allocated employees on a basis consistent with the labor allocations set forth in Schedules 9.3 and 9.4.
Corporate payroll support	Elm Road Unit 1 direct employees/Total WEPCO and Wisconsin Gas employees (N)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Elm Road Unit 1 employee count shall include allocated employees on a basis consistent with the labor allocations set forth in Schedules 9.3 and 9.4.
Corporate security	Elm Road Unit 1 direct employees/Total WEPCO and Wisconsin Gas employees (N)	LOP MW capacity/Elm Road Unit 1 total MW capacity (S)	Elm Road Unit 1 employee count shall include allocated employees on a basis consistent with the labor allocations set forth in Schedules 9.3 and 9.4.

SCHEDULE KEY

LOP =

Lessee/Owner Party

“MW capacity” shall have the meaning specified in Section 9.1(b)(xi).

(A) =

Elm Road Unit 1 total MW capacity
Total Elm Road Units 1 & 2 MW capacity

 (B) =

Elm Road Unit 1 MWH net generation
Total Elm Road Units 1&2 MWH net generation

(C) =

Elm Road Unit 1 total MW capacity
Total Land MW capacity

(D) =

Annual Elm Road Unit 1 coal tons nominated
Annual Land coal tons nominated

(E) =

Elm Road Unit 1 gallons per minute capacity
Total Land gallons per minute capacity

(F) =

Annual Elm Road Unit 1 coal tons nominated
Annual system coal tons delivered

(G) =

Therms delivered to Elm Road Unit 1
System therms delivered

(H) =

Annual estimated coal-ton miles for delivery to Elm Road Unit 1
Annual estimated system coal-ton miles delivered

(I) =

Elm Road Unit 1 by-product tons sold
Total by-product tons sold

(J) =

Elm Road Unit 1 direct charges

All [environmental] [engineering] [lab services] direct charges, as the case may be

(K) =

Elm Road Unit 1 total MW capacity
Entire fossil operations MW capacity

(L) =

Elm Road Unit 1 employee count
Employee count of fossil operations

(M) =

Number Elm Road Unit 1 CEM units
Total number of CEM units supported

(N) =

Elm Road Unit 1 direct employees
Total WEPCO and Wisconsin Gas Company employees

SCHEDULE KEY

(S) =

LOP MW capacity
Elm Road Unit 1 total MW capacity

 (T) =

LOP MWH net generation
Total Unit 1 MWH net generation

(U) =

Annual LOP coal tons nominated
Annual Elm Road Unit 1 coal tons nominated

(V) =

Annual estimated coal ton-miles for delivery to LOP
Annual estimated coal ton-miles for delivery to Elm Road Unit 1

Note:

All allocations are monthly unless otherwise noted.

SCHEDULE 9.7

ELM ROAD UNIT 1 OPERATING AND MAINTENANCE AGREEMENT

Other Support Costs

Corporate costs that are only to be billed as used, and not generally included in allocations:

♦

Legal Support;

♦

Regulatory Support;

♦

Non-Employee Communications;

♦

Treasury/Tax/Finance Support (e.g., support for specific tax issues benefiting Lessee/Owner Parties).

To the extent based on productive labor rates, costs will be trued-up annually.

Fully Excluded Costs

Information/Technology:

♦

Application support for software and hardware not used by Fossil Operations.

Environmental:

♦

Costs associated with manufactured gas plant mitigation or other costs not related to the current operation of Fossil Operations electric generating units.

Finance/Accounting:

♦

External reporting costs;

♦

Treasury function (cash management, capitalization);

♦

Property accounting;

♦

Corporate financial planning;

♦

Internal audit;

♦

Tax;

♦

Investor relations;

♦

Support costs dedicated to operating areas other than Fossil Operations.

Additional costs that should be specifically excluded regardless of the source or allocation method:

♦

Industry association dues;

♦

Contributions to, or sponsorships of, conventions and meetings of the industry;

♦

Expenditures for civic, political and related activities;

♦

Advertising costs;

♦

EPRI dues or expenses unless a program has been demonstrated to directly benefit Elm Road Unit 1;

♦

Research, development and demonstration expenses not directly applicable to Elm Road Unit 1;

♦

Regulatory expenses that are not applicable to or do not benefit Elm Road Unit 1;

♦

Franchise requirements;

♦

Accruals to cover possible property losses or liability claims not covered by insurance;

♦

All costs related to bondholders and stockholders or other type of investors;

♦

Merger or restructuring costs, absent a demonstration by the Operating Agent that the quantifiable benefits to Elm Road Unit 1 are greater than the costs;

♦

Any other expense where, by reason of unusual circumstances or material change in the Operating Agent’s corporate structure or that of its parent or affiliates, the allocation of an otherwise allocable expense would be unreasonable or unfair;

♦

Penalties not related to Elm Road Unit 1;

♦

Donations;

♦

Costs, such as the post-retirement benefits transition obligation, that were incurred by any of the WEC companies before the Transition Period, and then only to the extent provided in Section 9.8(b);

♦

Monthly Management Services Costs paid to ERGS under WEPCO Facility Lease; and

♦

Any employee compensation from bonus or incentive programs where compensation is based specifically on the profitability of Elm Road Unit 1.

SCHEDULE 20.3

ELM ROAD UNIT 1 OPERATING AND MAINTENANCE AGREEMENT

Form of Agreement to Arbitrate Technical Disputes

Technical Expert:  _________________________

Initiating Party(ies):

________________________

Responding Party(ies):  _________________________

Issues agreed to be the subject of the arbitration (including counterclaims):*

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

*Issues are to be framed objectively in form of “questions presented,” without arguments for any position.  All such advocacy is to be restricted to the Arbitration Notice(s) and Response(s) thereto.

WISCONSIN ELECTRIC POWER COMPANY, ____________(initiating or responding) Party

By:

Name:
Title:

MADISON GAS AND ELECTRIC COMPANY, ____________(initiating or responding) Party

By:

Name:
Title:

WISCONSIN PUBLIC POWER INC., ____________(initiating or responding) Party

By:

Name:
Title:

Date:

__________________

SCHEDULE 24.14

ELM ROAD UNIT 1 OPERATING AND MAINTENANCE AGREEMENT

Legal Opinion Matters

Matters to be covered by opinion of counsel to each of the Parties, which may be in-house:

1.

Each Party is a corporation/municipal electric company duly formed, validly existing and in current good standing under the laws of the State of Wisconsin.

2.

Each Party has all requisite entity power and authority to execute, deliver and perform its obligations under this Agreement and the Project Agreements to which it is a party, and to carry on its business as now being conducted and as proposed to be conducted under the Project Agreements to which it is a party.

3.

The execution, delivery and performance by each Party of the Project Agreements to which it is a party have been duly authorized by each such Party.

4.

Each of the Project Agreements to which a Party is a party constitutes the legal, valid and binding obligations of each such Party enforceable against each such Party in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or at law).

The foregoing opinions are limited solely to (i) the internal substantive laws of the State of Wisconsin as applied by courts located in the State of Wisconsin, without regard to choice of law, and (ii) the federal laws of the United States of America, in all cases insofar as such laws are applicable to the matters covered hereby, and no opinion is expressed herein on the applicability or effect of the laws of any other jurisdiction.  In addition, no opinion is expressed with respect to the applicability or effect of any other federal or state laws, statutes, ordinances or regulations promulgated by any Governmental Authority.